                                        Pursuant to Rule 424(b)5
                                        File No. 333-39649
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 15, 1997)

                                  $209,850,000
                      LEHMAN HOME EQUITY LOAN TRUST 1998-2

                  HOME EQUITY LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 1998-2
                               ------------------

                            LEHMAN ABS CORPORATION,
                                  AS DEPOSITOR
                               ------------------

    The Home Equity Loan Asset-Backed Certificates, Series 1998-2 (the 'Certificates'), will consist of the following Classes (each, a 'Class') of Certificates, the Class A-1 and Class A-2 Certificates (the 'Senior Certificates'), the Class M-1 and Class M-2 Certificates (together, the 'Class M Certificates'), and the Class B-1 Certificates (together with the Class M Certificates, the 'Offered Subordinate Certificates'), the Class X Certificate (the 'Class X Certificate') and the Class R Certificate (the 'Residual Certificate'). The Class M Certificates, the Class B-1 Certificates and the Class X Certificate are referred to together herein as the 'Subordinate Certificates.' Only the Senior Certificates and the Offered Subordinate Certificates (collectively, the 'Offered Certificates') are being offered hereby.

    The Certificates will evidence in the aggregate the entire beneficial interest in a pool (the 'Mortgage Pool') of sub-prime closed-end adjustable rate (having initial fixed rate periods of six months, two years, three years or five years) and fixed rate, fully amortizing and balloon, mortgage loans (the 'Mortgage Loans') held by Lehman Home Equity Loan Trust 1998-2 (the 'Trust Fund' or the 'Trust') to be formed pursuant to a pooling and servicing agreement among Lehman ABS Corporation, as depositor (the 'Depositor'), Norwest Bank Minnesota, National Association, as master servicer (the 'Master Servicer'), Aurora Loan Services Inc., as servicer (the 'Servicer'), Ocwen Federal Bank FSB, as special servicer (the 'Special Servicer'), and First Union National Bank, as trustee (the 'Trustee'). The assets of the Trust will also include certain other property. The Mortgage Loans are secured by first lien deeds of trust or mortgages primarily on one- to four-family residential properties. All of the Mortgage Loans were acquired by the Depositor from Lehman Capital, a Division of Lehman Brothers Holdings Inc. (the 'Seller').

                                                  (Cover continued on next page)
                               ------------------

         PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH
       UNDER 'RISK FACTORS' BEGINNING ON PAGE S-14 HEREIN AND ON PAGE 11
                        IN THE ACCOMPANYING PROSPECTUS.
                               ------------------

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT
   INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE SERVICER, THE TRUSTEE, THE
     TRANSFEROR OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR
       THE MORTGAGE LOANS ARE INSURED  OR GUARANTEED BY ANY GOVERNMENTAL
                          AGENCY OR ANY OTHER PERSON.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
       OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                                                                CLASS CERTIFICATE            CERTIFICATE
                                                                                 PRINCIPAL AMOUNT           INTEREST RATE
Class A-1..................................................................        $101,344,000              Variable(1)
Class A-2..................................................................        $ 64,437,000              Variable(2)
Class M-1..................................................................        $ 15,739,000              Variable(3)
Class M-2..................................................................        $ 13,640,000              Variable(4)
Class B-1..................................................................        $ 14,690,000              Variable(5)

(1) Interest will accrue on the Class A-1 Certificates with respect to each Distribution Date at a per annum rate equal to the least of (i) LIBOR (as defined herein) plus 0.08% (the 'Class A-1 Spread'), (ii) 9.50% and (iii) the weighted average (by Scheduled Principal Balance) of the Net Mortgage Rates (as defined herein) of the Mortgage Loans as of the first day of the related Collection Period (as defined herein) (the 'Net Funds Cap').

(2) Interest will accrue on the Class A-2 Certificates with respect to each Distribution Date at a per annum rate equal to the least of (i) LIBOR plus 0.21% (the 'Class A-2 Spread'), (ii) 9.50% and (iii) the Net Funds Cap. If the Class X Certificateholder does not exercise its right to terminate the Trust or purchase the outstanding Offered Certificates when it is first entitled to do so (as described herein), the Certificate Interest Rate applicable to the Class A-2 Certificates will be increased as described herein.

(3) Interest will accrue on the Class M-1 Certificates with respect to each Distribution Date at a per annum rate equal to the least of (i) LIBOR plus 0.40% (the 'Class M-1 Spread'), (ii) 9.50% and (iii) the Net Funds Cap. If the Class X Certificateholder does not exercise its right to terminate the Trust or purchase the outstanding Offered Certificates when it is first entitled to do so (as described herein), the Certificate Interest Rate applicable to the Class M-1 Certificates will be increased as described herein.

(4) Interest will accrue on the Class M-2 Certificates with respect to each Distribution Date at a per annum rate equal to the least of (i) LIBOR plus 0.60% (the 'Class M-2 Spread'), (ii) 9.50% and (iii) the Net Funds Cap. If the Class X Certificateholder does not exercise its right to terminate the Trust or purchase the outstanding Offered Certificates when it is first entitled to do so (as described herein), the Certificate Interest Rate applicable to the Class M-2 Certificates will be increased as described herein.

(5) Interest will accrue on the Class B-1 Certificates with respect to each Distribution Date at a per annum rate equal to the least of (i) LIBOR plus 1.30% (the 'Class B-1 Spread'), (ii) 9.50% and (iii) the Net Funds Cap. If the Class X Certificateholder does not exercise its right to terminate the Trust or purchase the outstanding Offered Certificates when it is first entitled to do so (as described herein), the Certificate Interest Rate applicable to the Class B-1 Certificates will be increased as described herein.

    The Offered Certificates are being offered by Lehman Brothers Inc. ('Lehman' or the 'Underwriter') from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be approximately 100% of the aggregate initial Certificate Principal Amount thereof, before deducting expenses payable by the Depositor, estimated to be $385,000.

    The Offered Certificates are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank societe anonyme and the Euroclear System on or about June 18, 1998 (the 'Closing Date'). The Offered Certificates will be offered in Europe and the United States of America.
                               ------------------

                                LEHMAN BROTHERS
June 16, 1998

(Cover continued from previous page)

     Distributions on the Offered Certificates will be made on the 25th day of each month or, if such date is not a Business Day, then on the next succeeding Business Day (each, a 'Distribution Date'), commencing in June 1998. As more fully described herein, interest on the Offered Certificates will be calculated on the basis of the Certificate Principal Amounts thereof and the applicable Certificate Interest Rate. The Offered Certificates are not guaranteed by the Depositor, the Seller, the Master Servicer, the Servicer, the Special Servicer, the Trustee or any affiliate thereof.

     There is currently no market for the Offered Certificates and there can be no assurance that such a market will develop or if it does develop that it will continue. See 'RISK FACTORS' herein.

     For federal income tax purposes, the Trust will comprise multiple real estate mortgage investment conduits (each, a 'REMIC'), organized in a tiered REMIC structure. The Offered Certificates will represent ownership of 'regular interests' in the Upper Tier REMIC (as defined herein). See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS' herein and in the Prospectus.

     THE YIELDS TO MATURITY OF OFFERED CERTIFICATES PURCHASED AT A PREMIUM OR DISCOUNT WILL BE ESPECIALLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS). INVESTORS SHOULD CONSIDER THE RISK THAT IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT, A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD, AND THAT IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A PREMIUM, A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. SEE 'PREPAYMENT AND YIELD CONSIDERATIONS' HEREIN.

     The Class A-1 Certificates and Class A-2 Certificates will evidence approximate initial 48.29% and 30.71% undivided interests in the Trust, respectively. The Class M-1 Certificates, Class M-2 Certificates and Class B-1 Certificates will evidence approximate initial 7.50%, 6.50% and 7.00% undivided interests in the Trust, respectively.

     The yields on the Senior Certificates will be sensitive and the yields on the Subordinate Certificates, in inverse order of priority of distribution, will be extremely sensitive, to the rate, timing and severity of delinquencies and losses on the Mortgage Loans. The assets of the Trust are the sole source of payments on the Offered Certificates. The Offered Certificates are not covered by any financial guaranty insurance policy.

                      ------------------------------------

     UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     After the initial distribution of the Offered Certificates by the Underwriter, the Prospectus and Prospectus Supplement may be used by the Underwriter, an affiliate of the Depositor, the Seller and the Servicer, in connection with market making transactions in the Offered Certificates. The Underwriter may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale. Certain information in this Prospectus Supplement will be updated from time to time as described herein under 'INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.'

                      ------------------------------------

     The Offered Certificates constitute part of a separate series of Asset-Backed Certificates being offered by Lehman ABS Corporation from time to time pursuant to its Prospectus dated December 15, 1997. This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

     The information set forth herein under 'THE MASTER SERVICER' has been provided by the Master Servicer, the information set forth herein under 'THE SERVICER' has been provided by the Servicer, and the information set forth herein under 'THE SPECIAL SERVICER' has been provided by Ocwen Federal Bank FSB ('Ocwen' or the 'Special Servicer'). No representation is made by the Depositor, the Underwriter or any of their respective affiliates as to the accuracy or completeness of the information provided by the Master Servicer, the Servicer or the Special Servicer.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Trustee or the Master Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of the Prospectus dated December 15, 1997 shall be deemed incorporated by reference into this Prospectus and Prospectus Supplement and to be a part hereof. After the initial distribution of the Offered Certificates by the Underwriter and in connection with any market making transactions by the Underwriter, this Prospectus and Prospectus Supplement will be distributed to prospective investors. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and Prospectus Supplement to the extent that a statement contained in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute part of this Prospectus and Prospectus Supplement.

                                    SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. Reference is made to the Index of Defined Terms herein and the Glossary of Terms in the Prospectus for the definitions of certain capitalized terms.

Trust.......................  Lehman Home Equity Loan Trust 1998-2 (the 'Trust Fund' or the 'Trust') will be formed pursuant to a pooling and servicing agreement (the 'Agreement'), to be dated as of May 1, 1998, among Lehman ABS Corporation, as depositor (the 'Depositor'),
                              Norwest Bank Minnesota, National Association, as master servicer (the 'Master
                              Servicer'), Aurora Loan Services Inc. as servicer (the 'Servicer'), Ocwen Federal
                              Bank FSB, as special servicer (the 'Special Servicer'), and First Union National
                              Bank, as trustee (the 'Trustee'). The property of the Trust will include: a pool
                              (the 'Mortgage Pool') of sub-prime closed-end adjustable rate (having initial fixed rate periods of six months, two years, three years or five years) and fixed rate, fully amortizing and balloon, mortgage loans (the 'Mortgage Loans'), secured by first lien deeds of trust or mortgages on residential properties that are primarily one- to four-family properties (the 'Mortgaged Properties'); payments in respect of interest and principal on the Mortgage Loans received after the Cut-Off Date;
                              property that secured a Mortgage Loan which has been acquired by foreclosure or deed in lieu of foreclosure; an assignment of certain of the Depositor's rights under the
                              Purchase Agreement (as defined herein); rights under certain hazard insurance policies covering the Mortgaged Properties; and certain other property, as described more fully herein. The 'Cut-Off Date' for any Mortgage Loan is the close of business on April 30, 1998.

                              The Trust property initially will include the unpaid principal balance of each
                              Mortgage Loan as of the Cut-Off Date. The 'Cut-Off Date Principal Balance' with respect to each Mortgage Loan is the unpaid principal balance thereof as of the
                              Cut-Off Date. The 'Principal Balance' of a Mortgage Loan (other than a Liquidated
                              Mortgage Loan) on any day is equal to its Cut-Off Date Principal Balance, minus all collections applied in reduction of the Cut-Off Date Principal Balance of such
                              Mortgage Loan. The Principal Balance of a Liquidated Mortgage Loan (as defined herein) after the Due Period in which such Mortgage Loan becomes a Liquidated
                              Mortgage Loan shall be zero.

Securities..................  The Home Equity Loan Asset-Backed Certificates, Series 1998-2 (the 'Certificates')
                              will consist of the following Classes of Certificates, the Class A-1 Certificates
                              and Class A-2 Certificates (the 'Senior Certificates'), the Class M-1 Certificates
                              and Class M-2 Certificates (together, the 'Class M Certificates'), the Class B-1
                              Certificates (together with the Class M Certificates, the 'Offered Subordinate
                              Certificates'), the Class X Certificate (the 'Class X Certificate') and the Class R
                              Certificate (the 'Residual Certificate'). The Senior Certificates and the Offered
                              Subordinate Certificates are collectively referred to herein as the 'Offered
                              Certificates.' Only the Offered Certificates are offered hereby. Each Class of
                              Offered Certificates represents the right to receive payments of interest at the rates set forth herein, payable monthly, and payments of principal to the extent provided below. The aggregate undivided interest in the Trust represented by the
                              Offered Certificates as of the Closing Date will equal $209,850,000 of principal, which represents approximately 100% of the Aggregate Cut-Off Date Principal Balance
                              of the Mortgage Loans. The principal amount of a Class of Offered Certificates
                              (each, a 'Class Certificate Principal Amount') on any date is equal to the applicable Class Certificate Principal Amount on the Closing Date minus the sum of
                              (a) the aggregate of amounts actually distributed as principal to the holders of such Class of Certificates and (b) in the case of a Class of Offered Subordinate

                              Certificates, the Applied Loss Amount, if any, allocated to such Class in reduction of the principal amount thereof as described herein under 'DESCRIPTION OF THE
                              CERTIFICATES--Application of Realized Losses.' On any date, the 'Aggregate Class
                              Certificate Principal Amount' is the aggregate of the Class Certificate Principal
                              Amounts of all Classes of Offered Certificates on such date.

The Mortgage Pool...........  The Mortgage Pool will consist of approximately 2,432 conventional, adjustable and fixed rate, fully amortizing and balloon, first lien residential Mortgage Loans with original terms to maturity from the first due date of the scheduled monthly payment
                              (a 'Scheduled Payment') of not more than 361 months, having an aggregate principal balance as of the Cut-Off Date of approximately $209,850,337.79 (the 'Aggregate
                              Cut-Off Date Principal Balance'). The Mortgage Loans were originated or acquired by
                              Aames Capital Corporation generally in accordance with the Underwriting Guidelines described herein. Because such Underwriting Guidelines do not conform to FNMA or
                              FHLMC guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

                              The Mortgage Pool will include fixed rate Mortgage Loans (the 'Fixed Rate Mortgage
                              Loans'), which will consist of approximately 1,221 Mortgage Loans having an aggregate Principal Balance as of the Cut-Off Date of approximately $83,638,892.99
                              (39.86% of the Aggregate Cut-Off Date Principal Balance), and adjustable rate
                              Mortgage Loans (the 'Adjustable Rate Mortgage Loans'), which will consist of approximately 1,211 Mortgage Loans having an aggregate Principal Balance as of the
                              Cut-Off Date of approximately $126,211,444.80 (60.14% of the Aggregate Cut-Off Date
                              Principal Balance). Each Adjustable Rate Mortgage Loan provides for semi-annual adjustment of the applicable Mortgage Rate, as specified in the related Mortgage
                              Note, based on six-month London interbank offered rates for the United States dollar deposits (the 'Index,' as more fully described herein) and for corresponding adjustments to the monthly payment amount due thereon, in each case as specified in the related Mortgage Note and subject to the limitations described under
                              '--Adjustable Rate Mortgage Loans' herein, except that with respect to approximately
                              75.17% of the Adjustable Rate Mortgage Loans (the 'Delayed Adjustment Mortgage
                              Loans'), the first Mortgage Rate adjustment for such Mortgage Loan will occur after an initial period ranging from two to five years as described herein. Such Delayed
                              Adjustment Mortgage Loans constitute approximately 45.21% of the Aggregate Cut-Off
                              Date Principal Balance.

                              Approximately 72.91% of the Mortgage Loans provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such Mortgage Loan provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related Mortgage Note, ranging from one to five years from the date of origination of such Mortgage Loan, as described herein. The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, such amount is equal to six months' interest on any amounts prepaid in excess of 20%
                              of the original principal balance of the related Mortgage Loan during any 12 month period.

                              Each of the Mortgage Loans is secured by a first lien on a one- to four-family residential real property (each, a 'Mortgaged Property') and bears interest at a fixed or adjustable rate (each, a 'Mortgage Rate').

                              See 'DESCRIPTION OF THE MORTGAGE LOANS' herein.

Denominations...............  The Offered Certificates will be offered for purchase in denominations of $1,000 and multiples of $1 in excess thereof.

Registration of Offered
Certificates................  The Offered Certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the Offered Certificates ('Certificate
                              Owners') will hold their Offered Certificate interests through The Depository Trust
                              Company ('DTC'), in the United States, or Cedel Bank societe anonyme ('Cedel') or the Euroclear System ('Euroclear'), in Europe. Transfers within DTC, Cedel or
                              Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are
                              Book-Entry Certificates (as defined herein), such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co. ('Cede'), as the nominee of DTC or one of the relevant depositaries (collectively, the 'European
                              Depositaries'). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through
                              Citibank, N.A. ('Citibank') or The Chase Manhattan Bank ('Chase'), the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. The interests of such Certificateholders will be represented by book-entries on the records of DTC and participating members thereof. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus
                              Supplement to any Offered Certificates reflect the rights of Certificate Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Offered Certificates are held by DTC. See 'RISK FACTORS--Book-Entry
                              Certificates', 'DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration' herein and
                              'ANNEX I' hereto.

Depositor...................  Lehman ABS Corporation, a Delaware corporation (the 'Depositor'). The principal executive offices of the Depositor are located at Three World Financial Center, New
                              York, New York 10285 (Telephone: (212) 526-7000). See 'THE DEPOSITOR' in the
                              Prospectus. The Depositor is an affiliate of the Seller, the Servicer, and the
                              Underwriter.

Seller of the Mortgage
Loans.......................  Lehman Capital, a Division of Lehman Brothers Holdings Inc. (the 'Seller'). The
                              Seller's principal offices are located at Three World Financial Center, New York,
                              New York 10285 and its telephone number is (212) 526-3305. The Seller is an affiliate of the Depositor, the Servicer, and the Underwriter.

Master Servicer.............  Norwest Bank Minnesota, National Association, a national banking association (the
                              'Master Servicer'). The executive offices of the Master Servicer are located at
                              Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and its master servicing offices are located at 11000 Broken Land Parkway, Columbia, Maryland
                              21044. See 'THE MASTER SERVICER' herein.

Servicers...................  Aurora Loan Services Inc. (the 'Servicer' or 'Aurora'), an affiliate of Lehman
                              Brothers Holdings Inc., with its executive offices at 2530 South Parker Road, Suite
                              601, Aurora, Colorado 80014 and its centralized real estate loan servicing facility located at 601 Fifth Avenue, Scottsbluff, Nebraska 69363. The Servicer is an
                              affiliate of the Seller, the Depositor, and the Underwriter. In addition, special servicing of certain delinquent Mortgage Loans, and ongoing servicing of such loans to the extent not liquidated, will initially be performed by Ocwen Federal Bank FSB
                              (the 'Special Servicer'), a federally chartered savings bank, with its home office in Fort Lee, New Jersey and its servicing operations and corporate offices at 1675
                              Palm Beach Lakes Blvd., West Palm Beach, Florida 33401. The Servicer and the Special
                              Servicer are referred to together herein, unless the context requires otherwise, as the 'Servicers.' See 'THE SERVICER' and 'THE SPECIAL SERVICER' herein.

Certificate Interest Rate...  The Certificate Interest Rate for any Distribution Date and any Class of Offered
                              Certificates will be as follows:

                              (1) Interest will accrue on the Class A-1 Certificates with respect to each
                              Distribution Date at a per annum rate equal to the least of (i) LIBOR (as defined herein) plus 0.08% (the 'Class A-1 Spread'), (ii) 9.50% and (iii) the weighted average (by Scheduled Principal Balance, as defined herein) of the Net Mortgage
                              Rates (as defined herein) of the Mortgage Loans as of the first day of the related
                              Collection Period (as defined herein) (the 'Net Funds Cap');

                              (2) Interest will accrue on the Class A-2 Certificates with respect to each
                              Distribution Date at a per annum rate equal to the least of (i) LIBOR plus 0.21%
                              (the 'Class A-2 Spread'), (ii) 9.50% and (iii) the Net Funds Cap;

                              (3) Interest will accrue on the Class M-1 Certificates with respect to each
                              Distribution Date at a per annum rate equal to the least of (i) LIBOR plus 0.40%
                              (the 'Class M-1 Spread'), (ii) 9.50% and (iii) the Net Funds Cap;

                              (4) Interest will accrue on the Class M-2 Certificates with respect to each
                              Distribution Date at a per annum rate equal to the least of (i) LIBOR plus 0.60%
                              (the 'Class M-2 Spread'), (ii) 9.50% and (iii) the Net Funds Cap;

                              (5) Interest will accrue on the Class B-1 Certificates with respect to each
                              Distribution Date at a per annum rate equal to the least of (i) LIBOR plus 1.30%
                              (the 'Class B-1 Spread'), (ii) 9.50% and (iii) the Net Funds Cap;

                              provided, that if the Class X Certificateholder does not exercise its option to terminate the Trust Fund or repurchase the Offered Certificates when it is first entitled to do so, as described under 'DESCRIPTION OF THE CERTIFICATES--Special
                              Termination' herein, then with respect to each succeeding Distribution Date the
                              Class A-2 Spread will be increased to 0.42%, the Class M-1 Spread will be increased to 0.60%, the Class M-2 Spread will be increased to 0.90% and the Class B-1 Spread will be increased to 1.95%.

                              See 'DESCRIPTION OF THE CERTIFICATES--Distributions of Interest.'

Record Date.................  With respect to the Offered Certificates and any Distribution Date, the 'Record
                              Date' will be the day immediately preceding such Distribution Date; provided, however, that if any Offered Certificate becomes a Definitive Certificate, the
                              Record Date for such Offered Certificate will be the last day of the calendar month immediately preceding the calendar month in which the related Distribution Date occurs.

Distributions...............  On the 25th day of each month, or if such day is not a Business Day, then the next succeeding Business Day, commencing in June 1998 (each such day, a 'Distribution
                              Date'), the Trustee will be required to distribute from funds available therefor in the Distribution Account (as described herein) to the holders of the Offered
                              Certificates on the related Record Date, in the priorities described below, an aggregate amount equal to the sum of (a) the Interest Remittance Amount for each
                              Class of Offered Certificates, and (b) the Principal Distribution Amount.

                              Interest

                              Interest accrued during the applicable Accrual Period (as defined herein) on each
                              Class of Offered Certificates at the applicable Certificate Interest Rate in the priority described herein will be distributable on each Distribution Date, in the aggregate to the extent of the Interest Remittance Amount (as defined herein) for such date. See 'DESCRIPTION OF THE CERTIFICATES--Distributions of Interest.'

                              The 'Accrual Period' means, with respect to each Distribution Date and Class of
                              Offered Certificates, the period from the Distribution Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the day before such Distribution Date. Interest on the Offered Certificates in respect of any Distribution Date will accrue during the
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                              related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

                              Principal

                              On each Distribution Date, the Principal Distribution Amount (as defined herein)
                              will be distributed as principal to the Certificateholders in the amounts and the priority described herein under 'DESCRIPTION OF THE CERTIFICATES-- Distributions of
                              Principal.'

                              'Principal Distribution Amount' for any Distribution Date will be equal to the sum of (i) the Principal Remittance Amount (as defined herein) for such date minus, with respect to each Distribution Date, the Overcollateralization Release Amount, if any,
                              for such date and (ii) the Extra Principal Distribution Amount, if any, for such date.

                              'Overcollateralization Amount' means, as of any Distribution Date, the positive difference, if any, between (x) the Aggregate Loan Balance as of the last day of the related Collection Period and (y) the Aggregate Class Certificate Principal Amount
                              of the Offered Certificates (after taking into account all distributions of principal on such Distribution Date).

                              'Overcollateralization Deficiency' with respect to any Distribution Date, will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such
                              Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Class Certificate Principal Amounts of
                              the Offered Certificates resulting from the distribution of the Principal Remittance
                              Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Loss Amount on such Distribution Date.
                              'Overcollateralization Release Amount' with respect to any Distribution Date will be equal to the lesser of (x) the Principal Remittance Amount for such Distribution
                              Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such
                              Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Offered Certificates on such Distribution Date over
                              (ii) the Targeted Overcollateralization Amount for such Distribution Date.

                              The 'Targeted Overcollateralization Amount' with respect to any Distribution Date will be equal to (x) prior to the Stepdown Date, the product of 3.75% and the
                              Aggregate Cut-Off Date Principal Balance and (y) on and after the Stepdown Date, the greater of (i) the product of 7.50% and the Aggregate Loan Balance as of the last day of the related Collection Period and (ii) $1,049,251.69.

                              'Collection Period' means, for the first Distribution Date, with respect to principal collections the period from May 1, 1998 through June 1, 1998 and with respect to interest collections the period from May 2, 1998 through June 1, 1998, and for each Distribution Date thereafter, the one-month period beginning on the second day of the calendar month immediately preceding the month in which such
                              Distribution Date occurs and ending on the first day of the month in which such
                              Distribution Date occurs.

                              The last scheduled Distribution Date for the Offered Certificates is as follows:
                              Class A-1 Certificates, October 25, 2020; Class A-2, Class M-1, Class M-2 and Class
                              B-1 Certificates, April 25, 2028. It is expected that the actual last Distribution
                              Date for each Class of Offered Certificates will occur significantly earlier than such scheduled Distribution Date. See 'PREPAYMENT AND YIELD CONSIDERATIONS.'

Credit Enhancement..........  The credit enhancement consists of the subordination of the Subordinate Certificates to the Senior Certificates, the further subordination of each other Class of the
                              Subordinate Certificates that is junior in priority of distribution and the
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                              priority of the application of Applied Loss Amounts and the overcollateralization provisions of the Trust as described herein.

                              Subordination of Subordinate Certificates. The rights of the Subordinate
                              Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of the Senior
                              Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the Senior Certificateholders of the full amount of their scheduled monthly payment of interest and principal and to afford such
                              Certificateholders protection against Realized Losses.

                              The protection afforded to the Senior Certificateholders by means of the subordination of the Subordinate Certificates will be accomplished by the preferential right of the Senior Certificateholders to receive, prior to any distribution being made on a Distribution Date in respect of such Subordinate
                              Certificates, the amounts available for distribution on such Distribution Date up to the maximum amount to be distributed on the Senior Certificates on such Distribution
                              Date and, if necessary, by the right of the Senior Certificateholders to receive future distributions of amounts that would otherwise be payable to such Subordinate
                              Certificateholders.

                              In addition, the rights of the Class M-2 and Class B-1 Certificateholders to receive distributions will be subordinated, to the extent described herein, to such rights of the Senior Certificateholders and the Class M-1 Certificateholders. This
                              subordination is intended to enhance the likelihood of regular receipt by the holders of the Senior Certificates and the Class M-1 Certificates of the amount of interest due them and principal available for distribution to such Classes to the extent described herein and to afford such Certificateholders with protection against losses.

                              The rights of the Class B-1 Certificateholders to receive distributions will be subordinated in the same manner to such rights of the Senior Certificateholders, the
                              Class M-1 Certificateholders and the Class M-2 Certificateholders. This
                              subordination is intended to enhance the likelihood of regular receipt by the holders of the Senior Certificates, the Class M-1 Certificates and the Class M-2
                              Certificates of the amount of interest due them and principal available for distribution and to afford such Certificateholders with protection against losses.

                              Overcollateralization.  The cashflow provisions are expected to result initially in an increased rate of amortization of the Offered Certificates relative to the amortization of the Mortgage Loans through the application of excess interest received on the Mortgage Loans to the payment of the principal of Offered
                              Certificates. As a result the Aggregate Class Certificate Principal Amount will be less than the Aggregate Loan Balance of the Mortgage Loans (such difference, the
                              'overcollateralization') and the application of such excess interest will continue until a required level of overcollateralization is achieved. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the increased rate of amortization of the Offered Certificates will cease, unless necessary to maintain the required level of overcollateralization.

                              Allocation of Losses.  If on any Distribution Date, the Aggregate Class Certificate
                              Principal Amount of the Offered Certificates exceeds the Aggregate Loan Balance of the Mortgage Loans on the last day of the related Collection Period, the Class
                              Certificate Principal Amount of the Subordinate Certificates will be reduced, in reverse order of seniority (first Class B-1 Certificates, second Class M-2
                              Certificates and third Class M-1 Certificates) by the amount of the excess; any such excess is referred to as an 'Applied Loss Amount.' Thereafter, such Subordinate
                              Certificates will only be entitled to distributions of interest and principal with respect to their Class Certificate Principal Amounts as so reduced, and the amount of any Applied Loss Amount will be payable to the applicable Class of Subordinate
                              Certificates only to the extent of future excess cashflow as described herein.
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Servicing...................  The Servicer will be responsible for servicing, managing and making collections on the Mortgage Loans. The Servicer will remit collections on the Mortgage Loans to the
                              Master Servicer and the Master Servicer shall deposit all collections in respect of the Mortgage Loans into the Collection Account as described herein. The Master
                              Servicer will be responsible for enforcing the obligations of the Servicer under the
                              Agreement. However, the Master Servicer will not be ultimately responsible for the performance of the servicing activities of the Servicer, except to the limited extent described herein under 'POOLING AND SERVICING AGREEMENT--Advances,'
                              '--Prepayment Interest Shortfalls' and '--Servicing Compensation and Payment of
                              Expenses.' The Trustee will establish an account (the 'Distribution Account') into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on the next Distribution Date. See 'POOLING AND
                              SERVICING AGREEMENT--Payments on Mortgage Loans; Deposits to Collection Account and
                              Distribution Account.' With respect to each Collection Period, the Servicer will receive from payments in respect of interest on the Mortgage Loans, on behalf of itself, a portion of such payments as a monthly servicing fee (the 'Servicing Fee')
                              in the amount of 0.50% per annum (the 'Servicing Fee Rate') and the Master Servicer will receive from payments in respect of interest on the Mortgage Loans, a portion of such payments as a monthly servicing fee (the 'Master Servicing Fee') in the amount of 0.0075% per annum (the 'Master Servicing Fee Rate'), each on the outstanding principal balance of each Mortgage Loan as of the first day of each such
                              Collection Period. The Special Servicer will be paid a monthly fee (the 'Basic Fee')
                              with respect to each Transferred Mortgage Loan (as defined herein) calculated as
                              0.50% per annum (the 'Basic Fee Rate') on the outstanding principal balance of each such Mortgage Loan. The Special Servicer is also entitled to additional fees described herein under 'POOLING AND SERVICING AGREEMENT--Servicing Compensation and
                              Payment of Expenses.' See 'POOLING AND SERVICING AGREEMENT.' In certain limited circumstances, the Servicer may resign or be removed, in which event a third-party servicer will be appointed as a successor Servicer.

Trustee.....................  First Union National Bank, a national banking association, will act as Trustee.

Trustee Fee.................  The Trustee is entitled to a monthly fee (the 'Trustee Fee') equal to 0.0035% per annum (the 'Trustee Fee Rate') (subject to certain limitations described in the
                              Agreement), on the Aggregate Class Certificate Principal Amount (as defined herein).

Monthly Advances............  The Servicer or Special Servicer, as applicable, is required to remit to the Master
                              Servicer for deposit in the Collection Account, an amount equal to the Scheduled
                              Payment, net of the related Servicing Fee or Basic Fee due on each Mortgage Loan but not received by the Servicer or Special Servicer during the related Collection
                              Period (an 'Advance'), subject to the limitations described herein. The Master
                              Servicer is required to remit to the Trustee for deposit in the Distribution
                              Account, the amount of any Advance required to be made by the Servicer or Special
                              Servicer during the related Collection Period, if the Servicer or Special Servicer
                              does not do so, subject to the limitations described herein. Such obligation of the
                              Servicer, the Special Servicer and the Master Servicer continues with respect to each Mortgage Loan until such Mortgage Loan becomes a Liquidated Mortgage Loan. None of the Servicer, the Special Servicer or the Master Servicer is required to make any
                              Advances which it determines would be nonrecoverable. Advances are reimbursable to the Servicer, the Special Servicer and the Master Servicer subject to certain conditions and restrictions, and are intended to maintain a regular cash flow to
                              Certificateholders, rather than to guarantee or insure against losses. See 'POOLING
                              AND SERVICING AGREEMENT--Advances' herein.
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Special Termination.........  On any Distribution Date on which the Aggregate Loan Balance of the Mortgage Loans is less than 35% of the Aggregate Cut-Off Date Principal Balance, the holder of the
                              Class X Certificate will (subject to the terms of the Agreement) have the option to purchase the assets of the Trust Fund, consisting of the Mortgage Loans, any REO
                              Property and any other property remaining in the Trust Fund for the Repurchase Price described herein, and thereby effect the termination of the Trust Fund. See
                              'DESCRIPTION OF THE CERTIFICATES--Special Termination of the Trust' herein.
                              If the Class X Certificateholder does not exercise its option as described above when it is first entitled to do so, the Certificate Interest Rates of the Offered
                              Certificates will be increased as described under 'DESCRIPTION OF THE
                              CERTIFICATES--Distributions of Interest' herein.

Optional Termination........  On any Distribution Date on which the Aggregate Loan Balance of the Mortgage Loans is less than 10% of the Aggregate Cut-Off Date Principal Balance, the Servicer will
                              (subject to the terms of the Agreement) have the option to cause the sale of or to purchase the assets of the Trust Fund, consisting of the Mortgage Loans, any REO
                              Property, and any other property remaining in the Trust Fund, and thereby effect the termination of the Trust Fund. See 'DESCRIPTION OF THE CERTIFICATES--Optional
                              Termination of the Trust' herein.

Use of Proceeds.............  The Depositor will apply the net proceeds from the sale of the Offered Certificates toward the purchase of the Mortgage Loans. See 'USE OF PROCEEDS' herein.

Prepayment Considerations...  The rate of principal payments on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans. As is the case with mortgage-backed securities generally, the Offered Certificates are subject to substantial inherent cash flow uncertainties because the Mortgage Loans may be prepaid at any time. However, the majority of the Mortgage Loans are subject to prepayment premiums to the extent described herein. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease in subsequent periods, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable.
                              Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase in subsequent periods, resulting in an accelerated rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible. See 'PREPAYMENT AND YIELD CONSIDERATIONS' herein.

                              Approximately 72.91% of the Mortgage Loans are subject to prepayment premiums during intervals ranging from one to five years following origination, as described under
                              'DESCRIPTION OF THE MORTGAGE LOANS' herein. Such prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of such Mortgage Loans during such intervals. See 'DESCRIPTION OF THE MORTGAGE LOANS--General' herein.

Yield Considerations........  The yields to maturity on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, purchases, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Class Certificate Principal Amounts of such Certificates. The yields to maturity on the Offered Certificates will also depend on other factors, such as the applicable Certificate Interest Rate and the purchase price for such Certificates.
                              The yields on the Offered Certificates may be adversely affected by Net Prepayment
                              Interest Shortfalls (as defined herein) on the Mortgage Loans.

                              In general, in the case of any Offered Certificates purchased at a premium, if principal payments on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity may be lower than that originally anticipated. Conversely, in the case of any Offered
                              Certificates purchased at a discount, if principal payments on the related Mortgage
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                              Loans occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity may be lower than that originally anticipated.

                              The yields to maturity of the Offered Certificates will be affected by (i) the application of Monthly Excess Cashflow as described herein and by the amount of overcollateralization and (ii) since the first Collection Period includes both May
                              1st and June 1st, by the distributions of principal collections that will be larger than would otherwise be the case.

                              The yields of the Offered Certificates will also be affected by the exercise by the holder of the Class X Certificate of its right to cause the sale of the assets of the Trust Fund or the exercise by the Servicer of its right to purchase the outstanding Offered Certificates, as described under 'DESCRIPTION OF THE
                              CERTIFICATES-- Special Termination of the Trust' and '--Optional Termination of the
                              Trust' herein, or the failure of such parties to exercise such rights.

                              The Certificate Interest Rates applicable to the Offered Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the
                              Mortgage Loans from time to time as described under 'RISK FACTORS--Risk of Mortgage
                              Loan Rates Reducing the Certificate Interest Rate on the Offered Certificates.'

                              See 'PREPAYMENT AND YIELD CONSIDERATIONS' herein.

Federal Income Tax
Considerations..............  An election will be made to treat each of the REMICs created pursuant to the
                              Agreement as a REMIC for federal income tax purposes. Each Class of Offered
                              Certificates and the Class X Certificate will represent ownership of 'regular interests' in the Upper Tier REMIC. In addition, the Offered Certificates will represent beneficial interests in the right to receive payments from the Basis Risk
                              Reserve Fund (as defined herein). See 'DESCRIPTION OF THE
                              CERTIFICATES--Distributions of Interest' herein. For federal income tax purposes, that right will be treated as the right to receive payments under an interest rate cap contract.

                              The holders of the Offered Certificates must include interest income derived therefrom in income as it accrues, regardless of such holders' usual methods of accounting. The Offered Certificates may be issued with original issue discount for federal income tax purposes. Original issue discount must be included in income as it accrues on a constant yield method, regardless of whether a holder receives concurrently the cash attributable to such original issue discount.

                              For further information regarding the federal income tax consequences of investing in the Offered Certificates, see 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS' herein and in the Prospectus.

ERISA Considerations........  The acquisition of an Offered Certificate by a pension or other employee benefit plan (a 'Plan') subject to the Employee Retirement Income Security Act of 1974, as
                              amended ('ERISA'), could, in some instances, result in a 'prohibited transaction' or other violation of the fiduciary responsibility provisions of ERISA and Code Section
                              4975. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition of such Offered Certificates. Any Plan fiduciary considering whether to purchase any Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code.

                              Subject to the considerations and conditions described under 'ERISA CONSIDERATIONS'
                              herein, it is expected that the Senior Certificates may be purchased by or with the assets of a Plan. The Subordinate Certificates may not be purchased by or with the assets of a Plan, except upon satisfaction of certain conditions. See 'ERISA
                              CONSIDERATIONS' herein.

Legal Investment
Considerations..............  The Class M-2 Certificates and Class B-1 Certificates will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of
                              1984 ('SMMEA'). The appropriate characterization of the
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                              Class M-2 Certificates and the Class B-1 Certificates under various legal investment restrictions applicable to the investment activities of certain institutions, and thus the ability of investors subject to these restrictions to purchase the Class
                              M-2 Certificates and the Class B-1 Certificates, may be subject to significant interpretive uncertainties.

                              The Class A-1, Class A-2 and Class M-1 Certificates will constitute 'mortgage related securities' for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Class A-1, Class A-2 and Class M-1 Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA. In addition, institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.

                              All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the
                              Offered Certificates will constitute legal investments for them. See 'LEGAL
                              INVESTMENT CONSIDERATIONS' herein and 'LEGAL INVESTMENT' in the Prospectus.

Certificate Rating..........  It is a condition to the issuance of the Offered Certificates that they receive the following ratings by Moody's Investors Service, Inc. ('Moody's') and Fitch IBCA,
                              Inc. ('Fitch' and together with Moody's, the 'Rating Agencies'):

                                   CLASS      MOODY'S     FITCH
                                   ------    ---------    ----
                                   A-1          Aaa       AAA
                                   A-2          Aaa       AAA
                                   M-1          Aa2        AA
                                   M-2          A2         A
                                   B-1         Baa3       BBB

                              In general, ratings address credit risk and do not address the likelihood of prepayments on Mortgage Loans or the possibility that Offered Certificateholders might realize a lower than anticipated yield. The ratings do not address the likelihood of the payment of any Basis Risk Shortfall. See 'RATINGS' herein and
                              'RISK FACTORS--Rating of the Securities' in the Prospectus.
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                                      S-13

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                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Offered Certificates.

     Subordination.  On any Distribution Date, distributions of the Interest
Remittance Amount will be made to each Class of Offered Certificates before any distributions of the Principal Distribution Amount. The rights of the Class M
Certificateholders and the Class B-1 Certificateholders to receive distributions will be subordinated to such rights of the Class A-1 and Class A-2
Certificateholders. The rights of the Class M-2 Certificateholders and Class B-1
Certificateholders to receive distributions will be subordinated to such rights of the Class M-1 Certificateholders. The rights of the Class B-1
Certificateholders to receive distributions will be subordinated to such rights of the Class M-2 Certificateholders. The subordination described above is intended to increase the likelihood of regular receipt by the holders of Certificates with a higher priority, of the full amount of monthly distributions allocable to them and to afford such holders protection against losses. As a result, the yield on each Class of Offered Certificates in order of payment priority will be progressively more sensitive to the rate, timing and severity of delinquencies and losses on the Mortgage Loans. Investors in the Offered
Certificates, and particularly the Subordinate Certificates, should carefully consider the related risks, including the risk that such investors may suffer a loss in their investments.

     Risk of Mortgage Loan Rates Reducing the Certificate Interest Rates on the
Offered Certificates.  The calculation of the Certificate Interest Rate on the
Offered Certificates is based upon (i) the value of an index (the London interbank offered rate for one-month deposits of U.S. dollars, 'LIBOR') which is different from the rate applicable to the Mortgage Loans as described under 'DESCRIPTION OF THE MORTGAGE LOANS' (either as a result of a fixed rate for the term of the loan, a fixed rate for an initial period of six months, two years, three years or five years or a different index, rate determination date or rate adjustment date on the Mortgage Loans) and (ii) the weighted average of the Mortgage Rates, which are either fixed, in the case of the Fixed Rate Mortgage
Loans, or subject to periodic adjustment caps, lifetime rate caps and minimum rate floors, in the case of the Adjustable Rate Mortgage Loans. Approximately
39.86% of the Mortgage Loans by Aggregate Cut-Off Date Principal Balance are
Fixed Rate Mortgage Loans. Approximately 60.14% of the Mortgage Loans by
Aggregate Cut-Off Date Principal Balance are Adjustable Rate Mortgage Loans.
Approximately 24.83% of the Adjustable Rate Mortgage Loans adjust semi-annually based upon the London interbank offered rate for six-month United States dollar deposits ('Six-Month LIBOR'). Approximately 60.40% of the Adjustable Rate
Mortgage Loans are 2/28 Loans that provide for a fixed interest rate for a period of approximately two years following origination, approximately 0.10% of the Adjustable Rate Mortgage Loans are 3/27 Loans that provide for a fixed interest rate for a period of approximately three years following origination and approximately 14.68% of the Adjustable Rate Mortgage Loans are 5/25 Loans that provide for a fixed interest rate for a period of approximately five years following origination, and in each case, adjust thereafter based on Six-Month
LIBOR subject to the limitations described herein. However, the Certificate
Interest Rates on the Offered Certificates adjust monthly based upon LIBOR as described under 'DESCRIPTION OF THE CERTIFICATES--Distributions of Interest' herein, subject to the Net Funds Cap. Consequently, the interest that becomes due on the Mortgage Loans (net of the Master Servicing Fee, the Servicing Fee
(or Basic Fee, Special Servicer Fee or Special Servicer Incentive Fee) and the
Trustee Fee) during any Collection Period may not equal the amount of interest that would accrue on the Offered Certificates at the applicable Certificate
Interest Rate without regard to the Net Funds Cap during the related Accrual
Period.

     In particular, the Certificate Interest Rates on the Offered Certificates adjust monthly, while the Mortgage Rates of the Adjustable Rate Mortgage Loans adjust less frequently (and the Mortgage Rates of the Fixed Rate Mortgage Loans do not adjust at all) with the result that in a rising interest rate environment, (i) collections on the Mortgage Loans in respect of interest may be less than would be the case if the interest rates on the Mortgage Loans were adjusted monthly and (ii) the Net Funds Cap may limit increases in the Certificate Interest Rate on the Offered Certificates for extended periods. In addition, LIBOR and Six-Month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that LIBOR may rise during periods in which Six-Month
LIBOR is stable or is falling or that, even if both LIBOR and Six-Month LIBOR rise during the same period, LIBOR may rise more rapidly than Six-Month LIBOR.
Futhermore, if the Net Funds Cap determines the Certificate Interest Rate on the
Offered Certificates for a Distribution Date, the value of the Offered
Certificates may be temporarily or permanently

                                      S-14

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reduced. The Mortgage Rates on approximately 75.17% of the Adjustable Rate
Mortgage Loans will not adjust for a period of time ranging from two to five years following origination.

     If, with respect to any Distribution Date, the amount of interest that would accrue during the related Accrual Period on any Class of Offered
Certificates based on the applicable level of LIBOR plus the applicable Spread
(as defined herein), or based on the applicable Certificate Interest Rate Cap
(as defined herein), is greater than the weighted average (calculated as described herein) of the Net Mortgage Rates (as defined herein) on the Mortgage
Loans as of the first day of the related Collection Period, then the applicable
Certificate Interest Rate will be based on the Net Funds Cap, and Basis Risk
Shortfall (as defined herein) will, except as described below, occur. No assurance can be given that there will be sufficient Monthly Excess Cashflow generated from the Mortgage Loans to pay the related Unpaid Basis Risk Shortfall
(as defined herein) on any subsequent Distribution Date.

     Yield Considerations with respect to Adjustable Rate Mortgage Loans. The yields to maturity on the Offered Certificates may be affected by the adjustment of the Mortgage Rates of the Adjustable Rate Mortgage Loans on the related
Adjustment Dates (as defined herein). In addition, because the Mortgage Rate for each Adjustable Rate Mortgage Loan is based on Six-Month LIBOR plus the related
Gross Margin, such rate could be higher than prevailing market interest rates, which may cause the related borrower to prepay such Mortgage Loan. Finally, because the Mortgage Rates on the Adjustable Rate Mortgage Loans are based on Six-Month LIBOR while the Certificate Interest Rates are based on LIBOR, and a substantial number of the Mortgage Loans are Delayed Adjustment Mortgage Loans and Fixed Rate Mortgage Loans, any resulting Basis Risk Shortfalls, to the extent not covered by amounts otherwise distributable on the Offered
Certificates as described herein, will adversely affect the yields to maturity on the Offered Certificates.

     Adequacy of Credit Enhancement. The primary sources of credit enhancement for the Offered Certificates are overcollateralization, to the extent created and maintained as described herein, and the subordination of Certificates having a lower priority of distribution. There can be no assurance as to the rate at which overcollateralization will be created, or whether such overcollateralization will be maintained at the levels described herein.

     Lack of Primary Mortgage Insurance.  Approximately 34.33% of the Mortgage
Loans have current Loan-to-Value Ratios (as defined herein) in excess of 80%.
None of such Mortgage Loans are covered by primary mortgage insurance policies.
In the event of default by the related borrowers, liquidation of the related
Mortgaged Properties is more likely to result in a Realized Loss than if such insurance coverage had been provided.

     Book-Entry Certificates. Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates. Since transactions in the Offered Certificates can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge an Offered Certificate to persons or entities that do not participate in the DTC, Cedel or Euroclear system or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Offered Certificates.
Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Offered Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See 'DESCRIPTION OF THE CERTIFICATES-- Book-Entry
Registration' herein.

     Risk of Early Defaults. Approximately 95.33% of the Mortgage Loans were originated within 6 months prior to the Cut-Off Date. The weighted average remaining term to stated maturity of the Mortgage Loans (by Aggregate Cut-Off
Date Principal Balance) is approximately 338 months. Although little data is available, defaults on mortgage loans, including mortgage loans similar to the Mortgage Loans, are generally expected to occur with greater frequency in the early years of the terms of mortgage loans.

     Prepayment Considerations. All of the Mortgage Loans may be prepaid in whole or in part at any time. Where permitted by law and the related loan origination program, the borrower will be required to pay a prepayment charge in connection with any voluntary prepayment. Approximately 72.91% of the Mortgage
Loans are subject to prepayment premiums during intervals ranging for one to five years following origination. Mortgage loans, such as the Mortgage Loans, have been originated in significant volume only during the past few years and neither the Depositor nor the Seller is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, mortgage loans, such as the Mortgage Loans, are not viewed by borrowers

                                      S-15


as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, all of the Mortgage Loans contain due-on-sale provisions and the Servicer will be required by the Agreement to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See 'CERTAIN LEGAL ASPECTS OF LOANS--Due-on-Sale Clauses in Mortgage Loans' in the Prospectus.

     The rate of prepayments on the Mortgage Loans is sensitive to the credit standing of the borrower, which may improve and thereby allow the borrower to refinance on more favorable terms, or may decline and thereby limit the borrower's ability to refinance. The rate of prepayments on mortgage loans that are 2/28 Loans, 3/27 Loans or 5/25 Loans and are in the initial fixed rate period, is sensitive to prevailing interest rates. The prepayment behavior of the 2/28 Loans, 3/27 Loans and 5/25 Loans may differ from that of the other Mortgage Loans. As a 2/28 Loan, 3/27 Loan or 5/25 Loan approaches its initial adjustment date, the borrower may become more likely to refinance such loan to avoid an increase in the Mortgage Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Mortgage Rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. Generally, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Mortgage Loans, the rate of prepayments is likely to decrease. The average life of the Offered Certificates and, if purchased at other than par, the yields realized by holders of the Offered Certificates will be sensitive to levels of payment (including prepayments relating to the Mortgage Loans (the 'Prepayments')) on the Mortgage Loans. In general, the yield on an Offered Certificate that is purchased at a premium from the outstanding principal amount thereof may be adversely affected by a higher than anticipated level of Prepayments of the Mortgage Loans. Conversely, the yield on an Offered Certificate that is purchased at a discount from the outstanding principal amount thereof may be adversely affected by a lower than anticipated level of Prepayments. See 'PREPAYMENT AND YIELD CONSIDERATIONS' herein.

     Certificate Rating. The rating by the Rating Agencies of the Offered Certificates is not a recommendation to purchase, hold or sell the Offered Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments on Mortgage Loans or the possibility that Offered Certificateholders might realize a lower than anticipated yield. The ratings of the Offered Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

     Nature of Collateral. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Offered Certificateholders could occur. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fails to provide adequate security for the related Mortgage Loans, Offered Certificateholders could experience a loss.

     Legal Considerations. The sale of the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trust will be treated by the Seller, the Depositor and the Trust as a sale of the Mortgage Loans. The Seller will warrant that such transfer is a sale of its interest in the Mortgage Loans. The Depositor will warrant in the Agreement that the transfer of the Mortgage Loans to the Trust is a valid transfer and assignment of such Mortgage Loans to the Trustee. In the event of an insolvency of the Seller, it is possible that a receiver or conservator for, or a creditor of, the Seller, may argue that the transaction between the Seller and the Depositor with respect to the Mortgage Loans was a pledge of such Mortgage Loans in connection with a borrowing by the Seller rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Offered Certificates.

     Payments on the Mortgage Loans. When a principal prepayment in full is made on a Mortgage Loan, the Mortgagor is charged interest only up to the date of such prepayment, instead of for a full month, which may result in a Prepayment Interest Shortfall. The Servicer, and if the Servicer fails to pay, the Master Servicer, is generally obligated to pay, without any right of reimbursement, those shortfalls in interest collections payable on the Offered Certificates that are attributable to Prepayment Interest Shortfalls, but only to the extent of the Servicing Fee or the Aggregate Master Servicing Compensation received by the Servicer or the Master Servicer, as the case may be, for the related Collection Period.

     Underwriting Standards. As described herein, the Originator's underwriting standards generally are less stringent than those of FNMA or FHLMC with respect to a borrower's credit history and in certain other respects. The Mortgage Loans originated or acquired by the Originator will have been made to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, such as the need for specialized loan products or credit histories that may limit such borrowers' access to credit. As a result of this approach to underwriting, the Mortgage Loans in the Mortgage Pool may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a more traditional manner. Furthermore, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated under stricter guidelines. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

     Geographic Concentration May Affect Performance. Approximately 18.77%, 12.93% and 5.96% (by Aggregate Cut-Off Date Principal Balance) of the Mortgage Loans are secured by Mortgaged Properties in California, Florida and Washington, respectively. To the extent that the related region has experienced or may experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, such a concentration of the Mortgage Loans may be expected to exacerbate the foregoing risks. The Seller and the Depositor can neither quantify the impact of any recent property value declines on the Mortgage Loans nor predict whether, to what extent or for how long such declines may continue.

     For additional information regarding the geographic distribution of the Mortgage Loans, see 'DESCRIPTION OF THE MORTGAGE LOANS' herein.

     Risks Associated with Certain Origination Fees. Fees earned on the origination of loans, placement of related insurance and other services provided by the Originators and certain of its affiliates are often paid by the borrower out of related loan proceeds. From time to time, in the ordinary course of their businesses, originators of mortgage loans have been named in legal actions brought by mortgagors challenging the amount or method of imposing or disclosing such fees. To date, no such action has been decided against the Originator or any of its affiliates. If such an action against the Originator with respect to any Mortgage Loan were successful, a court might require that the Principal Balances of the related Mortgage Loans be reduced by the amount of contested fees or charges. Any such reductions could result in substantial delinquencies and losses during one or more Due Periods, and may result in losses on one or more Classes of the Offered Certificates.

                              THE MASTER SERVICER

     The information set forth in this section has been provided by Norwest Bank Minnesota, National Association ('Norwest' or the 'Master Servicer'), and neither the Depositor, the Trustee nor the Underwriter makes any representations or warranties as to the accuracy or completeness of such information.

     Norwest is a national banking association, with executive offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and its master servicing offices located at 11000 Broken Land Parkway, Columbia, Maryland 21044.

     The Servicer will directly service the Mortgage Loans. The Master Servicer will be required to enforce the obligations of the Servicer under the Agreement. The Master Servicer will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described herein with respect to Advances and Prepayment Interest Shortfalls. Norwest will assume the duties of Master Servicer under the Agreement on July 1, 1998.

     The Master Servicer is engaged in the business of master servicing single family residential mortgage loans secured by properties in all 50 states and the District of Columbia. As of December 31, 1997, the Master Servicer master serviced more than 250,000 mortgage loans with an aggregate outstanding principal balance of approximately $30 billion.

                                  THE SERVICER

     The Mortgage Loans will be serviced by Aurora Loan Services Inc. (the 'Servicer' or 'Aurora') pursuant to the terms of the Agreement. Aurora will be primarily responsible for the servicing of the Mortgage Loans. Aurora, an affiliate of Lehman Brothers Holdings Inc. and an affiliate of the Seller, the Depositor, and the Underwriter, began operations as a servicer of residential mortgage loans in August 1997 following the acquisition of substantially all of the assets and a majority of the management and employees of Harbourton Financial Services L.P. ('Harbourton'). Prior to such acquisition, Harbourton sold a substantial portion of its servicing portfolio, generally retaining loans with higher rates of delinquency. Aurora's executive offices are located at 2530 South Parker Road, Suite 601, Aurora, Colorado 80014 and its centralized real estate loan servicing facility is located at 601 Fifth Avenue, Scottsbluff, Nebraska 69361. Aurora has been approved to service mortgage loans for GNMA, FNMA, and FHLMC.

     As of March 31, 1998, Aurora's total loan servicing and subservicing portfolio included loans with an aggregate outstanding principal balance of approximately $4.30 billion, of which the substantial majority are subserviced for Lehman Brothers Holdings Inc. The following table sets forth certain information regarding the delinquency and foreclosure experience of Aurora and Harbourton with respect to conventional mortgage loans. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN MILLIONS)

                                                                           AS OF DECEMBER 31,
                                                                  -------------------------------------    MARCH 31,
                                                                   1994      1995      1996     1997(3)     1998(3)
                                                                  ------    ------    ------    -------    ---------
Total mortgage loans...........................................   $1,061    $1,625    $1,765    $ 1,203     $ 1,195

Percentage of mortgage loans delinquent by period of
  delinquency(l)(2)
  30 to 59 days................................................     1.93%     2.26%     1.92%      3.21%       3.04%
  60 to 89 days................................................     0.40      0.46      0.45       0.73        0.66
  90 days or more..............................................     0.35      0.24      0.25       0.28        0.24
                                                                  ------    ------    ------    -------    ---------
Total percentage of mortgage loans delinquent(l)(2)............     2.68%     2.96%     2.62%      4.22%       3.94%

  In foreclosure (excluding bankruptcies)......................     0.50      0.99      1.16       1.99        1.93
  In bankruptcy................................................     0.57      0.36      0.47       0.78        0.87
                                                                  ------    ------    ------    -------    ---------
Total(2).......................................................     3.75%     4.31%     4.25%      6.99%       6.74%

------------------
(1) Delinquency information is for conventional loans only, excluding bankruptcies.

(2) Percentages are based on the number of mortgage loans.

(3) Excludes information related to the servicing of certain sub-prime loans acquired in 1997 and 1998.

     The above delinquency and foreclosure data represent the recent experience of Aurora. The loans in Aurora's servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of mortgagors to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

     The likelihood that mortgagors will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and a mortgagors' equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

                              THE SPECIAL SERVICER

     The information set forth in this section has been provided by the Special Servicer, and none of the Depositor, the Trustee or the Underwriter makes any representations or warranties as to the accuracy or completeness of such information.

     Ocwen Federal Bank FSB ('Ocwen' or the 'Special Servicer') is a federally chartered savings bank with its home office in Fort Lee, New Jersey and its servicing operations and corporate offices in West Palm Beach, Florida. Ocwen is a wholly-owned subsidiary of Ocwen Financial Corporation, a public financial services holding company. At March 31, 1998, Ocwen had approximately $2.488 billion in assets, approximately $2.234 billion in liabilities and approximately $254 million in equity. At March 31, 1998, Ocwen's tangible and leverage capital ratio was approximately 10.24% and its risk-based capital ratio was approximately 12.82%. For the three months ended March 31, 1998, Ocwen's income from continuing operations was approximately $19 million.

     The primary business of the Special Servicer has been the resolution of nonperforming single-family, multi-family and commercial mortgage loan portfolios acquired from the Resolution Trust Corporation, from private investors, and most recently, from the United States Department of Housing and Urban Development ('HUD') through HUD's auction of defaulted FHA Loans.

     The following tables set forth, for the non-conforming credit mortgage loan ('BCD Mortgage Loan') servicing portfolio serviced by the Special Servicer, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure included in the Special Servicer's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. The information contained in the monthly remittance reports that will be sent to investors will be compiled, to the extent relating to Mortgage Loans serviced by the Special Servicer, using the same methodology as that used to compile the information contained in the tables below.

                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                          AS OF                                      AS OF
                                    DECEMBER 31, 1996                          DECEMBER 31, 1997
                          --------------------------------------   ------------------------------------------
                                                         PERCENT                                     PERCENT
                          BY NO.      BY      PERCENT      BY      BY NO.                 PERCENT       BY
                            OF      DOLLAR     BY NO.    DOLLAR      OF      BY DOLLAR     BY NO.     DOLLAR
                          LOANS     AMOUNT    OF LOANS   AMOUNT     LOANS      AMOUNT     OF LOANS    AMOUNT
                          ------   --------   --------   -------   -------   ----------   --------   --------
Total Portfolio.........  2,834    $305,085    100.00%   100.00%    21,827   $2,318,261    100.00%    100.00%
Period of Delinquency:
  30-59 Days............    107      10,554      3.78%     3.46%       437       41,429      2.00%      1.79%
  60-89 Days............     38       4,321      1.34%     1.42%       171       17,803      0.78%      0.77%
  90 Days or more.......    138      17,969      4.87%     5.89%       302       36,878      1.38%      1.59%
Total Delinquent
  Loans.................    283      32,844      9.99%    10.77%       910       96,110      4.17%      4.15%
Loans in
  Foreclosure(1)........    136      17,805      4.80%     5.84%       281       34,663      1.29%      1.50%


                                                                                       AS OF
                                                                                   MARCH 31, 1998
                                                                    --------------------------------------------
                                                                                            PERCENT     PERCENT
                                                                     BY NO.    BY DOLLAR     BY NO.    BY DOLLAR
                                                                    OF LOANS     AMOUNT     OF LOANS    AMOUNT
                                                                    --------   ----------   --------   ---------
Total Portfolio...................................................   34,425    $3,494,243    100.00%     100.00%
Period of Delinquency:
  30-59 Days......................................................      527        49,571      1.53%       1.42%
  60-89 Days......................................................      416        40,327      1.21%       1.15%
  90 Days or more.................................................      643        65,543      1.87%       1.88%
Total Delinquent Loans............................................    1,586       155,441      4.61%       4.45%
Loans in Foreclosure(1)...........................................      498        56,884      1.45%       1.63%

------------------
(1) Loans in foreclosure are also included under the heading 'Total Delinquent Loans.'

                               REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                                                    AS OF                   AS OF                   AS OF
                                              DECEMBER 31, 1996       DECEMBER 31, 1997        MARCH 31, 1998
                                             --------------------   ---------------------   ---------------------
                                              BY NO.    BY DOLLAR    BY NO.      DOLLAR      BY NO.    BY DOLLAR
                                             OF LOANS    AMOUNT     OF LOANS     AMOUNT     OF LOANS     AMOUNT
                                             --------   ---------   --------   ----------   --------   ----------
Total Portfolio............................     2,834   $ 305,085     21,827   $2,318,261     34,425   $3,494,243
Foreclosed Loans(1)........................        34       3,329         66        7,387         92       11,185
Foreclosure Ratio(2).......................      1.20%       1.09%      0.30%        0.32%      0.27%        0.32%

------------------
(1) For the purposes of these tables, 'Foreclosed Loans' means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by the Special Servicer.

(2) The 'Foreclosure Ratio' is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the total Portfolio at the end of the indicated period.

                          LOAN GAIN/(LOSS) EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                               AS OF DECEMBER       AS OF DECEMBER       AS OF MARCH
                                                                  31, 1996             31, 1997            31, 1998
                                                              -----------------    -----------------    --------------
Total Portfolio(1).........................................       $ 305,085           $ 2,318,261         $3,494,243
Net Gains/(Losses)(2)......................................              24                (1,209)              (387)
Net Gains/(Losses) as a Percentage of Total Portfolio......            0.01%                (0.05)%            (0.01)%

------------------
(1) 'Total Portfolio' on the date stated above is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) 'Net Gains/(Losses)' are actual gains or losses incurred on liquidated properties and shortfall payoffs for each respective period. Gains or losses on liquidated properties are calculated as net sales proceeds less book value (exclusive of loan purchase premium or discount). Shortfall payoffs are calculated as the difference between principal payoff amount and unpaid principal at the time of payoff.

     The above delinquency, foreclosure, real estate owned and loss statistics represent the recent experience of Ocwen. The loans in Ocwen's servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of mortgagors to make required payments. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the tables above, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

                    AAMES CAPITAL CORPORATION'S LOAN PROGRAM

     All of the Mortgage Loans were acquired by the Seller from Aames Capital Corporation ('Aames' or the 'Transferor').

     The information set forth below concerning Aames has been provided by Aames. None of the Depositor, the Trustee or the Underwriter makes any representation as to the accuracy or completeness of such information.

     Aames was incorporated in the State of California on August 13, 1993 and is a wholly owned subsidiary of Aames Financial Corporation ('AFC'). Aames is primarily engaged in acquiring, owning, transferring and servicing Mortgage Loans. Aames maintains its principal offices in Los Angeles, California.

     Approximately 25.56% of the Mortgage Loans acquired by Aames were originated by one or more subsidiaries of AFC ('Affiliated Originators'). The remaining 74.44% of the Mortgage Loans were acquired by Aames, directly, or indirectly through one of the Affiliated Originators, and were originated by entities unaffiliated with AFC ('Unaffiliated Originators') (together with Affiliated Originators, the 'Originators').

UNDERWRITING GUIDELINES

     All Mortgage Loans originated by Affiliated Originators have been underwritten in accordance with standard guidelines (the 'Aames Guidelines') developed by Aames and the related Affiliated Originator for customary application in the Affiliated Originator's loan origination activities, as described below. Mortgage Loans originated by Unaffiliated Originators generally are reunderwritten in accordance with the applicable Aames Guidelines. In connection with certain purchases of Mortgage Loans from Unaffiliated Originators, Aames may decide, after evaluating a number of factors, including Aames' previous experiences with a particular seller, the size of the loan portfolio and other relevant information to complete such purchase without reunderwriting the entire loan portfolio. In such cases, Aames generally will reunderwrite a statistically significant sample of the loans in that portfolio to confirm compliance with the Aames Guidelines.

     The Aames Guidelines generally are applied to evaluate the value and adequacy of the Mortgaged Property as collateral and to evaluate the Mortgagor's credit standing and repayment ability. In determining the adequacy of the Mortgaged Property as collateral, the related Originator obtains an appraisal of property considered for financing. The appraiser is required to inspect the property and verify that it is in acceptable condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes and is conducted substantially in accordance with mortgage banking industry appraisal standards. In connection with Aames reunderwriting of the Mortgage Loans originated by Unaffiliated Originators, Aames or an Affiliated Originator will have reviewed the appraisal values for all of the Mortgaged Properties securing such Mortgage Loans; however, Aames or an Affiliated Originator generally has not reappraised any such Mortgage Loans. There can be no assurance that if such Mortgage Loans were reappraised by Aames in accordance with the applicable Aames Guidelines that the appraised value of such Mortgaged Properties would not be lower than the appraised value determined at origination by or on behalf of the related Unaffiliated Originators.

     In general, a prospective borrower applying for a Mortgage Loan is required to fill out a detailed application designed to provide the Originator pertinent information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history. The Originator obtains credit information from credit reporting agencies. In many cases, the credit information obtained will include major derogatory credit items such as credit write-offs, outstanding judgments and prior bankruptcies. The Originator generally verifies the borrower's employment but in many cases does not verify the borrower's income.

     Once all the signed loan documents, including the promissory note and a security instrument (i.e., mortgage, deed of trust or security deed), and all applicable employment, credit and property information are received, a determination is made as to whether to make the loan. The primary (but not the only) factor considered by the Originator in making this determination is the combined Loan-to-Value Ratio of the related Mortgaged Property, taking into account any existing Senior Liens and the principal amount of the loan made with respect to the related Mortgaged Property. Generally, a Mortgaged Property with a lower combined Loan-to-Value Ratio provides greater Security than a Mortgaged Property with a higher combined Loan-to-Value Ratio.

     After expiration of any three business day rescission period that is required by the federal Truth in Lending Act and the security instrument is ready for recordation, the loan is fully funded. Repayment of principal and interest is generally scheduled to begin approximately one month after funding and, in many cases, the Originator, solely at the direction of the related borrower, will withhold out of the related loan proceeds at origination the first monthly payment to become due on such loan. The Aames Guidelines generally require title insurance coverage issued at origination by an approved title insurance company issuing a standard form title insurance policy. Such title policy is required to be in an amount at least equal to the original principal amount of the related Mortgage Loan.

     Notwithstanding the foregoing, in circumstances deemed appropriate by Aames, certain of the Aames Guidelines may be modified or waived with respect to some or all of the Mortgage Loans included in the Mortgage Pool.

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

     The Mortgage Loans were originated in accordance with the policies set forth under 'AAMES CAPITAL CORPORATION'S LOAN PROGRAM.' All of the Mortgage Loans are mortgage loans bearing either adjustable interest rates (having initial fixed rate periods of six months, two years, three years or five years) or fixed interest rates (the 'Mortgage Rates' or the 'Loan Rates') and evidenced by promissory notes (the 'Mortgage Notes') secured by deeds of trust or mortgages on Mortgaged Properties.

     The Mortgage Pool will consist of approximately 2,432 conventional, adjustable and fixed rate, fully amortizing and balloon, Mortgage Loans with original terms to maturity from the first due date of the scheduled monthly payment (a 'Scheduled Payment') of not more than 361 months, having an aggregate principal balance as of the Cut-Off Date of approximately $209,850,337.79 (the 'Aggregate Cut-Off Date Principal Balance'). Because the Aames Guidelines do not conform to FNMA or FHLMC guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

     Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, such percentage is determined (unless otherwise specified) on the basis of the Aggregate Cut-Off Date Principal Balance of such Mortgage Loans.

     The Mortgage Pool will include fixed rate Mortgage Loans (the 'Fixed Rate Mortgage Loans'), which will consist of approximately 1,221 Mortgage Loans having an aggregate Principal Balance as of the Cut-Off Date of approximately $83,638,892.99, and adjustable rate Mortgage Loans (the 'Adjustable Rate Mortgage Loans'), which will consist of approximately 1,211 Mortgage Loans having an aggregate Principal Balance as of the Cut-Off Date of approximately $126,211,444.80. Each Adjustable Rate Mortgage Loan provides for semi-annual adjustment of the applicable Mortgage Rate, as specified in the related Mortgage Note, based on the Six-Month LIBOR Index (the 'Index,' as defined under '--The Index' below) and for corresponding adjustments to the monthly payment amount due thereon, in each case as specified in the related Mortgage Note and subject to the limitations described under '--Adjustable Rate Mortgage Loans' herein, except that with respect to approximately 75.17% of such Mortgage Loans (the 'Delayed Adjustment Mortgage Loans'), the first Mortgage Rate adjustment for such Mortgage Loan will occur after an initial period ranging from two to five years as described herein.

     All of the Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties consisting of one- to four-family dwelling units, individual condominium units, manufactured housing or individual units in planned unit developments. The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from the Seller, which acquired the Mortgage Loans from Aames.

     Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building. See 'SERVICING OF LOANS--Maintenance of Insurance Policies and Other Servicing Procedures' in the Prospectus.

     Approximately 34.33% of the Mortgage Loans have current Loan-to-Value Ratios in excess of 80%. None of such Mortgage Loans are covered by primary mortgage insurance policies. The 'Loan-to-Value Ratio' of a Mortgage Loan at any time is the ratio of the principal balance of such Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinance or modification, the appraised value of the Mortgaged Property at the time of such refinance or modification.

     As of the Cut-Off Date, approximately 0.88% of the Mortgage Loans were not more than one Scheduled Payment delinquent, and approximately 0.05% of the Mortgage Loans were not more than two Scheduled Payments delinquent.

     Approximately 72.91% of the Mortgage Loans provide for payment by the mortgagor of a prepayment premium in connection with certain full or partial prepayments of principal. Generally, each such Mortgage Loan provides for payment of a prepayment premium in connection with certain partial prepayments and prepayments in full made within the period of time specified in the related Mortgage Note, ranging from one to five years from the date of origination of such Mortgage Loan, as described herein. The amount of the applicable prepayment premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, such amount is equal to six months' interest on any amounts prepaid in excess of 20% of the then original principal balance of the related Mortgage Loan during any 12 month period.

     The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust Fund prior to the issuance of the Certificates.

                                                        AGGREGATE           FIXED RATE       ADJUSTABLE RATE
                                                    ------------------   -----------------   ----------------
Number of Mortgage Loans.........................         2,432                1,221              1,211
Aggregate Principal Balance......................    $209,850,337.79      $83,638,892.99     $126,211,444.80
Mortgage Rates:
  Weighted Average...............................         9.905%              10.34%              9.62%
  Range..........................................    5.69% to 17.50%      7.68% to 17.50%    5.69% to 16.20%
Weighted Average Remaining Term to Maturity (in
  months)........................................          338                  311                355

     The Principal Balances of the Mortgage Loans range from approximately $1,991.01 to $498,895.21. The Mortgage Loans had an average Principal Balance of approximately $86,287.15.

     The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately 76.50%, and no Mortgage has a Loan-to-Value Ratio at origination exceeding 92.86%.

     No more than approximately 0.40% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The following tables set forth as of the Cut-Off Date the number, aggregate Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                                                                    PERCENTAGE OF
                                                                                                    MORTGAGE LOANS
                                                           NUMBER OF           AGGREGATE             BY AGGREGATE
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)               MORTGAGE LOANS    PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------------------------------------------   --------------    -----------------    ----------------------
 5.001 to 10.000......................................            4         $      43,248.77              0.02%
10.001 to 15.000......................................            8               108,519.69              0.05
15.001 to 20.000......................................           15               319,057.01              0.15
20.001 to 25.000......................................           29               907,002.14              0.43
25.001 to 30.000......................................           29             1,115,746.44              0.53
30.001 to 35.000......................................           38             1,880,647.17              0.90
35.001 to 40.000......................................           26             1,034,810.35              0.49
40.001 to 45.000......................................           44             2,042,002.47              0.97
45.001 to 50.000......................................           74             3,680,677.24              1.75
50.001 to 55.000......................................           44             2,542,874.02              1.21
55.001 to 60.000......................................          105             6,371,186.16              3.04
60.001 to 65.000......................................          249            15,718,060.51              7.49
65.001 to 70.000......................................          227            17,907,798.72              8.53
70.001 to 75.000......................................          351            28,897,520.57             13.77
75.001 to 80.000......................................          553            55,238,430.82             26.32
80.001 to 85.000......................................          197            19,599,821.76              9.34
85.001 to 90.000......................................          433            51,591,503.20             24.58
90.001 to 95.000......................................            6               851,430.75              0.41
                                                             ------        -----------------           -------
     Total............................................        2,432         $ 209,850,337.79            100.00%
                                                             ------        -----------------           -------
                                                             ------        -----------------           -------

     The weighted average original loan-to-value ratio is approximately 76.50%.

                                MORTGAGE RATE(1)

                                                                                                    PERCENTAGE OF
                                                                                                    MORTGAGE LOANS
                                                           NUMBER OF           AGGREGATE             BY AGGREGATE
RANGE OF MORTGAGE RATIOS (%)                             MORTGAGE LOANS    PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------------------------------------------   --------------    -----------------    ----------------------
 5.501 to  6.000......................................            1         $      45,163.78              0.02%
 6.001 to  6.500......................................            1               159,449.84              0.08
 6.501 to  7.000......................................            5               738,432.88              0.35
 7.001 to  7.500......................................           20             2,761,990.24              1.32
 7.501 to  8.000......................................           55             6,767,271.10              3.22
 8.001 to  8.500......................................          153            17,318,539.24              8.25
 8.501 to  9.000......................................          259            30,439,085.21             14.51
 9.001 to  9.500......................................          334            30,099,513.32             14.34
 9.501 to 10.000......................................          412            40,734,668.58             19.41
10.001 to 10.500......................................          274            21,626,148.72             10.31
10.501 to 11.000......................................          348            27,835,398.19             13.26
11.001 to 11.500......................................          159             9,583,706.16              4.57
11.501 to 12.000......................................          127             7,807,564.11              3.72
12.001 to 12.500......................................           83             4,274,748.88              2.04
12.501 to 13.000......................................           89             4,552,178.62              2.17
13.001 to 13.500......................................           44             2,088,933.58              1.00
13.501 to 14.000......................................           33             1,491,478.54              0.71
14.001 to 14.500......................................           23             1,051,203.18              0.50
14.501 to 15.000......................................            8               282,029.60              0.13
15.501 to 16.000......................................            2                78,464.34              0.04
16.001 to 16.500......................................            1                47,975.13              0.02
17.001 to 17.500......................................            1                66,394.55              0.03
                                                             ------        -----------------           -------
     Total............................................        2,432         $ 209,850,337.79            100.00%
                                                             ------        -----------------           -------
                                                             ------        -----------------           -------

------------------

(1) Reflects current Mortgage Rates of Adjustable Rate Mortgage Loans.

The weighted average Mortgage Rate is approximately 9.905% per annum.

                                   LOAN TYPE

                                                                                                    PERCENTAGE OF
                                                                                                    MORTGAGE LOANS
                                                           NUMBER OF           AGGREGATE             BY AGGREGATE
TYPE                                                     MORTGAGE LOANS    PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------------------------------------------   --------------    -----------------    ----------------------
Level-Paying..........................................        2,415         $ 208,633,491.20             99.42%
Balloon...............................................           17             1,216,846.59              0.58
                                                             ------        -----------------           -------
     Total............................................        2,432         $ 209,850,337.79            100.00%
                                                             ------        -----------------           -------
                                                             ------        -----------------           -------

                           ORIGINAL TERMS TO MATURITY

                                                                                                    PERCENTAGE OF
                                                                                                    MORTGAGE LOANS
                                                           NUMBER OF           AGGREGATE             BY AGGREGATE
RANGE OF MATURITIES (MONTHS)                             MORTGAGE LOANS    PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------------------------------------------   --------------    -----------------    ----------------------
 49 to  60............................................           16         $     233,559.67              0.11%
 61 to  72............................................            1                23,969.09              0.01
 73 to  84............................................            2                27,675.56              0.01
 85 to  96............................................            2                73,801.06              0.04
109 to 120............................................           40             1,148,048.67              0.55
133 to 144............................................            1                34,780.92              0.02
169 to 180............................................          382            19,203,553.78              9.15
181 to 192............................................            2               337,069.83              0.16
229 to 240............................................           20             1,308,068.53              0.62
265 to 276............................................            1                97,841.80              0.05
289 to 300............................................            1                31,456.22              0.01
349 to 360............................................        1,963           186,921,097.33             89.07
361 to 372............................................            1               409,415.33              0.20
                                                             ------        -----------------           -------
     Total............................................        2,432         $ 209,850,337.79            100.00%
                                                             ------        -----------------           -------
                                                             ------        -----------------           -------

     The weighted average original term to maturity is approximately 341 months.

               REMAINING TERMS TO MATURITY FOR THE MORTGAGE LOANS

                                                                                                       PERCENTAGE OF
                                                                                                      MORTGAGE LOANS
                                                                NUMBER OF           AGGREGATE          BY AGGREGATE
RANGE OF MATURITIES (MONTHS)                                  MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------   --------------    -----------------    -----------------
 25 to  36.................................................            1         $       1,991.01            0.00%
 37 to  48.................................................            1                10,755.80            0.01
 49 to  60.................................................           16               240,801.07            0.11
 61 to  72.................................................            1                23,969.09            0.01
 73 to  84.................................................            2                27,675.56            0.01
 85 to  96.................................................            2                73,801.06            0.04
109 to 120.................................................           40             1,148,048.67            0.55
133 to 144.................................................            2                44,675.48            0.02
157 to 168.................................................            2                89,167.72            0.04
169 to 180.................................................          379            19,421,573.12            9.25
229 to 240.................................................           20             1,308,068.53            0.62
265 to 276.................................................            1                97,841.80            0.05
289 to 300.................................................            1                31,456.22            0.01
337 to 348.................................................            1                47,028.09            0.02
349 to 360.................................................        1,963           187,283,484.57           89.25
                                                                  ------        -----------------         -------
     Total.................................................        2,432         $ 209,850,337.79          100.00%
                                                                  ------        -----------------         -------
                                                                  ------        -----------------         -------

     The weighted average remaining term to maturity of the Mortgage Loans is approximately 338 months.

                            GEOGRAPHIC DISTRIBUTION

                                                                                                    PERCENTAGE OF
                                                                                                    MORTGAGE LOANS
                                                           NUMBER OF           AGGREGATE             BY AGGREGATE
STATE                                                    MORTGAGE LOANS    PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------------------------------------------   --------------    -----------------    ----------------------
Alaska................................................            1         $     199,322.76              0.09%
Arizona...............................................          105             8,311,647.18              3.96
Arkansas..............................................            2               147,445.07              0.07
California............................................          332            39,381,432.28             18.77
Colorado..............................................           85             6,966,422.13              3.32
Connecticut...........................................           34             3,019,116.21              1.44
Delaware..............................................            4               337,537.68              0.16
District of Columbia..................................           13             1,524,464.83              0.73
Florida...............................................          322            27,123,238.12             12.93
Georgia...............................................           49             4,399,599.92              2.10
Hawaii................................................           24             4,611,309.88              2.20
Idaho.................................................            6               564,568.28              0.27
Illinois..............................................          110             7,919,740.37              3.77
Indiana...............................................           65             3,380,345.72              1.61
Iowa..................................................            5               296,245.09              0.14
Kansas................................................           11               802,402.18              0.38
Kentucky..............................................           19               845,914.24              0.40
Louisiana.............................................           22             1,665,542.84              0.79
Maine.................................................            1                65,504.97              0.03
Maryland..............................................           73             6,212,005.92              2.96
Massachusetts.........................................           14             1,628,545.20              0.78
Michigan..............................................           77             4,447,819.13              2.12
Minnesota.............................................           39             3,290,683.87              1.57
Mississippi...........................................            5               513,537.91              0.24
Missouri..............................................           50             2,823,469.84              1.35
Montana...............................................            2               136,859.24              0.07
Nebraska..............................................           23             1,791,183.81              0.85
Nevada................................................           17             1,580,937.79              0.75
New Hampshire.........................................            5               344,416.90              0.16
New Jersey............................................           56             4,420,145.25              2.11
New Mexico............................................           13             1,145,406.50              0.55
New York..............................................           88             7,656,987.03              3.65
North Carolina........................................           44             2,550,376.32              1.22
Ohio..................................................          127             8,576,700.22              4.09
Oklahoma..............................................            4               209,863.50              0.10
Oregon................................................           80             8,083,347.98              3.85
Pennsylvania..........................................          107             6,155,276.32              2.93
Rhode Island..........................................            5               444,160.93              0.21
South Carolina........................................           40             2,287,968.36              1.09
Tennessee.............................................           40             2,543,947.50              1.21
Texas.................................................           74             7,222,409.24              3.44
Utah..................................................           77             8,318,499.55              3.96
Vermont...............................................            1               122,993.00              0.06
Virginia..............................................           24             2,189,668.07              1.04
Washington............................................          115            12,503,550.90              5.96
West Virginia.........................................            2               126,278.04              0.06
Wisconsin.............................................           20               961,499.72              0.46
                                                             ------        -----------------           -------
     Total............................................        2,432         $ 209,850,337.79            100.00%
                                                             ------        -----------------           -------
                                                             ------        -----------------           -------

                        CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                    PERCENTAGE OF
                                                                                                    MORTGAGE LOANS
                                                           NUMBER OF           AGGREGATE             BY AGGREGATE
RANGE OF PRINCIPAL BALANCES ($)                          MORTGAGE LOANS    PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------------------------------------------   --------------    -----------------    ----------------------
      0.01 to   5,000.00..............................            1                 1,991.01              0.00%
  5,000.01 to  10,000.00..............................           14               137,342.88              0.07
 10,000.01 to  15,000.00..............................           29               376,147.82              0.18
 15,000.01 to  20,000.00..............................           55             1,000,580.96              0.48
 20,000.01 to  25,000.00..............................           76             1,750,164.04              0.83
 25,000.01 to  30,000.00..............................          110             3,093,718.48              1.47
 30,000.01 to  35,000.00..............................          103             3,377,488.71              1.61
 35,000.01 to  40,000.00..............................          112             4,252,588.54              2.03
 40,000.01 to  45,000.00..............................          107             4,606,301.09              2.20
 45,000.01 to  50,000.00..............................          124             5,934,672.42              2.83
 50,000.01 to  55,000.00..............................          116             6,101,833.41              2.91
 55,000.01 to  60,000.00..............................          122             7,072,731.45              3.37
 60,000.01 to  65,000.00..............................          105             6,591,645.95              3.14
 65,000.01 to  70,000.00..............................          124             8,362,680.19              3.99
 70,000.01 to  75,000.00..............................          110             7,998,425.92              3.81
 75,000.01 to  80,000.00..............................           93             7,247,236.46              3.45
 80,000.01 to  85,000.00..............................           70             5,791,699.27              2.76
 85,000.01 to  90,000.00..............................           88             7,716,260.54              3.68
 90,000.01 to  95,000.00..............................           78             7,227,817.29              3.44
 95,000.01 to 100,000.00..............................           87             8,499,593.61              4.05
100,000.01 to 105,000.00..............................           59             6,064,912.63              2.89
105,000.01 to 110,000.00..............................           74             7,966,338.99              3.80
110,000.01 to 115,000.00..............................           43             4,835,305.18              2.30
115,000.01 to 120,000.00..............................           56             6,590,504.05              3.14
120,000.01 to 125,000.00..............................           47             5,759,115.11              2.74
125,000.01 to 130,000.00..............................           48             6,117,940.20              2.92
130,000.01 to 135,000.00..............................           27             3,578,342.17              1.71
135,000.01 to 140,000.00..............................           24             3,300,943.30              1.57
140,000.01 to 145,000.00..............................           27             3,860,994.47              1.84
145,000.01 to 150,000.00..............................           21             3,103,211.21              1.48
150,000.01 to 200,000.00..............................          142            24,365,161.48             11.61
200,000.01 to 250,000.00..............................           75            16,708,982.01              7.96
250,000.01 to 300,000.00..............................           31             8,624,406.20              4.11
300,000.01 to 350,000.00..............................           24             7,838,973.95              3.74
350,000.01 to 400,000.00..............................            7             2,615,070.08              1.25
400,000.01 to 450,000.00..............................            1               409,415.33              0.20
450,000.01 to 500,000.00..............................            2               969,801.39              0.46
                                                             ------        -----------------           -------
     Total............................................        2,432         $ 209,850,337.79            100.00%
                                                             ------        -----------------           -------
                                                             ------        -----------------           -------

     The average Cut-off Date Principal Balance is approximately $86,287.15.

                                 PROPERTY TYPE

                                                                                                    PERCENTAGE OF
                                                                                                    MORTGAGE LOANS
                                                           NUMBER OF           AGGREGATE             BY AGGREGATE
PROPERTY TYPE                                            MORTGAGE LOANS    PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------------------------------------------   --------------    -----------------    ----------------------
Single Family.........................................        2,157         $ 187,567,718.99             89.38%
Multi-Family..........................................          102             9,598,110.89              4.57
Multiple Dwelling.....................................            8               344,639.41              0.16
Condominium...........................................          161            11,961,597.62              5.70
Manufactured Housing..................................            2               110,932.43              0.05
PUD...................................................            2               267,338.45              0.13
                                                             ------        -----------------           -------
     Total............................................        2,432         $ 209,850,337.79            100.00%
                                                             ------        -----------------           -------
                                                             ------        -----------------           -------

                                OCCUPANCY STATUS

                                                                                                    PERCENTAGE OF
                                                                                                    MORTGAGE LOANS
                                                           NUMBER OF           AGGREGATE             BY AGGREGATE
OCCUPANCY STATUS                                         MORTGAGE LOANS    PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------------------------------------------   --------------    -----------------    ----------------------
Primary Home..........................................        2,404         $ 208,221,174.01             99.22%
Investment............................................           28             1,629,163.78              0.78
                                                             ------        -----------------           -------
     Total............................................        2,432         $ 209,850,337.79            100.00%
                                                             ------        -----------------           -------
                                                             ------        -----------------           -------

ADJUSTABLE RATE MORTGAGE LOANS

     Each Adjustable Rate Mortgage Loan provides for semi-annual adjustment of the related Mortgage Rate, as specified in the related Mortgage Note, and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an 'Adjustment Date'); provided that the first such adjustment for the Delayed Adjustment Mortgage Loans will occur after an initial period of two years following origination, in the case of approximately 60.40% of the Adjustable Rate Mortgage Loans, three years, in the case of approximately 0.10% of the Adjustable Rate Mortgage Loans and five years, in the case of approximately 14.68% of the Adjustable Rate of Mortgage Loans. On each Adjustment Date for each Adjustable Rate Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded generally to the nearest multiple of 0.125%, of the Index (as described below) and a fixed percentage amount (the 'Gross Margin'), provided that in the substantial majority of cases the Mortgage Rate on each such Mortgage Loan generally will not increase or decrease by more than a fixed percentage specified in the related Mortgage Note (the 'Periodic Cap') on any related Adjustment Date, except in the case of the first such adjustment with respect to a Delayed Adjustment Mortgage Loan, and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the 'Maximum Rate') or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the 'Minimum Rate'). The Mortgage Rate on a Delayed Adjustment Mortgage Loan generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related Mortgage Note (the 'Initial Cap'); the weighted average of the Initial Caps is approximately 2.55% per annum. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described herein. See '--The Index' herein. The Adjustable Rate Mortgage Loans generally do not permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

     The following tables set forth as of the Cut-Off Date the number, aggregate Principal Balance and percentage of the Adjustable Rate Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

              MAXIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    MORTGAGE LOANS
                                                           NUMBER OF           AGGREGATE             BY AGGREGATE
RANGE OF MAXIMUM RATES (%)                               MORTGAGE LOANS    PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------------------------------------------   --------------    -----------------    ----------------------
12.501-13.000.........................................            4         $     609,672.91              0.48%
13.001-13.500.........................................            4               544,485.95              0.43
13.501-14.000.........................................           17             2,518,713.15              2.00
14.001-14.500.........................................           46             6,064,033.41              4.80
14.501-15.000.........................................          105            13,579,475.61             10.76
15.001-15.500.........................................          135            17,551,526.05             13.91
15.501-16.000.........................................          194            23,592,369.31             18.69
16.001-16.500.........................................          131            14,165,568.11             11.22
16.501-17.000.........................................          187            18,001,136.70             14.26
17.001-17.500.........................................          112             9,401,339.42              7.45
17.501-18.000.........................................          118            10,174,679.40              8.06
18.001-18.500.........................................           52             3,453,685.04              2.74
18.501-19.000.........................................           49             3,385,268.23              2.68
19.001-19.500.........................................           16               907,131.70              0.72
19.501-20.000.........................................           25             1,458,305.93              1.16
20.001-20.500.........................................            9               459,074.34              0.36
20.501-21.000.........................................            5               243,733.73              0.19
21.001-21.500.........................................            1                53,270.68              0.04
22.001-22.500.........................................            1                47,975.13              0.04
                                                             ------        -----------------           -------
     Total............................................        1,211         $ 126,211,444.80            100.00%
                                                             ------        -----------------           -------
                                                             ------        -----------------           -------

     The weighted average Maximum Rate of the Adjustable Rate Mortgage Loans is approximately 16.21% per annum.

              MINIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    MORTGAGE LOANS
                                                           NUMBER OF           AGGREGATE             BY AGGREGATE
RANGE OF MINIMUM RATES (%)                               MORTGAGE LOANS    PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------------------------------------------   --------------    -----------------    ----------------------
 5.001- 5.500.........................................            1         $     133,267.05              0.11%
 5.501- 6.000.........................................            1                45,163.78              0.04
 6.001- 6.500.........................................            2               299,669.36              0.24
 6.501- 7.000.........................................            4               550,767.94              0.44
 7.001- 7.500.........................................           17             2,376,954.13              1.88
 7.501- 8.000.........................................           41             5,388,306.63              4.27
 8.001- 8.500.........................................           79            10,600,605.90              8.40
 8.501- 9.000.........................................          156            19,476,641.95             15.43
 9.001- 9.500.........................................          159            18,697,357.11             14.81
 9.501-10.000.........................................          228            24,286,931.84             19.24
10.001-10.500.........................................          130            12,418,795.30              9.84
10.501-11.000.........................................          150            14,052,639.72             11.13
11.001-11.500.........................................           75             5,297,360.72              4.20
11.501-12.000.........................................           68             5,785,911.39              4.58
12.001-12.500.........................................           30             2,348,956.88              1.86
12.501-13.000.........................................           37             2,550,245.08              2.02
13.001-13.500.........................................           16               932,919.33              0.74
13.501-14.000.........................................           11               684,145.98              0.54
14.001-14.500.........................................            3               183,204.02              0.15
14.501-15.000.........................................            2                53,625.56              0.04
16.001 and above......................................            1                47,975,13              0.04
                                                             ------        -----------------           -------
     Total............................................        1,211         $ 126,211,444.80            100.00%
                                                             ------        -----------------           -------
                                                             ------        -----------------           -------

     The weighted average Minimum Rate of the Adjustable Rate Mortgage Loans is approximately 9.77% per annum.

              GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    MORTGAGE LOANS
                                                           NUMBER OF           AGGREGATE             BY AGGREGATE
RANGE OF GROSS MARGINS (%)                               MORTGAGE LOANS    PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------------------------------------------   --------------    -----------------    ----------------------
 3.501- 4.000.........................................            2         $     304,591.39              0.24%
 4.001- 4.500.........................................            8             1,132,805.91              0.90
 4.501- 5.000.........................................          285            31,646,812.50             25.07
 5.001- 5.500.........................................          230            24,067,928.76             19.07
 5.501- 6.000.........................................          266            27,108,402.32             21.48
 6.001- 6.500.........................................           99            12,625,240.22             10.00
 6.501- 7.000.........................................          180            16,564,072.47             13.12
 7.001- 7.500.........................................           51             5,507,922.53              4.36
 7.501- 8.000.........................................           40             3,680,564.07              2.92
 8.001- 8.500.........................................           19             1,301,748.52              1.03
 8.501- 9.000.........................................           13               968,545.49              0.77
 9.001- 9.500.........................................            7               528,696.74              0.42
 9.501-10.000.........................................            8               550,083.73              0.44
10.001-10.500.........................................            3               224,030.15              0.18
                                                             ------        -----------------           -------
     Total............................................        1,211         $ 126,211,444.80            100.00%
                                                             ------        -----------------           -------
                                                             ------        -----------------           -------

     The weighted average Gross Margin of the Adjustable Rate Mortgage Loans is approximately 5.92% per annum.

           NEXT ADJUSTMENT DATE OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    MORTGAGE LOANS
                                                           NUMBER OF           AGGREGATE             BY AGGREGATE
NEXT ADJUSTMENT DATE                                     MORTGAGE LOANS    PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------------------------------------------   --------------    -----------------    ----------------------
May 1998..............................................           11         $   1,370,775.90              1.09%
June 1998.............................................           19             2,527,759.60              2.00
July 1998.............................................          134            15,965,704.76             12.65
August 1998...........................................          100             9,616,297.37              7.62
September 1998........................................           16             1,709,152.52              1.35
October 1998..........................................            2               148,543.53              0.12
August 1999...........................................            1                89,718.77              0.07
September 1999........................................            4               769,736.73              0.61
October 1999..........................................           11             1,200,777.54              0.95
November 1999.........................................           31             3,458,426.35              2.74
December 1999.........................................           79            10,356,192.33              8.21
January 2000..........................................          338            35,343,632.64             28.00
February 2000.........................................          262            24,050,343.67             19.06
March 2000............................................            9               957,365.32              0.76
February 2001.........................................            1                19,581.24              0.02
March 2001............................................            1               103,940.16              0.08
January 2003..........................................           96             9,417,660.74              7.46
February 2003.........................................           93             8,816,486.58              6.99
March 2003............................................            3               289,349.05              0.23
                                                             ------        -----------------           -------
     Total............................................        1,211         $ 126,211,444.80            100.00%
                                                             ------        -----------------           -------
                                                             ------        -----------------           -------

     The weighted average Next Adjustment Date of the Adjustable Rate Mortgage Loans is approximately February 2000.

               INITIAL FIXED TERM/SUBSEQUENT ADJUSTABLE RATE TERM
                     OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    MORTGAGE LOANS
INITIAL FIXED TERM/SUBSEQUENT                              NUMBER OF           AGGREGATE             BY AGGREGATE
ADJUSTABLE RATE TERM                                     MORTGAGE LOANS    PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------------------------------------------   --------------    -----------------    ----------------------
No Delayed Adjustment.................................          282         $  31,338,233.68             24.83%
Two Years/Twenty-Eight Years..........................          735            76,226,193.35             60.40
Three Years/Twenty-Seven Years........................            2               123,521.40              0.10
Five Years/Twenty-Five Years..........................          192            18,523,496.37             14.68
                                                             ------        -----------------           -------
     Total............................................        1,211         $ 126,211,444.80            100.00%
                                                             ------        -----------------           -------
                                                             ------        -----------------           -------

              PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    MORTGAGE LOANS
                                                           NUMBER OF           AGGREGATE             BY AGGREGATE
PERIODIC CAP (%)                                         MORTGAGE LOANS    PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------------------------------------------   --------------    -----------------    ----------------------
1.00..................................................          505         $  58,507,416.61             46.36%
1.50..................................................          706            67,704,028.19             53.64
                                                             ------        -----------------           -------
     Total............................................        1,211         $ 126,211,444.80            100.00%
                                                             ------        -----------------           -------
                                                             ------        -----------------           -------

          INITIAL PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                                    PERCENTAGE OF
                                                                                                    MORTGAGE LOANS
                                                           NUMBER OF           AGGREGATE             BY AGGREGATE
INITIAL CAP (%)                                          MORTGAGE LOANS    PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------------------------------------------   --------------    -----------------    ----------------------
1.00..................................................          179         $  19,117,560.26             15.15%
1.50..................................................          107            12,536,752.28              9.93
2.00..................................................            2               431,861.39              0.34
3.00..................................................          923            94,125,270.87             74.58
                                                             ------        -----------------           -------
     Total............................................        1,211         $ 126,211,444.80            100.00%
                                                             ------        -----------------           -------
                                                             ------        -----------------           -------

THE INDEX

     The Six-Month LIBOR Index. The Index applicable to the determination of the Mortgage Rates for the Adjustable Rate Mortgage Loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related Mortgage Note (the 'Six-Month LIBOR Index') and as most recently available either (i) as of the first business day a specified period of time prior to such Adjustment Date,
(ii) as of the first business day of the month preceding the month of such Adjustment Date or (iii) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related Mortgage Note.

     The Six-Month LIBOR Index is referred to herein as the 'Index.' In the event that the Index becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The yields to maturity on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure), the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cash Flow, the purchase price for the Certificates and other factors.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on such Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on such Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

     Approximately 72.91% of the Mortgage Loans are subject to prepayment premiums during intervals ranging from one to five years following origination, as described under 'DESCRIPTION OF THE MORTGAGE LOANS' herein. Such prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of such Mortgage Loans during such intervals.

     The rate of prepayments on the Mortgage Loans is sensitive to the credit standing of the borrower, which may improve and thereby allow the borrower to refinance on more favorable terms, or may decline and thereby limit the borrower's ability to refinance. The rate of prepayments on mortgage loans that are 2/28 Loans, 3/27 Loans or 5/25 Loans and are in the initial fixed rate period, is sensitive to prevailing interest rates. The prepayment behavior of the 2/28 Loans, 3/27 Loans and 5/25 Loans may differ from that of the other Mortgage Loans. As a 2/28 Loan, 3/27 Loan or 5/25 Loan approaches its initial adjustment date, the borrower may become more likely to refinance such loan to avoid an increase in the Mortgage Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Mortgage Rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting fromrefinancings. Generally, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Mortgage Loans, the rate of prepayments is likely to decrease.

     The rate of principal payments on the Offered Certificates will be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation and purchases of defaulted Mortgage Loans by the Special Servicer or the Directing Holder as described under 'POOLING AND SERVICING AGREEMENT--Purchase of Certain Defaulted Mortgage Loans' and '--Certain Rights Related to Foreclosure and the Special Servicer' herein. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under 'DESCRIPTION OF THE SECURITIES--Weighted Average Life of the Securities'), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

     The yields on the Offered Certificates will be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans.

     Since the first Collection Period includes both May 1st and June 1st the amount of principal distributed on the first Distribution Date will be larger than otherwise would be the case and the yields on the Certificates will be correspondingly effected.

     The yields to investors in the Offered Certificates will be affected by the exercise by the holder of the Class X Certificate of its right to cause the sale of the assets of the Trust Fund or the exercise by the Servicer of its right to cause the sale of the assets of the Trust Funds, as described under 'DESCRIPTION OF THE CERTIFICATES--Special Termination of the Trust' and '--Optional Termination of the Trust' herein, or the failure of such parties to exercise such rights.

     If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated.

     The Certificate Interest Rates applicable to the Offered Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under 'RISK FACTORS--Risk of Mortgage Loan Rates Reducing Certificate Interest Rates on the Offered Certificates.'

OVERCOLLATERALIZATION

     The yield to maturity of the Offered Certificates will be affected by the application of Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. Prepayment premiums paid by borrowers will be included in the Interest Remittance Amount for each applicable Distribution Date and, to the extent not required for distribution of interest on the Certificates on such date, will be included in the Monthly Excess Cashflow for such date. There can be no assurance as to the rate at which overcollateralization will be created, or whether such overcollateralization will be maintained at the levels described herein.

SUBORDINATION OF THE SUBORDINATE CERTIFICATES

     As described herein, holders of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts in respect of interest to the extent of the Interest Remittance Amount and amounts in respect of principal to the extent of the Principal Distribution Amount. In addition, Applied Loss Amounts will be allocated in reduction of the Certificate Principal Amounts of the Class B-1, Class M-2 and Class M-1 Certificates in inverse order of priority of distribution. As a result, the yields to maturity of the Subordinate Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of Classes of Certificates having a relatively higher priority of distribution.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortizations, prepayments or liquidations.

     Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the prepayment assumption, which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. A 100% prepayment assumption (the 'Prepayment Assumption') assumes a conditional prepayment rate ('CPR') of 4% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.45% (precisely 16/11) (expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a conditional prepayment rate of 20% per annum each month is assumed. As used in the table below, 50% Prepayment Assumption assumes a conditional prepayment rate equal to 50% of the Prepayment Assumption. Correspondingly, 120% Prepayment Assumption assumes prepayment rates equal to 120% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Principal Balances outstanding and the weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

     The tables on page S-38 were prepared based on the following assumptions (collectively, the 'Modeling Assumptions'): (i) the initial Class Certificate Principal Amounts and the Certificate Interest Rates are as set forth or described in 'DESCRIPTION OF THE CERTIFICATES;' (ii) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in June 1998; (iii) principal prepayments are received in full on the last day of each month commencing in May 1998 and there are no Net Prepayment Interest Shortfalls; (iv) there are no defaults or delinquencies on the Mortgage Loans; (v) all Mortgage Loans amortize on the basis of a monthly, level payment schedule; (vi) Distribution Dates occur on the 25th day of each month, commencing June 25, 1998; (vii) there are no purchases or substitutions of the Mortgage Loans; (viii) the Mortgage Rate of each Adjustable Rate Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of the applicable Index set forth below plus the related Gross Margin, subject to any applicable Initial Cap, Periodic Cap, Minimum Rate and Maximum Rate; (ix) the value of LIBOR is 5.6562%;(x) the value of the Six-Month LIBOR Index is 5.7812%;(xi) there is no optional termination of the Trust Fund; (xii) there is no special termination of the Trust Fund, except in the case of the weighted average lives with special termination; (xiii) the Certificates are issued on June 18, 1998; (xiv) no prepayment penalties have been collected on the Mortgage Loans; (xv) the Fixed Rate Mortgage Loans and the Adjustable Rate Mortgage Loans prepay at the indicated Prepayment Assumption levels; and (xvi) the Mortgage Pool consists of 14 Mortgage Loans having the following characteristics:

                     ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                                                                             ORIGINAL    REMAINING
                  CURRENT      NEXT RATE                                                                     TERM TO      TERM TO
  PRINCIPAL       MORTGAGE     ADJUSTMENT                   INITIAL     PERIODIC     MAXIMUM     MINIMUM     MATURITY    MATURITY
 BALANCE($)       RATE(%)         DATE        MARGIN(%)     CAP(%)       CAP(%)      RATE(%)     RATE(%)     (MONTHS)    (MONTHS)
-------------     --------     ----------     ---------     -------     --------     -------     -------     -------     ---------
 3,898,535.50       9.603         6/1/98       6.24701      1.15600      1.07182     15.714       9.488         360           355
15,965,704.76       9.108         7/1/98       5.77264      1.21400      1.21425     15.645       9.860         355           352
 9,616,297.37       8.986         8/1/98       5.63408      1.22600      1.22584     15.581      10.015         355           353
 1,857,696.05       9.584         9/1/98       5.74566      1.18157      1.18157     16.362       9.410         360           358
 5,518,659.39      10.183        10/1/99       6.77250      2.93700      1.05989     16.287      10.119         360           354
10,356,192.33       9.900        12/1/99       6.59975      2.95100      1.01309     16.022      9.8000         360           356
35,343,632.64       9.826         1/1/00       6.13286      2.99300      1.22968     16.358       9.826         359           356
25,131,230.39       9.878         2/1/00       5.76788      2.99100      1.38983     16.672       9.878         359           357
 9,417,660.74       9.340         1/1/03       5.28228      3.00000      1.50000     16.340       9.340         358           355
 9,105,835.63       9.278         2/1/03       5.26481      3.00000      1.50000     16.278       9.278         354           353
 1,541,834.97      10.143            N/A           N/A          N/A          N/A        N/A         N/A         109           106
18,236,188.49      10.475            N/A           N/A          N/A          N/A        N/A         N/A         180           177
 1,437,366.55      10.475            N/A           N/A          N/A          N/A        N/A         N/A         244           241
62,423,502.98      10.303            N/A           N/A          N/A          N/A        N/A         N/A         360           357


  PRINCIPAL       ARM            RESET
 BALANCE($)      INDEX         FREQUENCY
-------------  ----------     ------------
 3,898,535.50  6 mo LIBOR      Semi-annual
15,965,704.76  6 mo LIBOR      Semi-annual
 9,616,297.37  6 mo LIBOR      Semi-annual
 1,857,696.05  6 mo LIBOR      Semi-annual
 5,518,659.39  6 mo LIBOR      Semi-annual
10,356,192.33  6 mo LIBOR      Semi-annual
35,343,632.64  6 mo LIBOR      Semi-annual
25,131,230.39  6 mo LIBOR      Semi-annual
 9,417,660.74  6 mo LIBOR      Semi-annual
 9,105,835.63  6 mo LIBOR      Semi-annual
 1,541,834.97         N/A              N/A
18,236,188.49         N/A              N/A
 1,437,366.55         N/A              N/A
62,423,502.98         N/A              N/A

     The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no default or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Certificate Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

     Subect to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates with and without special termination of the Trust Fund as described under 'DESCRIPTION OF THE CERTIFICATES--Special Termination of the Trust' herein and set forth the percentages of the initial Class Certificate Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the Prepayment Assumption.

        PERCENTAGE OF INITIAL CLASS CERTIFICATE PRINCIPAL AMOUNT OF THE
OFFERED CERTIFICATES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT
                                   ASSUMPTION


FIXED RATE MORTGAGE LOANS
ADJUSTABLE RATE MORTGAGE
LOANS                            CLASS A-1 CERTIFICATES        CLASS A-2 CERTIFICATES        CLASS M-1 CERTIFICATES
----------------------------  ----------------------------  ----------------------------  ----------------------------
                              50%   100%  120%  175%  200%  50%   100%  120%  175%  200%  50%   100%  120%  175%  200%
DISTRIBUTION DATE             50%   100%  140%  175%  200%  50%   100%  140%  175%  200%  50%   100%  140%  175%  200%
----------------------------  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage..........  100 % 100 % 100 % 100 % 100 % 100 % 100 % 100 % 100 % 100 % 100 % 100 % 100 % 100 % 100%
May 1999....................   75    58    48    34    26   100   100   100   100   100   100   100   100   100   100
May 2000....................   54    23     4     0     0   100   100   100    70    51   100   100   100   100   100
May 2001....................   36     0     0     0     0   100    91    56    17     0   100   100   100   100    90
May 2002....................   19     0     0     0     0   100    68    50    17     0   100    83    61   100    90
May 2003....................    4     0     0     0     0   100    54    37    17     0   100    66    44    40    74
May 2004....................    0     0     0     0     0    86    43    27    13     0   100    52    32    16    44
May 2005....................    0     0     0     0     0    75    34    19     8     0    91    41    23    10    26
May 2006....................    0     0     0     0     0    66    26    14     5     0    80    32    17     6    15
May 2007....................    0     0     0     0     0    58    21    10     3     0    71    25    12     4     7
May 2008....................    0     0     0     0     0    51    16     7     2     0    63    20     9     2     1
May 2009....................    0     0     0     0     0    45    13     5     1     0    55    15     6     0     0
May 2010....................    0     0     0     0     0    40    10     4     0     0    48    12     5     0     0
May 2011....................    0     0     0     0     0    35     8     3     0     0    42     9     3     0     0
May 2012....................    0     0     0     0     0    30     6     2     0     0    37     7     1     0     0
May 2013....................    0     0     0     0     0    26     5     1     0     0    32     6     0     0     0
May 2014....................    0     0     0     0     0    23     4     0     0     0    28     4     0     0     0
May 2015....................    0     0     0     0     0    20     3     0     0     0    24     3     0     0     0
May 2016....................    0     0     0     0     0    17     2     0     0     0    21     2     0     0     0
May 2017....................    0     0     0     0     0    15     2     0     0     0    18     0     0     0     0
May 2018....................    0     0     0     0     0    13     1     0     0     0    15     0     0     0     0
May 2019....................    0     0     0     0     0    11     0     0     0     0    13     0     0     0     0
May 2020....................    0     0     0     0     0     9     0     0     0     0    11     0     0     0     0
May 2021....................    0     0     0     0     0     7     0     0     0     0     9     0     0     0     0
May 2022....................    0     0     0     0     0     6     0     0     0     0     7     0     0     0     0
May 2023....................    0     0     0     0     0     5     0     0     0     0     6     0     0     0     0
May 2024....................    0     0     0     0     0     3     0     0     0     0     4     0     0     0     0
May 2025....................    0     0     0     0     0     2     0     0     0     0     3     0     0     0     0
May 2026....................    0     0     0     0     0     1     0     0     0     0     0     0     0     0     0
May 2027....................    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
May 2028....................    0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
Weighted Average
  Life in Years*
Without Special
  Termination...............  2.3   1.3   1.0   0.8   0.7   11.9  6.5   4.8   3.1   2.0   13.2  7.3   5.6   5.2   6.0
                              ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
                              ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
With Special
  Termination...............  2.3   1.3   1.0   0.8   0.7   8.1   4.2   3.1   2.2   1.9   8.6   4.5   3.5   2.6   2.3
                              ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
                              ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----



FIXED RATE MORTGAGE LOANS
ADJUSTABLE RATE MORTGAGE
LOANS                            CLASS M-2 CERTIFICATES        CLASS B-1 CERTIFICATES
----------------------------  ----------------------------  ----------------------------
                              50%   100%  120%  175%  200%  50%   100%  120%  175%  200%
DISTRIBUTION DATE             50%   100%  140%  175%  200%  50%   100%  140%  175%  200%
----------------------------  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage..........  100 % 100 % 100 % 100 % 100 % 100 % 100 % 100 % 100 % 100 %
May 1999....................  100   100   100   100   100   100   100   100   100   100
May 2000....................  100   100   100   100   100   100   100   100   100   100
May 2001....................  100   100   100   100   100   100   100   100   100   100
May 2002....................  100    83    61    38    68   100    83    61    38    29
May 2003....................  100    66    44    25    17   100    66    44    25    17
May 2004....................  100    52    32    16    10   100    52    32    16     8
May 2005....................   91    41    23    10     6    91    41    23     8     2
May 2006....................   80    32    17     6     2    80    32    17     3     0
May 2007....................   71    25    12     3     0    71    25    12     0     0
May 2008....................   63    20     9     0     0    63    20     7     0     0
May 2009....................   55    15     6     0     0    55    15     3     0     0
May 2010....................   48    12     5     0     0    48    11     0     0     0
May 2011....................   42     9     1     0     0    42     7     0     0     0
May 2012....................   37     7     0     0     0    37     4     0     0     0
May 2013....................   32     6     0     0     0    32     1     0     0     0
May 2014....................   28     4     0     0     0    28     0     0     0     0
May 2015....................   24     1     0     0     0    24     0     0     0     0
May 2016....................   21     0     0     0     0    21     0     0     0     0
May 2017....................   18     0     0     0     0    18     0     0     0     0
May 2018....................   15     0     0     0     0    15     0     0     0     0
May 2019....................   13     0     0     0     0    13     0     0     0     0
May 2020....................   11     0     0     0     0     9     0     0     0     0
May 2021....................    9     0     0     0     0     6     0     0     0     0
May 2022....................    7     0     0     0     0     4     0     0     0     0
May 2023....................    6     0     0     0     0     1     0     0     0     0
May 2024....................    3     0     0     0     0     0     0     0     0     0
May 2025....................    0     0     0     0     0     0     0     0     0     0
May 2026....................    0     0     0     0     0     0     0     0     0     0
May 2027....................    0     0     0     0     0     0     0     0     0     0
May 2028....................    0     0     0     0     0     0     0     0     0     0
Weighted Average
  Life in Years*
Without Special
  Termination...............  13.2  7.2   5.5   4.6   4.5   13.1  7.1   5.4   4.3   4.0
                              ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
                              ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
With Special
  Termination...............  8.6   4.5   3.4   2.6   2.3   8.6   4.5   3.4   2.6   2.3
                              ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
                              ----  ----  ----  ----  ----  ----  ----  ----  ----  ----

------------------

* The weighted average life of an Offered Certificate is determined by (i) multiplying the net reduction, if any, of the applicable Class Certificate Principal Amount by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of Class Certificate Principal Amount described in (i) above.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Home Equity Loan Asset-Backed Certificates, Series 1998-2 will consist of the following Classes: Class A-1, Class A-2, Class M-1, Class M-2, Class B-1, Class X and Class R. (The Class A-1, Class A-2, Class M-1, Class M-2, and Class B-1 Certificates collectively referred to as the 'Offered Certificates.') Only the Offered Certificates are offered hereby.

     Each Class of Offered Certificates will have the respective approximate initial aggregate Certificate Principal Amount (a 'Class Certificate Principal Amount') set forth or described on the cover page hereof. The aggregate Certificate Principal Amount of the Certificates, and the initial Class Certificate Principal Amount of each Class of Offered Certificates, may be increased or decreased by up to five percent to the extent that the Aggregate Cut-Off Date Principal Balance of the Mortgage Loans is increased or decreased as described under 'DESCRIPTION OF THE MORTGAGE LOANS' herein.

     The Certificates will evidence the entire beneficial ownership interest in the Trust Fund. The Trust Fund will generally consist of (i) the Mortgage Loans,
(ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Distribution Amount, (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure and (iv) any applicable insurance policies and all proceeds thereof.

     Distributions on the Offered Certificates will be made on each Distribution Date, commencing in June 1998, to Certificateholders of record on the applicable Record Date. The 'Record Date' for each Distribution Date will be the close of business on the Business Day immediately preceding such Distribution Date. A 'Business Day' is generally any day other than a Saturday or Sunday or a day on which banks in New York, Maryland, Minnesota or North Carolina (or, as to the Servicer or the Special Servicer, such other states as are specified in the Agreement) are closed.

     Distributions on the Offered Certificates will be made to each registered holder entitled thereto, either (i) by check mailed to the address of such Certificateholder as it appears on the books of the Trustee, or (ii) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate having an initial Certificate Principal Amount of not less than $2,500,000 by wire transfer (at the expense of such holder) in immediately available funds; provided, that the final distribution in respect of any Offered Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See 'POOLING AND SERVICING AGREEMENT--The Trustee' herein.

     The Offered Certificates (the 'Book-Entry Certificates') will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ('DTC') and its Participants (as defined herein). The Book-Entry Certificates will be issued in minimum denominations of: $1,000 and integral multiples of $1 in excess thereof. The Class X Certificate will be issued as a single certificate and maintained in definitive, fully registered form, representing the entire Percentage Interest in such Class.

     Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a 'beneficial owner') will be entitled to receive a certificate representing such person's interest (a 'Definitive Certificate'), except as set forth below under '--Book-Entry Registration--Definitive Certificates.' Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION

     General. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ('Certificate Owners') will hold their Certificates through DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each Class of Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Certificate Principal Amount of the related Class of Offered Certificates and will initially be registered in the name of Cede

& Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the 'Relevant Depositary' and collectively, the 'European Depositaries'). Unless and until Definitive Certificates are issued, it is anticipated that the only 'Certificateholder' of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a 'Participant') that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedel or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificate from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Federal Income Tax Consequences to Foreign Investors' and '--Backup Withholding' herein and 'GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--Certain U.S. Federal Income Tax Documentation Requirements' in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ('Cedel Participants') and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Federal Income Tax Consequences to Foreign Investors' and '--Backup Withholding' herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

     Definitive Certificates. Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the aggregate Class Certificate Principal Amount of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Depositor, the Seller, the Master Servicer, the Servicer, the Special Servicer, nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISTRIBUTION DATES

     On each Distribution Date, the holders of the Offered Certificates will be entitled to receive, from amounts then on deposit in the Distribution Account, to the extent of funds available therefor in accordance with the priorities and in the amounts described above, an aggregate amount equal to the sum of (a) the Interest Remittance Amount for each Class of Offered Certificates and (b) the Principal Distribution Amount.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

     No later than one Business Day prior to each Distribution Date, the Interest Remittance Amount and the Principal Remittance Amount in respect of the previous Collection Period shall be deposited into the Distribution Account and shall constitute the 'Available Funds' for such Distribution Date.

     The amount to be distributed on each Class of Offered Certificates in respect of interest and principal in accordance with the terms of the Agreement will be calculated by the Servicer for the first Distribution Date and for each Distribution Date thereafter by the Master Servicer.

DISTRIBUTIONS OF INTEREST

     The amount of interest distributable on each Distribution Date in respect of each Class of Certificates will equal the sum of Current Interest and, in the case of the Senior Certificates, any Carryforward Interest (each as defined herein) for such date, to the extent of the Interest Remittance Amount on such Distribution Date. Interest will accrue on the Offered Certificates on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period.

     The 'Certificate Interest Rate' for each Class of Offered Certificates will be as follows:

          (1) Interest will accrue on the Class A-1 Certificates with respect to each Distribution Date at a per annum rate equal to the least of (i) LIBOR (as defined herein) plus 0.08% (the 'Class A-1 Spread'), (ii) 9.50% and
     (iii) the weighted average (by Scheduled Principal Balance) of the Net Mortgage Rates (as defined herein) of the Mortgage Loans as of the first day of the related Collection Period (as defined herein) (the 'Net Funds Cap').

          (2) Interest will accrue on the Class A-2 Certificates with respect to each Distribution Date at a per annum rate equal to the least of (i) LIBOR plus 0.21% (the 'Class A-2 Spread'), (ii) 9.50% and (iii) the Net Funds Cap.

          (3) Interest will accrue on the Class M-1 Certificates with respect to each Distribution Date at a per annum rate equal to the least of (i) LIBOR plus 0.40% (the 'Class M-1 Spread'), (ii) 9.50% and (iii) the Net Funds Cap.

          (4) Interest will accrue on the Class M-2 Certificates with respect to each Distribution Date at a per annum rate equal to the least of (i) LIBOR plus 0.60% (the 'Class M-2 Spread'), (ii) 9.50% and (iii) the Net Funds Cap.

          (5) Interest will accrue on the Class B-1 Certificates with respect to each Distribution Date at a per annum rate equal to the least of (i) LIBOR plus 1.30% (the 'Class B-1 Spread'), (ii) 9.50% and (iii) the Net Funds Cap;

provided, that if the Class X Certificateholder does not exercise its option to terminate the Trust Fund or repurchase the Offered Certificates when it is first entitled to do so, as described under '--Special Termination of the Trust' herein, then with respect to each succeeding Distribution Date the Class A-2 Spread will be increased to 0.42%, the Class M-1 Spread will be increased to 0.60%, the Class M-2 Spread will be increased to 0.90% and the Class B-1 Spread will be increased to 1.95%. Each of the Class A-1 Spread, the Class A-2 Spread, the Class M-1 Spread, the Class M-2 Spread and the Class B-1 Spread is referred to herein as the 'Spread' applicable to such Class. The 'Net Mortgage Rate' for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the Aggregate Expense Rate. The 'Aggregate Expense Rate' equals the sum of the Master Servicing Fee Rate, the Servicing Fee Rate (or Basic Fee Rate, as applicable) and the Trustee Fee Rate (each as defined herein). The 'Certificate Principal Amount' of any Offered Certificate will equal such Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on such Certificate in respect of principal and any Applied Loss Amount previously allocated thereto.

      With respect to each Distribution Date, the 'Accrual Period' applicable to each Class of Offered Certificates will be the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

     With respect to any Distribution Date, to the extent that (a) the amount payable if clause (i) or (ii) of the definition of Certificate Interest Rate applicable to any Class of Offered Certificates is used to calculate interest exceeds (b) the Net Funds Cap (such excess, a 'Basis Risk Shortfall'), the holders of Certificates of such Class will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Certificate Interest Rate before the Class X and Class R Certificates are entitled to any distributions. Holders of such Class of Offered Certificates will be entitled to receive the amount of such Basis Risk Shortfall from Monthly Excess Cashflow, with a portion thereof treated as paid from and to the extent of funds on deposit in a reserve fund (the 'Basis Risk Reserve Fund'). The source of funds on deposit in the Basis Risk Reserve Fund will be limited to amounts that would otherwise be distributed on the Class X Certificate. Notwithstanding the foregoing, the amount of Basis Risk Shortfall for any Class in respect of any Distribution Date may not exceed the excess of (x) the amount payable at the applicable Maximum Certificate Interest Rate over (y) the amount payable at the Net Funds Cap. The 'Unpaid Basis Risk Shortfall' for any Class of Offered Certificates on any Distribution Date will equal the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Certificate Interest Rate, less all payments made to the holders of such Class of Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

     The 'Maximum Certificate Interest Rate' for any Class of Offered Certificates and any Distribution Date will be a per annum rate equal to 9.50% per annum.

     'Current Interest' with respect to each Class of Offered Certificates will equal, with respect to any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Certificate Principal Amount of such Class immediately prior to such Distribution Date. 'Carryforward Interest' with respect to each Class of Offered Certificates will equal, with respect to any Distribution Date, the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (ii) interest on such amount for the related Accrual Period at the applicable Certificate Interest Rate.

     The 'Interest Remittance Amount' with respect to any Distribution Date will equal the sum of (i) all interest collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans, (other than any prepayment premiums), during the related Collection Period (less (x) the Master Servicing Fee and the Servicing Fee, Basic Fee and the Special Servicer Fee (provided that a Basis Risk Trigger is not occurring and subject to certain other limitations specified below under 'POOLING AND SERVICING AGREEMENT--Servicing Compensation and Payment of Expenses'), (y) unreimbursed Advances and other amounts due to the Master Servicer or the Servicers, to the extent allocable to interest and (z) other reimburseable expenses under the Agreement), (ii) all Compensating Interest (as defined herein) paid by the Master Servicer or any Servicer with respect to the related Collection Period,
(iii) the portion of any Substitution Amount (as defined herein) paid during the related Collection Period (as defined herein) allocable to interest, and (iv) all Net Liquidation Proceeds and any other recoveries collected during the related Collection Period, to the extent allocable to interest, as reduced in each case by unreimbursed Advances and other amounts due to the the Master Servicer or the Servicers, to the extent allocable to interest.

     A 'Payahead' is generally any Scheduled Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

     The 'Substitution Amount' will be generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from the Mortgage Pool due to a breach of representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon at the applicable Remittance Rate through the end of the Collection Period during which such substitution occurs. The 'Remittance Rate' for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the Master Servicing Fee Rate, and the Servicing Fee Rate (or Basic Fee Rate, as applicable).

     On each Distribution Date, the Interest Remittance Amount for such date will be distributed in the following order of priority:

          (i) to the Trustee, the Trustee Fee for such Distribution Date;

          (ii) pro rata, to the Class A-1 and Class A-2 Certificates, Current Interest for each such Class and such Distribution Date and any Carryforward Interest for each such Class and such Distribution Date;

          (iii) to the Class M-1 Certificates, Current Interest for such Class and such Distribution Date;

          (iv) to the Class M-2 Certificates, Current Interest for such Class and such Distribution date;

          (v) to the Class B-1 Certificates, Current Interest for such Class and such Distribution Date; and

          (vi) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under '--Credit Enhancement' below, any Interest Remittance Amount remaining after application pursuant to clauses
     (i) through (v) above (such amount, 'Monthly Excess Interest') for such Distribution Date.

     When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Prepayments in part may be applied, depending upon the practices of the Servicer, as of the date of receipt or as of the first day of the related Collection Period. Full or partial prepayments (or proceeds of other liquidations) received in any calendar month will be distributed to Offered Certificateholders on the Distribution Date following the applicable Collection Period. To the extent that, as a result of a full or partial prepayment, a mortgagor is not required to pay a full month's interest on the amount prepaid, a shortfall in the amount available to make distributions of interest on the related Certificates could result. The difference between one month's interest at the Mortgage Rate, as reduced by the Master Servicing Fee Rate and the Servicing Fee Rate (or Basic Fee Rate), on a Mortgage Loan as to which a voluntary prepayment has been made and the amount of interest actually received in connection with such prepayment is a 'Prepayment Interest Shortfall.' With respect to prepayments in full, but not in part, the applicable Servicer is generally obligated to fund any resulting Prepayment Interest Shortfalls (such payment obligation being limited to the applicable Servicer's Servicing Fee or Basic Fee, as applicable). The Master Servicer is obligated to reduce its Aggregate Master Servicing Compensation (as defined herein) for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid and not paid by the applicable Servicer. See 'POOLING AND SERVICING AGREEMENT--Prepayment Interest Shortfalls' herein. Any such payment by a Servicer or the Master Servicer is referred to herein as 'Compensating Interest.' Any Prepayment Interest Shortfalls not funded by the Servicers or the Master Servicer ('Net Prepayment Interest Shortfalls') will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

DETERMINATION OF LIBOR

     LIBOR will be determined by the Master Servicer in accordance with the following provisions:

     On the second London Banking Day (as defined below) immediately preceding the first day of each Accrual Period (each, a 'LIBOR Determination Date'), the Master Servicer will determine the arithmetic mean of the LIBOR quotations for one month Eurodollar deposits ('LIBOR') for the succeeding Accrual Period on the basis of the offered LIBOR quotations provided to the Master Servicer as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used herein with respect to a LIBOR Determination Date, 'London Banking Day' means any day on which commercial banks and foreign exchange markets settle payments in London and New York City; 'Reference Banks' means four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Bloomberg Screen LIUS01M Index Page on the LIBOR Determination Date in question and (iii) which have been designated as such by the Master Servicer and are able and willing to provide such quotations to the Master Servicer on each LIBOR Determination Date; and 'Bloomberg Screen LIUS01M Index Page' means the display designated as page 'LIUS01M' on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks). If any Reference Bank is removed from the Bloomberg Screen LIUS01M Index Page or in any other way fails to meet the qualifications of a Reference Bank, the Master Servicer may, in its sole discretion, designate an alternative Reference Bank.

     On each LIBOR Determination Date, LIBOR for the next succeeding Accrual Period will be established by the Master Servicer as follows:

          (i) If on any LIBOR Determination Date two or more of the Reference Banks provide offered LIBOR quotations on the Bloomberg Screen LIUS01M Index Page, LIBOR for the next applicable Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places).

          (ii) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next applicable Accrual Period will be the higher of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The 'Reserve Interest Rate' will be the rate per annum that the Master Servicer determines to be either (A) the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rate that New York City banks selected by the Master Servicer are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Master Servicer can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Master Servicer are quoting on such LIBOR Determination Date to leading European banks.

          (iii) If on any LIBOR Determination Date the Master Servicer is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next applicable Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date.

     Notwithstanding the foregoing, LIBOR for the next succeeding Accrual Period shall not be based on LIBOR for the previous Accrual Period for two consecutive LIBOR Determination Dates. If, under the priorities described above, LIBOR for the next succeeding Accrual Period would be based on LIBOR for the previous LIBOR Determination Date for the second consecutive LIBOR Determination Date, the Master Servicer shall select an alternative index (over which the Master Servicer has no control) used for determining Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

     The establishment of LIBOR by the Master Servicer and the Master Servicer's subsequent calculation of the rate of interest applicable to the applicable Classes of Offered Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

DISTRIBUTIONS OF PRINCIPAL

     Distributions of principal on the Offered Certificates will be made on each Distribution Date in an aggregate amount equal to the Principal Distribution Amount for such Distribution Date.

     The 'Principal Distribution Amount' for any Distribution Date will be equal to the sum of (i) the Principal
Remittance Amount for such date minus, with respect to each Distribution Date, the Overcollateralization Release Amount, if any, for such date and (ii) the Extra Principal Distribution Amount, if any, for such date. The 'Principal Remittance Amount' for any Distribution Date will be equal to the sum of (i) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period (less unreimbursed Advances and other amounts due to the Master Servicer or the Servicers, to the extent allocable to principal), (ii) the outstanding principal balance of each Mortgage Loan that was purchased from the Trust Fund during the related Collection Period, (iii) the portion of any Substitution Amount paid during the related Collection Period allocable to principal, and (iv) all Net Liquidation Proceeds and any other recoveries collected during the related Collection Period, to the extent allocable to principal, as reduced in each case by unreimbursed Advances and other amounts due to the Master Servicer or the Servicers, to the extent allocable to principal.

     The 'Collection Period' for the first Distribution Date with respect to principal collections is the period from May 1, 1998 through June 1, 1998, and with respect to interest collections is the period from May 2, 1998 through June 1, 1998, and for each Distribution Date thereafter, is the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     The Principal Distribution Amount will be distributed on each Distribution Date as follows:

          On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, the Principal Distribution Amount for such date will be distributed in the following order of priority:

             (i) to the Class A-1 Certificates, until the Class Certificate Principal Amount of such Class has been reduced to zero;

             (ii) to the Class A-2 Certificates, until the Class Certificate Principal Amount of such Class has been reduced to zero;

             (iii) to the Class M-1 Certificates, until the Class Certificate Principal Amount of such Class has been reduced to zero;

             (iv) to the Class M-2 Certificates, until the Class Certificate Principal Amount of such Class has been reduced to zero;

             (v) to the Class B-1 Certificates, until the Class Certificate Principal Amount of such Class has been reduced to zero; and

             (vi) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under '--Credit Enhancement' below, any Principal Distribution Amount remaining after application pursuant to clauses (i) through (v) above.

     On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event has not occurred, the Principal Distribution Amount for such date will be distributed in the following order of priority:

             (i) to the Class A-1 and Class A-2 Certificates, an amount equal to the lesser of (x) the Principal Distribution Amount for such Distribution Date and (y) the Senior Principal Distribution Amount for such date, in the following order of priority:

                first, to the Class A-1 Certificates, until the Class Certificate Principal Amount of such Class has been reduced to zero, and second, to the Class A-2 Certificates, until the Class Certificate Principal Amount of such Class has been reduced to zero;

             (ii) to the Class M-1 Certificates, an amount equal to the lesser of (x) the excess of (1) the Principal Distribution Amount for such Distribution Date over (2) the amount distributed to the Class A-1 and Class A-2 Certificates on such date pursuant to clause (i) above and (y) the Class M-1 Principal Distribution Amount for such date, until the Class Certificate Principal Amount of such Class has been reduced to zero;

             (iii) to the Class M-2 Certificates, an amount equal to the lesser of (x) the excess of (1) the Principal Distribution Amount for such Distribution Date over (2) the amount distributed to the Class A-1, Class A-2 and Class M-1 Certificates on such date pursuant to clauses
        (i) and (ii) above and (y) the Class M-2 Principal Distribution Amount for such date, until the Class Certificate Principal Amount of such Class has been reduced to zero;

             (iv) to the Class B-1 Certificates, an amount equal to the lesser of (x) the excess of (1) the Principal Distribution Amount for such Distribution Date over (2) the amount distributed to the Class A-1, Class A-2, Class M-1 and Class M-2 Certificates on such date pursuant to clauses (i), (ii) and (iii) above and (y) the Class B-1 Principal Distribution Amount for such date, until the Class Certificate Principal Amount of such Class has been reduced to zero; and

             (v) for application as part of Monthly Excess Cashflow for such Distribution Date, as described under '--Credit Enhancement' below, any Principal Distribution Amount remaining after application pursuant to clauses (i) through (iv) above.

Notwithstanding the foregoing, on any Distribution Date on which the Class Certificate Principal Amount of each Class of Certificates having a higher priority of distribution has been reduced to zero, any remaining Principal Distribution Amount will be distributed to the remaining Classes of Offered Certificates, in the order of priority set forth above, until the Class Certificate Principal Amount of each such Class has been reduced to zero.

     A 'Trigger Event' has occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding Collection Period equals or exceeds 43.48%of (i) the Senior Enhancement Percentage for such Distribution Date or (ii) with respect to any Distribution Date after the Class A Certificates are no longer outstanding, the fraction expressed as a percentage obtained by dividing (a) the sum of (x) the Aggregate Class Certificate Principal Amount of the Offered Subordinate Certificates minus the Class Certificate Principal Amount of the then most senior Class of Offered Subordinate Certificates and (y) the Overcollateralization Amount, in each case after giving effect to distributions on such Distribution Date by (b) the Aggregate Loan Balance as of the last day of the related Collection Period.

     The 'Rolling Three Month Delinquency Rate' with respect to any Distribution Date will be the fraction, expressed as a percentage, equal to the average of the Pool Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding Collection Periods. The 'Pool Delinquency Rate' for any Collection Period will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent

(including all foreclosures and REO Properties) as of the close of business on the last day of such Collection Period, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such Collection Period.

     The 'Stepdown Date' is the later to occur of (x) the Distribution Date in June 2001 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to distributions on the Certificates on such Distribution Date) is greater than or equal to 49.50%.

     The 'Senior Principal Distribution Amount' for any Distribution Date will be equal to (a) prior to the Stepdown Date or if a Trigger Event has occurred with respect to such Distribution Date, 100% of the Principal Distribution Amount and (b) on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, the amount, if any, by which (x) the aggregate Certificate Principal Amount of the Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 50.50% and (ii) the Aggregate Loan Balance as of the last day of the related Collection Period and (B) the amount, if any, by which (i) the Aggregate Loan Balance as of the last day of the related Collection Period exceeds (ii) $1,049,251.69.

     The 'Class M-1 Principal Distribution Amount' for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the Class Certificate Principal Amounts of the Class A-1 and Class A-2 Certificates after giving effect to distributions on such Distribution Date and (ii) the Class Certificate Principal Amount of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 65.50% and (ii) the Aggregate Loan Balance as of the last day of the related Collection Period and (B) the amount, if any, by which (i) the Aggregate Loan Balance as of the last day of the related Collection Period exceeds (ii) $1,049,251.69.

     The 'Class M-2 Principal Distribution Amount' for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the Class Certificate Principal Amounts of the Class A-1, Class A-2 and Class M-1 Certificates after giving effect to distributions on such Distribution Date and (ii) the Class Certificate Principal Amount of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 78.50% and (ii) the Aggregate Loan Balance as of the last day of the related Collection Period and (B) the amount, if any, by which (i) the Aggregate Loan Balance as of the last day of the related Collection Period exceeds (ii) $1,049,251.69.

     The 'Class B-1 Principal Distribution Amount' for any Distribution Date will be equal, on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, to the amount, if any, by which (x) the sum of (i) the Class Certificate Principal Amounts of the Class A-1, Class A-2, Class M-1 and Class M-2 Certificates after giving effect to distributions on such Distribution Date and (ii) the Class Certificate Principal Amount of the Class B-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 92.50% and (ii) the Aggregate Loan Balance as of the last day of the related Collection Period and (B) the amount, if any, by which (i) Aggregate Loan Balance as of the last day of the related Collection Period exceeds (ii) $1,049,251.69.

     The 'Senior Enhancement Percentage' with respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Certificate Principal Amount of the Offered Subordinate Certificates and the Overcollateralization Amount, in each case after giving effect to distributions on such Distribution Date, and the denominator of which is the Aggregate Loan Balance as of the last day of the related Collection Period.

     The 'Extra Principal Distribution Amount' with respect to any Distribution Date will be equal to the lesser of (i) Monthly Excess Interest for such Distribution Date and (ii) the Overcollateralization Deficiency for such date.

     The 'Overcollateralization Amount' with respect to any Distribution Date will be equal to the amount, if any, by which (x) the Aggregate Loan Balance as of the last day of the related Collection Period exceeds (y) the aggregate Class Certificate Principal Amount of the Offered Certificates after giving effect to distributions on such Distribution Date.

     The 'Overcollateralization Deficiency' with respect to any Distribution Date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the

Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Payment Date of the Class Certificate Principal Amounts of the Offered Certificates resulting from the distribution of the Principal Remittance Amount (but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

     The 'Overcollateralization Release Amount' with respect to any Distribution Date on which an Overcollateralization Stepdown Trigger Event is not in effect will be equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (i) the Overcollateralization Amount for such date, assuming that 100% of the Principal Remittance Amount for such date is applied on such date to distribution of principal on the Offered Certificates, exceeds (ii) the Targeted Overcollateralization Amount for such date.

     'Overcollateralization Stepdown Trigger Event' has occurred with respect to a Distribution Date if both (i) a Delinquency Event has occurred and (ii) a Loss Trigger Event has occurred.

     A 'Loss Trigger Event' has occurred on a Distribution Date if cumulative Realized Losses as of such Distribution Date exceed the percentages of the Aggregate Cut-Off Date Principal Balance set forth below with respect to such Distribution Date:

                                                                              PERCENTAGE OF THE
                                                                              AGGREGATE CUT-OFF
                                                                                DATE PRINCIPAL
DISTRIBUTION DATE                                                                  BALANCE
---------------------------------------------------------------------------   ------------------
June 2001 to May 2002......................................................           3.6%
June 2002 to May 2003......................................................           4.5%
June 2003 to May 2004......................................................           5.1%
June 2004 to May 2005......................................................           5.5%
June 2005 and thereafter...................................................           5.8%

     A 'Delinquency Event' has occurred with respect to each Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding Collection Period equals or exceeds the percentages of the Aggregate Loan Balance set forth below with respect to such Distribution Date.

                                                                                PERCENTAGE OF
                                                                                AGGREGATE LOAN
DISTRIBUTION DATE                                                                  BALANCE
---------------------------------------------------------------------------   ------------------
June 2001 to May 2002......................................................         11.25%
June 2002 and thereafter...................................................         15.50%

     The 'Targeted Overcollateralization Amount' with respect to any Distribution Date will be equal to (x) prior to the Stepdown Date, the product of 3.75% and the Aggregate Cut-Off Date Principal Balance (as defined herein) and (y) on and after the Stepdown Date, the greater of (i) the product of 7.50% and the Aggregate Loan Balance as of the last day of the related Collection Period and (ii) $1,049,251.69.

     A 'Basis Risk Trigger' has occurred with respect to any Distribution Date if the amount of Monthly Excess Interest for such Distribution Date is less than 0.75% of the Aggregate Loan Balance as of the first day of the related Collection Period.

     The 'Scheduled Principal Balance' of any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-Off Date, after giving effect to Scheduled Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and
(ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Collection Period immediately preceding such date of determination. The 'Aggregate Loan Balance' as of any date of determination will be equal to the aggregate of the Scheduled Principal Balance of the Mortgage Loans as of such date.

     'Net Liquidation Proceeds' means all amounts, net of the Special Servicer Incentive Fee and other servicing fees and net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, if any, received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

CREDIT ENHANCEMENT

     Credit enhancement for the Offered Certificates consists of the subordination of the Subordinate Certificates, the priority of application of Realized Losses and Overcollateralization, in each case as described herein.

     Subordination. The rights of holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each Class of Offered Certificates having a higher priority of distribution, as described under 'DESCRIPTION OF THE CERTIFICATES--Distributions of Interest' and '--Distributions of Principal.' This subordination is intended to enhance the likelihood of regular receipt by holders of Offered Certificates having a higher priority of distribution of the full amount of interest and principal distributable thereon, and to afford such Certificate holders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

     The limited protection afforded to holders of Class A-1, Class A-2, Class M-1, Class M-2 and Class B-1 Certificates by means of the subordination of Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of Offered Certificates to receive, prior to any distribution in respect of interest or principal, respectively, being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on such Distribution Date, and, if necessary, by the right of such Certificateholders to receive future distributions of amounts that would otherwise be distributable to holders of lower ranking Certificates.

     Application of Realized Losses. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of such Mortgage Loan. The amount of such insufficiency is a 'Realized Loss.' Realized Losses will have the effect of reducing amounts distributable in respect of, first, the Class X Certificate (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution
Date); second, the Class B-1 Certificates; third, the Class M-2 Certificates; and fourth, the Class M-1 Certificates, before reducing amounts distributable in respect of the Senior Certificates. A 'Liquidated Mortgage Loan' is, in general, a defaulted Mortgage Loan as to which the applicable Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

     To the extent that the Mortgage Pool experiences Realized Losses, such Realized Losses will reduce the aggregate Scheduled Principal Balance of the Mortgage Loans, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is created, increased and maintained by application of Monthly Excess Cashflow to the funding of the Extra Principal Distribution Amount.

     If on any Distribution Date after giving effect to all Realized Losses incurred during the related Collection Period and distributions of principal (including the Extra Principal Distribution Amount) on such Distribution Date, the aggregate Class Certificate Principal Amount exceeds the Aggregate Loan Balance as of the end of such Collection Period (such excess, an 'Applied Loss Amount'), the Class Certificate Principal Amounts of the Offered Subordinate Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Certificate Principal Amount of first, the Class B-1 Certificates, until the Class Certificate Principal Amount thereof has been reduced to zero; second, the Class M-2 Certificates, until the Class Certificate Principal Amount thereof has been reduced to zero; and third, the Class M-1 Certificates, until the Class Certificate Principal Amount thereof has been reduced to zero. The Class Certificate Principal Amounts of the Senior Certificates will not be reduced by allocation of Applied Loss Amounts.

     Holders of Offered Subordinate Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.

     Overcollateralization. The weighted average Net Mortgage Rate is generally expected to be higher than the weighted average of the Certificate Interest Rates, thus generating certain excess interest collections which, in the absence of delinquencies or losses, will not be necessary to fund interest distributions on the Offered Certificates. To the extent described above, Monthly Excess Interest will be applied (as part of the Extra Principal Distribution Amount) on any Distribution Date in reduction of the Class Certificate Principal Amounts of the Offered Certificates. Such application of interest collections as distributions of principal will cause the aggregate Class Certificate Principal Amount to amortize more rapidly than the Aggregate Loan Balance, creating additional overcollateralization. In addition, Realized Losses will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

     As described herein, for any Distribution Date when an Overcollateralization Release Amount exists, a portion of the Principal Remittance Amount will not be applied in reduction of the Certificate Principal Amounts of the Offered Certificates, but will instead be applied as described below.

     The sum of Monthly Excess Interest for any Distribution Date and the Overcollateralization Release Amount for such date will be the 'Monthly Excess Cashflow' for such date, which will be distributed in the following order of priority:

          (i) to the extent of Monthly Excess Interest for such Distribution Date, to fund the Extra Principal Distribution Amount for such date;

          (ii) to the Class M-1 Certificates, any Carryforward Interest for such Class and such date;

          (iii) to the Class M-1 Certificates, any Deferred Amount for such Class and such date;

          (iv) to the Class M-2 Certificates, any Carryforward Interest for such Class and such date;

          (v) to the Class M-2 Certificates, any Deferred Amount for such Class and such date;

          (vi) to the Class B-1 Certificates, any Carryforward Interest for such Class and such date;

          (vii) to the Class B-1 Certificates, any Deferred Amount for such Class and such date;

          (viii) pro rata, to the Class A-1 and Class A-2 Certificates, and then to the Class M-1, Class M-2 and Class B-1 Certificates, in that order, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for such Distribution Date;

          (ix) to the Special Servicer, any unpaid Special Servicer Fees;

          (x) to the Basis Risk Reserve Fund, any amounts required under the Agreement to be deposited therein;

          (xi) to the Class X Certificate, the amount distributable thereon under the Agreement;

          (xii) to the Directing Holder (as defined herein), any fee payable thereto under the Agreement; and

          (xiii) to the Class R Certificate, any remaining amount.

     With respect to each Distribution Date, the 'Deferred Amount' for each Class of Offered Certificates will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Certificate Principal Amount thereof exceeds (y) the aggregate of amounts previously distributed in reimbursement thereof.

FINAL SCHEDULED DISTRIBUTION DATE

     Scheduled distributions on the Mortgage Loans, assuming no defaults or losses that are not covered by the limited credit support described herein, will be sufficient to make timely distributions of interest on the Offered Certificates and to reduce the aggregate Certificate Principal Amount of the Offered Certificates to zero not later than as follows: Class A-1 Certificates, October 25, 2020; Class A-2, Class M-1, Class M-2 and Class B-1 Certificates, April 25, 2028. The actual final Distribution Date for the Offered Certificates may be earlier or later, and could be substantially earlier, than the Final Scheduled Distribution Date.

     The Final Scheduled Distribution Date for the Class A-1 Certificates was determined based on the Modeling Assumptions, outlined above, and the assumption that (i) no prepayments on the Mortgage Loans occur, and (ii) no Monthly Excess Cashflow is used to accelerate payments of principal on the Certificates. The Final Scheduled Distribution Date for the Class A-2, Class M-1, Class M-2 and Class B-1 Certificates has been determined by adding one month to the month of scheduled maturity of the latest maturing Mortgage Loan.

SPECIAL TERMINATION OF THE TRUST

     On any Distribution Date on which the Aggregate Loan Balance of the Mortgage Loans is less than 35% of the Aggregate Cut-Off Date Principal Balance, the holder of the Class X Certificate will (subject to the terms of the Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund and thereby effect the termination of the Trust Fund and the retirement of the Certificates. The purchase price of the Mortgage Loans must be equal to the sum of (a) 100% of the aggregate outstanding principal balance of such Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate and (b) the fair market value of all other property remaining in the Trust Fund (the 'Repurchase Price'). The proceeds of such sale will be treated as a prepayment of the Mortgage Loans for purposes of distributions to

Certificateholders. Upon such payment in full to Certificateholders of such amounts, the Trust Fund will be terminated.

     If the Class X Certificateholder does not exercise its option as described above when it is first entitled to do so, the Certificate Interest Rates of the Offered Certificates will be increased as described under 'DESCRIPTION OF THE CERTIFICATES--Distributions of Interest' herein.

OPTIONAL TERMINATION OF THE TRUST

     On any Distribution Date on which the Aggregate Loan Balance is less than 10% of the Aggregate Cut-Off Date Principal Balance, the Servicer (subject to the terms of the Agreement) will have the option to cause the sale of the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund for the Repurchase Price. Such liquidation will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Upon such payment in full to Certificateholders of such amounts, the Trust Fund will be terminated.

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to the Certificateholders, the Trustee will forward each Certificateholder a statement (based solely on information calculated by and received from the Master Servicer or the Servicer) setting forth among other items with respect to each Distribution Date:

          (i) the aggregate amount of the distribution to each Class of Certificateholders on such Distribution Date;

          (ii) the amount of distribution set forth in paragraph (i) above in respect of interest and the amount thereof in respect of any Carryforward Interest, and the amount of any Carryforward Interest remaining;

          (iii) the amount of distribution set forth in paragraph (i) above in respect of principal;

          (iv) the Master Servicing Fee, the Servicing Fee and the Basic Fee and Special Servicer Fee, if any;

          (v) the Scheduled Principal Balance, as of the close of business on the last day of the preceding Collection Period;

          (vi) the Aggregate Class Certificate Principal Amount and the Certificate Principal Amount of each Class of Certificates, in each case after giving effect to payments allocated to principal above;

          (vii) the Overcollateralization Amount as of the close of business on the Distribution Date, after giving effect to distributions of principal on such Distribution Date;

          (viii) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

          (ix) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

          (x) the aggregate amount of Prepayments received on the Mortgage Loans during the previous Collection Period;

          (xi) the weighted average Mortgage Rate on the Mortgage Loans as of the first day of the month prior to the Distribution Date;

          (xii) the Applied Loss Amount, if any, for each Class of Subordinate Certificates;

          (xiii) whether a Trigger Event has occurred or is continuing;

          (xiv) the amount of any Extra Principal Distribution Amount;

          (xv) the Certificate Interest Rates on the Offered Certificates for such Distribution Date;

          (xvi) the number and the dollar amount of repurchased loans; and

          (xvii) whether a Basis Risk Trigger has occurred or is continuing.

     In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the Trustee will forward to each Person, if requested in writing by such Person, who was a Certificateholder during the prior calendar year a statement containing the information set forth in clauses (ii) and (iii) above aggregated for such calendar year.

                        POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Agreement dated as of May 1, 1998 among the Depositor, the Master Servicer, the Servicer, the Special Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Agreement and the Offered Certificates. Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Trustee will provide to a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to First Union National Bank, 230 South Tryon Street, NC 1179, Charlotte, North Carolina 28288, Attention:
Structured Finance Trust Services.

     The Mortgage Loans will be serviced by the Servicer and, to the extent applicable as described herein, the Special Servicer, under the supervision of the Master Servicer, in accordance with the provisions of the Agreement. Norwest will assume the duties of Master Servicer under the Agreement on July 1, 1998. The Servicer and the Special Servicer are referred to together herein, unless the context requires otherwise, as the 'Servicers.'

     Notwithstanding anything to the contrary in the Prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicers, except as described under '--Prepayment Interest Shortfalls' and '--Advances' below. If a Servicer fails to fulfill its obligation under the Agreement and such failure results in a material breach, the Master Servicer will terminate such Servicer and appoint a successor servicer as provided in the Agreement.

     Lehman Capital will retain ownership of the servicing rights with respect to the Mortgage Loans serviced by Aurora and may transfer such servicing to one or more successor servicers at any time, subject to the conditions set forth in the Agreement including the requirements that any such successor servicer be qualified to service mortgage loans for FNMA or FHLMC and that each Rating Agency confirm in writing that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Certificates.

ASSIGNMENT OF MORTGAGE LOANS

     The Mortgage Loans will be assigned to the Trustee, together with all principal and interest received with respect to the Mortgage Loans after the Cut-Off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates in accordance with the Agreement. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and Principal Balance as of the close of business on the Cut-Off Date, the Scheduled Payment, and the maturity date.

     As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Agreement
(i) the related original Mortgage Note endorsed without recourse to the Trustee or in blank, (ii) the original Mortgage with evidence of recording indicated thereon (or, if such original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording), (iii) an original assignment of the Mortgage to the Trustee or in blank in recordable form, (iv) the policies of title insurance issued with respect to each Mortgage Loan and (v) the originals of any assumption, modification, extension or guaranty agreements. Where necessary to protect the interest of the Trustee in the Mortgage Loans, the assignments to the Trustee in connection with the Mortgage Loans are required to be submitted for recording promptly after the Closing Date.

     Pursuant to the terms of the agreement (the 'Sale Agreement') whereby the Loans were purchased by the Seller, the Transferor of Mortgage Loans has made, as of the closing date of the Sale Agreement (the 'Sale Date'), to the Seller certain representations and warranties as to the accuracy in all material respects of certain information furnished as of the date specified in the Sale Agreement with respect to each Mortgage Loan (e.g., Principal Balance and the Mortgage Rate). The Seller's rights under the Sale Agreement will be assigned to the Trustee for the benefit of Certificateholders. Within the period of time specified in the Sale Agreement following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of Certificateholders in a Mortgage Loan, or receipt of notice of such breach, the Transferor will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, to substitute another mortgage loan.)

     Pursuant to the terms of a Mortgage Loan Purchase Agreement (the 'Purchase Agreement') whereby the Mortgage Loans will be purchased by the Depositor, the Seller will make to the Depositor (and the Depositor will assign its rights thereunder to the Trustee for the benefit of Certificateholders) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the Sale Date and the Cut-Off Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the Transferor as described above, the Seller will be obligated in the same manner as the Transferor, as described above.

     To the extent that any such Mortgage Loan is not repurchased by the Transferor or the Seller and a Realized Loss occurs with respect to such Mortgage Loan, holders of Offered Certificates, in particular the Offered Subordinate Certificates, may incur a loss.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

     The Master Servicer shall establish and maintain in the name of the Trustee a separate account (the 'Collection Account') for the benefit of the holders of the Certificates. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs, upon receipt by the Master Servicer from the Servicer (or Special Servicer) of amounts in respect of the Mortgage Loans (excluding amounts representing the Master Servicing Fee and the Servicing Fee (or Basic Fee, Special Servicer Fee or Special Servicer Incentive Fee), reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property and other amounts as permitted by the Agreement), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if certain conditions set forth in the Agreement are met.

     The Trustee will establish an account (the 'Distribution Account') into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date or on such Distribution Date if certain conditions set forth in the Agreement are met.

     An 'Eligible Account' is a segregated account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies and whose accounts are fully insured by either the Savings Association Insurance Fund ('SAIF') or the Bank Insurance Fund ('BIF') of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of, 'A2' by Moody's, and 'BBB' by Fitch, and which is any of (a) a federal savings and loan association duly organized, validly existing and in good standing under the applicable banking laws of any state, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association duly organized, validly existing and in good standing under the federal banking laws or (d) a principal subsidiary of a bank holding company, (ii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity, (iii) fully insured by the FDIC or (iv) otherwise acceptable to each Rating Agency as evidenced by a letter from each Rating Agency to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.

     Eligible Investments are specified in the Agreement and are limited to investments which meet the criteria of the Rating Agencies.

ADVANCES

     The Servicer (or Special Servicer, if applicable) will generally be obligated to make Advances with respect to delinquent payments of principal of and interest on the Mortgage Loans, adjusted to the related Mortgage Rate less the applicable Servicing Fee Rate (or Basic Fee Rate), to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Master Servicer will be obligated to make any such Advances if the Servicer (or Special Servicer) fails to do so, to the extent provided in the Agreement. The Master Servicer, the Servicer or the Special Servicer, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan as described herein. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. Such obligation of the Servicer continues with respect to each Mortgage Loan until such Mortgage Loan becomes a Liquidated Mortgage Loan.

     In the course of performing its servicing obligations, the applicable Servicer will pay all reasonable and customary 'out-of-pocket' costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a 'Servicing Advance'. The Master Servicer has no obligation to make Servicing Advances.

     The applicable Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, released mortgaged property proceeds, Insurance Proceeds and such other amounts as may be collected by the applicable Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's and the applicable Servicer's right to reimbursement for Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loan. The Master Servicer's and the applicable Servicer's right to such reimbursements is prior to the rights of Certificateholders.

     Notwithstanding the foregoing, the Master Servicer and the Servicer (including the Special Servicer) are not required to make any Advance and the Servicer is not required to make any Servicing Advance if in the good faith judgment and sole discretion of the Master Servicer or the Servicer, as applicable the Master Servicer or the Servicer determines that such advance will not be ultimately recoverable from collections received from the Mortgagor in respect of the related Mortgage Loan or other recoveries in respect of such Mortgage Loan (a 'Nonrecoverable Advance'). However, if any Servicing Advance or Advance is determined by the Master Servicer or the Servicer to be nonrecoverable from such sources, the amount of such Nonrecoverable Advance may be reimbursed to the Master Servicer or the Servicer from other amounts on deposit in the Collection Account.

SPECIAL SERVICING OF DELINQUENT MORTGAGE LOANS

     If a Mortgage Loan becomes more than 60 days delinquent, the responsibility for servicing such Mortgage Loan (a 'Transferred Mortgage Loan') will be transferred to the Special Servicer. The Special Servicer will be required under the Agreement to diligently attempt to collect all amounts due under each Transferred Mortgage Loan. The Special Servicer will be authorized under the Agreement to foreclose on any Transferred Mortgage Loan or to pursue alternatives to foreclosure such as modification of the terms of such loan, negotiation of a repayment plan and forbearance of foreclosure, or acceptance of a discounted payoff. If the borrower resumes payment on a Transferred Mortgage Loan, such loan will continue to be serviced by the Special Servicer pursuant to the provisions of the Agreement.

CERTAIN RIGHTS RELATED TO FORECLOSURE AND THE SPECIAL SERVICER

     Certain rights in connection with foreclosure of defaulted Mortgage Loans will be granted to the holder of the Class X Certificate (the 'Directing Holder'). Such rights will include (i) the right to recommend foreclosure or alternatives to foreclosure, which recommendation the Special Servicer shall follow to the extent consistent with applicable servicing standards set forth in the Agreement, and (ii) the right to purchase such Mortgage Loan from the Trust Fund. Any such purchase may affect the yields to maturity of the Offered Certificates.

     The Directing Holder will also have the right to terminate the rights and obligations of the Special Servicer under the Agreement at any time, without cause, and to appoint a successor special servicer, provided that (i) such successor is reasonably acceptable to the Master Servicer and (ii) a letter is provided to the Trustee from each Rating Agency to the effect that such termination and appointment will not result in the qualification, reduction or withdrawal of the ratings then applicable to the Certificates.

     The rights of the Directing Holder may be transferred to any future holder of the Class X Certificate if, prior to such transfer, (i) the Special Servicer consents thereto and (ii) a letter is provided to the Trustee from each Rating Agency to the effect that the transfer of such rights to the proposed transferee will not result in the qualification, reduction or withdrawal of the ratings then applicable to the Certificates.

PURCHASE OF CERTAIN DEFAULTED MORTGAGE LOANS

     Pursuant to the terms of the Agreement, the Special Servicer (and in certain circumstances, the Directing Holder) will have the option to purchase certain seriously delinquent Mortgage Loans. Any such purchase may affect the yields to maturity of the Offered Certificates. The aggregate of such purchases may not exceed five percent of the Aggregate Cut-Off Date Principal Balance.

     The Directing Holder will also have the right to purchase any defaulted Mortgage Loan serviced by the Special Servicer under the circumstances described under '--Certain Rights Related to Foreclosure and the Special Servicer' above.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be paid a monthly fee (the 'Master Servicing Fee') with respect to each Mortgage Loan calculated as a fixed percentage equal to 0.0075% per annum (the 'Master Servicing Fee Rate') on the outstanding principal balance of each Mortgage Loan. The Servicer will be paid a monthly fee (a 'Servicing Fee') with respect to each Mortgage Loan serviced by it calculated as 0.50% per annum (the 'Servicing Fee Rate') on the outstanding principal balance of each such Mortgage Loan.

     The Servicer will also be entitled to receive, to the extent provided in the Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in a custodial account pending remittance to the Master Servicer, as well as certain customary fees and charges paid by borrowers. The Master Servicer will be entitled to receive, as additional compensation, any interest or other income earned on funds in the Collection Account prior to deposit into the Distribution Account. The aggregate of the Master Servicing Fees and such additional compensation to the Master Servicer is referred to herein as the Master Servicer's 'Aggregate Master Servicing Compensation.'

     The Special Servicer will be paid a monthly fee (the 'Basic Fee') with respect to each Transferred Mortgage Loan calculated as 0.50% per annum (the 'Basic Fee Rate') on the outstanding principal balance of each such Mortgage Loan. In addition, the Special Servicer is entitled to a fee in connection with the liquidation of Transferred Mortgage Loans (the 'Special Servicer Incentive Fee') and to additional compensation (the 'Special Servicer Fee') with respect to each Transferred Mortgage Loan.

     The Special Servicer Fee will equal the sum of (a) $332 per Transferred Mortgage Loan payable immediately upon such Mortgage Loan becoming a Transferred Mortgage Loan, and (b) $166 per month per Specially Serviced Mortgage Loan that has not been cured prior to the date on which such Mortgage Loan becomes 150 or more days delinquent; provided that the aggregate amounts paid to the Special Servicer with respect to any Transferred Mortgage Loan pursuant to (a) and (b) shall not exceed $2,324 and provided further that in the event such Mortgage Loan becomes a Liquidated Mortgage Loan the Special Servicer shall be entitled to the amount by which $2,324 exceeds the sum of the amounts described in clauses (a) and (b) previously paid to the Special Servicer with respect to such Transferred Mortgage Loan. The payment of the Special Servicer Fee will reduce Available Funds prior to distributions to Certificateholders on any Distribution Date on which a Basis Risk Trigger has not occurred; provided, however, the payment of the Special Servicer Fee will not reduce Available Funds prior to distributions to Certificateholders by an amount in excess of the amount of interest due on the Mortgage Loans during the related Collection Period over the amount of interest due on the Offered Certificates in connection with such Distribution Date. With respect to any Distribution Date on which a Basis

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Risk Trigger is occurring or, to the extent the Special Servicer Fee for such
Distribution Date exceeds the amount calculated in the proviso in the previous sentence, the Special Servicer Fee will be paid to the extent of Available Funds, if any, remaining after distribution to Certificateholders of all amounts required to be distributed on the Offered Certificates on such Distribution Date and the payment of other amounts due.

     The Special Servicer Incentive Fee will be paid with respect to each Mortgage Loan liquidated by the Special Servicer and will equal 50% of the excess, if any, of (x) the principal portion of liquidation proceeds with respect to such Mortgage Loan over (y) the percentage specified in the Agreement of the outstanding principal balance of such Mortgage Loan immediately prior to receipt of such liquidation proceeds. The payment of the Special Servicer Incentive Fee will reduce the amount of Net Liquidation Proceeds available to the Trust.

     The aggregate compensation of the Master Servicer and the Servicer and the Basic Fee of the Special Servicer are subject to reduction as described below under '--Prepayment Interest Shortfalls.' See 'SERVICING OF LOANS--Servicing Compensation and Payment of Expenses' in the Prospectus for information regarding expenses payable by the Master Servicer and the Servicers (including the Special Servicer). The Master Servicer and the Servicer (and the Special Servicer) will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See 'SERVICING OF LOANS-- Servicing Compensation and Payment of Expenses' in the Prospectus.

PREPAYMENT INTEREST SHORTFALLS

     When a borrower prepays a Mortgage Loan in full or in part between Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment (or to the first day of the applicable month, in the case of certain prepayments in part), with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest Shortfall resulting from a prepayment in full, but not in part, is generally required to be paid by the Servicer, but only to the extent that such amount does not exceed the Servicing Fee or, in the case of the Special Servicer, the Basic Fee, on the Mortgage Loans serviced by it for the applicable Distribution Date.

     Any Prepayment Interest Shortfall required to be funded but not funded by the Servicer, or the Special Servicer, if applicable, is required to be paid by the Master Servicer, to the extent that such amount does not exceed the Aggregate Master Servicing Compensation for the applicable Distribution Date, through a reduction in the amount of such compensation.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

     The Servicer (or Special Servicer) will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Servicer (or Special Servicer) may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

     With respect to the Mortgage Loans, the Servicer (or Special Servicer) may arrange with a borrower a schedule for the payment of scheduled payments due and unpaid for a period, provided that any such arrangement is consistent with the Servicer's (or Special Servicer's) policies with respect to the mortgage loans it owns or services.

HAZARD INSURANCE

     The Servicer (or Special Servicer) will cause to be maintained fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (i) the outstanding Principal Balance on the Mortgage Loan, (ii) the full insurable value of the premises securing the Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Generally, if the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as FLOOD ZONE 'A', such flood insurance has been made available and the Servicer (or Special Servicer) determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, the Servicer (or Special Servicer) will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (a) the outstanding Principal Balance of the Mortgage Loan, (b) the full insurable value of the Mortgaged Property, (c) the minimum amount required to compensate for damage or loss on a replacement cost basis or (d) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended; provided, however, that to the extent that the National Flood Insurance Reform Act of 1994 (the '1994 Flood Act') is deemed to apply to the Seller with respect to required flood insurance covering any Mortgaged Property, then the Servicer (or Special Servicer) shall comply with the 1994 Flood Act with respect to such Mortgaged Property. The Servicer (or Special Servicer) will also maintain on REO Property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the Servicer (or Special Servicer) determines that such insurance is necessary in accordance with the servicing standard set forth in the Agreement, flood insurance in an amount equal to that required above. Any amounts collected by the Servicer (or Special Servicer) under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary mortgage servicing procedures) will be deposited in the Collection Account, subject to retention by the Servicer (or Special Servicer) to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the Agreement.

     In the event that the Servicer (or Special Servicer) obtains and maintains a blanket policy as provided in the Agreement insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer (or Special Servicer) as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the Mortgage Loans without coinsurance, and otherwise complies with the requirements of the first paragraph of this subsection, the Servicer (or Special Servicer) will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicer (or Special Servicer) will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer (or Special Servicer) will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided the Servicer (or Special Servicer) will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Servicer (or Special Servicer) will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders. See '--Certain Rights Related to Foreclosure and the Special Servicer.'

CERTAIN MATTERS REGARDING THE DEPOSITOR, SELLER, SERVICER AND SPECIAL SERVICER

     The Agreement provides that the Servicer (or Special Servicer) may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Trustee or (ii) upon the satisfaction of the following conditions: (a) the Servicer (or Special Servicer) has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; and (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Servicer will not result in the reduction or withdrawal of the then current rating of the Offered Certificates. No such resignation will become effective until a successor servicer has assumed the Servicer's (or Special Servicer's) obligations and duties under the Agreement.

     The Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Servicer. Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Servicer itself were performing such duties and obligations.

     The Agreement provides that the Servicer (or Special Servicer) will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the applicable Servicer's willful misconduct, bad faith or gross negligence in connection with the servicing and administration of the Mortgage Loans. The Agreement provides that none of the Depositor, the Seller, the Servicer or the Special Servicer or their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, none of the Depositor, the Seller, the Servicer or the Special Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Depositor, the Seller, the Servicer or the Special Servicer, as the case may be, in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Servicer (or Special Servicer) will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Servicer (or Special Servicer) may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

     Any corporation into which the Servicer (or Special Servicer) may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer (or Special Servicer) shall be a party, or any corporation succeeding to the business of the Servicer (or Special Servicer) shall be the successor of the Servicer (or Special Servicer) under the Agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the Agreement, anything in the Agreement to the contrary notwithstanding.

EVENTS OF DEFAULT

     'Events of Default' will consist of: (i) (A) any failure by the Servicer (or Special Servicer) to make any required Advance or (B) any other failure of the Servicer (or Special Servicer) to deposit in the Collection Account any deposit required to be made under the Agreement, which failure continues unremedied for two Business Days after the giving of written notice of such failure to the Servicer (or Special Servicer) by the Trustee, or to the Servicer (or Special Servicer) and the Trustee by Certificateholders holding Certificates evidencing a Percentage Interest in the Trust of at least 25%; (ii) any failure by the Servicer (or Special Servicer) duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Servicer (or Special Servicer) by the Trustee, or to the Servicer (or Special Servicer) and the Trustee by any Certificateholders holding Certificates evidencing a Percentage Interest in the Trust of at least 25%;
(iii) any failure by the Servicer (or Special Servicer) to make any required Servicing Advance, which failure continues unremedied for a period of 30 days after the giving of written notice of such failure to the Servicer (or Special Servicer) by the Trustee, or to the Servicer (or Special Servicer) and the Trustee by any Certificateholders holding Certificates evidencing a Percentage Interest in the Trust of at least 25%; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer (or Special Servicer) and certain actions by the Servicer (or Special Servicer) indicating insolvency, reorganization or inability to pay its obligations (an 'Insolvency Event'); and (v) certain loss or delinquency tests specified in the Agreement are not met.

RIGHTS UPON AN EVENT OF DEFAULT

     So long as a Event of Default remains unremedied, either the Trustee or Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust, may subject to the limitations set forth in the Agreement terminate all of the rights and obligations of the Servicer (or Special Servicer) under the Agreement and in and to the Mortgage Loans, whereupon the Master Servicer will appoint a successor Servicer (or Special Servicer) or the Master Servicer will succeed to all the responsibilities, duties and liabilities of the Servicer (or Special Servicer) under the Agreement and will be entitled to similar compensation arrangements. In the event that the Master Servicer would be obligated to succeed the Servicer (or Special Servicer) but is

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

unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $50,000,000. Pending such appointment, the Master Servicer will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Servicer (or Special Servicer) would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Servicer (or Special Servicer) may be empowered to prevent the termination and replacement of the Servicer (or Special Servicer) if the only Event of Default that has occurred is an Insolvency Event.

MASTER SERVICER EVENTS OF DEFAULT

     'Master Servicer Events of Default' will consist of, among other things:
(i) (A) any failure by the Master Servicer to make any required Advance or (B) any other failure of the Master Servicer to deposit in the Collection Account any deposit required to be made under the Agreement, which failure continues unremedied for one Business Day after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by Certificateholders holding Certificates evidencing a Percentage Interest in the Trust of at least 25%; (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Master Servicer contained in the Agreement, which failure continues unremedied for a period of 30 days, after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by Certificateholders holding Certificates evidencing a Percentage Interest in the Trust of at least 25%; provided, however, if such failure stated in the notice cannot be corrected within the applicable period, the Trustee may consent, in its sole discretion, to a reasonable extension of time if corrective action is instituted by the Master Servicer within the applicable time period and the Master Servicer actively pursues it until fully corrected; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations; and (iv) any failure by the Master Servicer to remit to the Distribution Account any amount to be remitted by the Master Servicer therein, in accordance with the terms of the Agreement.

RIGHTS UPON MASTER SERVICER EVENTS OF DEFAULT

     So long as certain Master Servicer Events of Default described in the Agreement remain unremedied, either the Trustee or Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust, may terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans. If certain other Master Servicer Events of Default described in the Agreement relating to the failure by the Master Servicer to make required Advances or remit funds to the Distribution Account remain unremedied, the Trustee shall terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans. Upon such termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements.

AMENDMENT

     The Agreement may be amended from time to time by the Master Servicer, the Servicer, the Special Servicer, the Depositor and the Trustee, without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Depositor, the Servicer, the Special Servicer or the Master Servicer to comply with any requirements imposed by the Internal Revenue Code or any regulation thereunder, or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Offered Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Depositor, the Trustee, the Master Servicer, the Servicer nor the Special Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any

Certificateholder; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of any Class of the Offered Certificates. The Agreement may also be amended from time to time by the Master Servicer, the Servicer, the Special Servicer, the Depositor, and the Trustee, with the consent of Certificateholders evidencing at least 51% of the Percentage Interests of each Class affected thereby (or 51% of the Percentage Interests of all Classes if all Classes are affected) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions which are required to be made on any Certificate without the consent of the Certificateholder or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Offered Certificates then outstanding.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

     The Servicer or Special Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related mortgagors.

INSURANCE COVERAGE

     The Master Servicer, the Servicer and the Special Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

     The Agreement provides for delivery on or before the last day of the fifth month following the end of the Servicer's fiscal year, beginning in 1999, to the Trustee, the Depositor and the Rating Agencies of an annual statement signed by an officer of the Servicer (or Special Servicer) to the effect that the Servicer (or Special Servicer) has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before the last day of the fifth month following the end of the Servicer's fiscal year, beginning in 1999, the Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Depositor) to the Trustee, the Depositor and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Uniform Single Attestation Program for Mortgage Bankers and such firm's conclusion with respect thereto.

     The Servicer's fiscal year ends on November 30.

VOTING RIGHTS

     Voting rights under the Agreement will be allocated among the Offered Certificates in proportion to their respective Class Certificate Principal Amounts, and among all Certificates as provided in the Agreement.

THE TRUSTEE

     First Union National Bank, a national banking association, will be the Trustee under the Agreement. The Trustee will be paid a monthly fee (the 'Trustee Fee') calculated as a fixed percentage equal to 0.0035% per annum (the 'Trustee Fee Rate') on the Aggregate Class Certificate Principal Amount, and will also be entitled to retain, as additional compensation, any interest or other income earned on funds on deposit in the Distribution Account pending distribution to Certificateholders. The Trustee will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. The Trustee's 'Corporate Trust Office' for

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

purposes of presentment and surrender of the Offered Certificates for the final distribution thereon and for all other purposes is located at 230 South Tryon Street NC 1179, Charlotte, North Carolina 28288, Attention: Structured Finance Trust Services, or such address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

     The Trustee may have normal banking relationships with the Depositor and the Servicer.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Master Servicer. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Master Servicer (such Master Servicer approval not to be unreasonably withheld). Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust, have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

              DESCRIPTION OF THE MORTGAGE LOAN PURCHASE AGREEMENT

     The Mortgage Loans to be transferred to the Trust by the Depositor will be purchased by the Depositor from the Seller pursuant to the Mortgage Loan Purchase Agreement to be entered into between the Depositor, as purchaser of the Mortgage Loans, and the Seller, as seller of the Mortgage Loans (the 'Purchase Agreement'). Under the Purchase Agreement, the Seller will agree to transfer the Mortgage Loans to the Depositor. Pursuant to the Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust, and the Depositor will assign its rights in, to and under the Purchase Agreement, to the Trust.

     Pursuant to the terms of the Sale Agreement whereby the Mortgage Loans were purchased by the Seller, the Transferor has made certain representations and warranties as of the date specified in the Sale Agreement with respect to the accuracy in all material respects of certain information with respect to each Mortgage Loan (e.g., Principal Balance and the Mortgage Rate). In the Purchase Agreement, the Seller will represent, among other things, (a) that at the time of the transfer of the Mortgage Loans to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien, and (b) that with respect to each Mortgage Loan no event has occurred that would cause the representations made by the Transferor as of the date specified in the Sale Agreement to be incorrect as of the Cut-Off Date. In the Agreement, the Depositor will assign to the Trustee its rights with respect to the representations and warranties made by the Transferor in the Sale Agreement and by the Seller in the Purchase Agreement. In the event of a breach of any such representations and warranties which has a material adverse effect on the interests of the Certificateholders, the representing party will repurchase or substitute for the Mortgage Loans as described above under 'POOLING AND SERVICING AGREEMENT--Assignment of Mortgage Loans.'

     The Seller has also agreed to indemnify the Depositor and the Trust from and against certain losses, liabilities and expenses (including reasonable attorneys' fees) suffered or sustained pursuant to the Purchase Agreement.

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

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Mortgage Loans.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The Agreement provides that the Trust Fund, exclusive of the assets held in the Basis Risk Reserve Fund, will comprise several 'Lower Tier REMICs' and an 'Upper Tier REMIC' organized in a tiered REMIC structure. Each Lower Tier REMIC will issue uncertificated regular interests and those interests will be held entirely by the REMIC immediately above it in the tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes.

     Each class of Offered Certificates and the Class X Certificate will represent beneficial ownership of a corresponding class of regular interests issued by the Upper Tier REMIC. In addition, each of the Offered Certificates will represent a beneficial interest in the right to receive payments from the Basis Risk Reserve Fund.

     Upon the issuance of the Offered Certificates, Brown & Wood LLP ('Tax Counsel') will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, for federal income tax purposes, each Lower Tier REMIC and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the 'Code'). In addition, Tax Counsel will deliver an opinion to the effect that the Basis Risk Reserve Fund is an 'outside reserve fund' that is beneficially owned by the holder of the Class X Certificate. Moreover, Tax Counsel will deliver an opinion to the effect that, although the matter is not entirely clear, the rights of the holders of the Offered Certificates to receive payments from the Basis Risk Reserve Fund should represent, for federal income tax purposes, interests in an interest rate cap contract.

TAXATION OF REGULAR INTERESTS

     A holder of a Class of Offered Certificates will be treated for federal income tax purposes as owning an interest in the corresponding Class of Regular Interests in the Upper Tier REMIC and an interest in a limited recourse interest rate cap contract (the 'Cap Contract'). A holder of an Offered Certificate must allocate its purchase price for the Offered Certificate between its two components--the REMIC Regular Interest component and the Cap Contract component. For information reporting purposes, the Trustee will assume that, with respect to any Offered Certificate, the Cap Contract component will have only nominal value relative to the value of the Regular Interest component. The IRS could, however, argue that the Cap Contract component has significant value, and if that argument were to be sustained, the Regular Interest component could be viewed as having been issued with an additional amount of original issue discount ('OID') (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Taxation of Debt Securities--Interest and Acquisition Discount' in the Prospectus.

     Upon the sale, exchange, or other disposition of an Offered Certificate, the holder must allocate the amount realized between the two components of the Offered Certificate based on the relative fair market values of those components at the time of sale. Assuming that an Offered Certificate is held as a 'capital asset' within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss, and gain or loss on the disposition of the Regular Interest component should, subject to the limitation described below, be capital gain or loss. Gain attributable to the Regular Interest component of an Offered Certificate will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the holder's gross income with respect to the Regular Interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Offered Certificate over (ii) the amount actually included in such holder's income.

     The maximum tax rate on a noncorporate taxpayer's capital gain realized upon the disposition of an Offered Certificate is 20% if the Offered Certificate is held for at least 18 months, and 28% if the Offered Certificate is held for more than one year but not more than 18 months.

     Interest on the Regular Interest component of an Offered Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest component of an Offered Certificate could be considered to have been issued with OID. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Taxation of Debt Securities--Interest and Acquisition Discount' in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 120% of the Prepayment Assumption for the Fixed Rate Mortgage Loans and 140% of the Prepayment Assumption for the Adjustable Rate Mortgage Loans and assuming that the Class X Certificateholder exercises its special termination option when it is first entitled to do so. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

     The Internal Revenue Service (the 'IRS') has issued regulations (the 'OID Regulations') under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates, and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other manner not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     It appears that a reasonable method of reporting original issue discount with respect to the Offered Certificates if such Certificates are required to be treated as issued with original issue discount generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable Index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable Index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS-- Taxation of Debt Securities--Interest and Acquisition Discount' in the Prospectus.

STATUS OF THE OFFERED CERTIFICATES

     The Regular Interest components of the Offered Certificates will be treated as assets described in Section 7701 (a) (19) (C) of the Code, and as 'real estate assets' under Section 856(c) (5) (B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the Basis Risk Reserve Fund, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under section 856 (c) (5) (B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of section 856(c) (3) of the Code. The Cap Contract component of an Offered Certificate will not, however, qualify as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856 (c) (5)
(B) of the Code. The Offered Certificates also will not be treated as 'qualified mortgages' under Section 860G(a)(3) of the Code in their entirety and may not be appropriate investments for REMICs. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Taxation of the REMIC and its Holders--General' in the Prospectus.

THE BASIS RISK RESERVE FUND

     As indicated above, a portion of the purchase price paid by a holder to acquire an Offered Certificate will be attributable to the Cap Contract component of such Offered Certificate. The portion of the overall purchase price attributable to the Cap Contract component must be amortized over the life of an Offered Certificate, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Offered Certificate.

     Any payments made to a holder from the Basis Risk Reserve Fund will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

     Gain or loss realized upon the termination of the Cap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     It is not anticipated that the Trust Fund will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in
Section 860G(c) of the Code. However, in the event that any such tax is imposed on the Trust Fund, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement,
(ii) the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Agreement, and (iii) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable to Holders of the Offered Certificates. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS-- Taxation of the REMIC--Prohibited Transactions and Contributions Tax' in the Prospectus.

     The responsibility for filing annual federal information returns and other reports will be borne by the Trustee and/or the Master Servicer. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Administrative Matters' in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS' in the Prospectus.

BACKUP WITHHOLDING

     Certain Certificateholders may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Certificateholders, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fails to report interest, dividends, or other 'reportable payments' (as defined in the Code) properly, or, under certain circumstances, fails to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Offered Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only 'Offered Certificateholder' of record is Cede, as nominee for DTC, Certificateholders and the IRS will receive tax and other information including the amount of interest paid on such Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificateholder will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificateholder fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Such amounts will be deemed distributed to the affected Certificate Owner for all purposes of the Certificates and the Agreement.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

     The following information describes the United States federal income tax treatment of holders that are not United States persons ('Foreign Investors'). The term 'Foreign Investor' means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding clause (iv), to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered United States persons.

     The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain 'portfolio debt investments' issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Offered Certificates will be issued in registered form, therefore if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Offered Certificates.

     For the Offered Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Certificateholder an executed IRS Form W-8 signed under penalty of perjury by the Certificateholder stating that the Certificateholder is a Foreign Investor and providing such Certificateholder's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

     A Certificateholder that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Offered Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Certificateholder in the United States, (ii) in the case of a Certificateholder that is an individual, such Certificateholder is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

NEW WITHHOLDING REGULATIONS

     On October 6, 1997, the Treasury Department issued new regulations (the 'New Regulations') which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                                  STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the Federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Certificates.

                              ERISA CONSIDERATIONS

     Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Code, of the Plan's acquisition and ownership of such Certificates. See 'ERISA CONSIDERATIONS' in the Prospectus.

     The U.S. Department of Labor has granted to Lehman Brothers Inc. ('Lehman Brothers') Prohibited Transaction Exemption 91-14 (the 'Exemption') which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Lehman Brothers or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Plan provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (1) The acquisition of the Senior Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Senior Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc.;

          (4) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicer represent not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

          (5) The Trustee is not an affiliate of the Underwriter, the Seller, the Servicer, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the 'Restricted Group'); and

          (6) The Plan investing in the Senior Certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Underwriter believes that the Exemption will apply to the acquisition and holding of the Senior Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. Any Plan fiduciary considering whether to purchase any Senior Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Senior Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

     The Exemption does not apply to the initial purchase, the holding or the subsequent resale of the Subordinate Certificates because the Subordinate Certificates are subordinate to certain other Classes of Certificates. CONSEQUENTLY, TRANSFERS OF THE SUBORDINATE CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES: (I) A REPRESENTATION FROM THE TRANSFEREE OF SUCH CERTIFICATES, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT THE TRANSFER; (II) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN 'INSURANCE COMPANY GENERAL ACCOUNT' (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ('PTCE 95-60')) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60; OR (III) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATES BY A PLAN, ANY PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS, WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE 'PLAN ASSETS' AND SUBJECT TO THE PROHIBITED TRANSACTION REQUIREMENTS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT. SUCH REPRESENTATION AS DESCRIBED ABOVE SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A BOOK-ENTRY CERTIFICATE THAT IS A SUBORDINATE CERTIFICATE. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS IS ATTEMPTED WITHOUT SUCH OPINION OF COUNSEL, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

     Because the ultimate holder of the Class X Certificate could be a party in interest with respect to a Plan investor, any Plan investor (including an insurance company general account investing the assets of Plans) that is considering acquiring Certificates should consult with its legal advisors concerning whether the direct acquisition by the holder of the Class X Certificate from such Plan of an option to purchase the Certificates held by such Plan, or the exercise by the holder of the Class X Cetificate of such an option could constitute a prohibited transaction, and whether such transaction would be covered by the Exemption or another statutory, regulatory or administrative exemption.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Senior Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Class M-2 Certificates and Class B-1 Certificates will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'). The appropriate characterization of the Class M-2 Certificates and the Class B-1 Certificates under various legal investment restrictions applicable to the investment activities of certain institutions, and thus the ability of investors subject to these restrictions to purchase the Class M-2 Certificates and the Class B-1 Certificates, may be subject to significant intepretive uncertainties.

     The Class A-1, Class A-2 and Class M-1 Certificates will constitute 'mortgage related securities' for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Class A-1 Certificates, the Class A-2 Certificates and the Class M-1 Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA. In addition, institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.

     All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them. See 'Legal Investment' in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the 'Underwriting Agreement') between the Depositor and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

     The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the 'Act'). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

     Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class X Certificate and the Residual Certificate simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

     Lehman Brothers Inc. is an affiliate of the Depositor, the Seller and Aurora.

     After the initial distribution of the Offered Certificates by the Underwriter, the Prospectus and Prospectus Supplement may be used by Lehman Brothers Inc., an affiliate of the Seller, the Depositor and the Servicer, in connection with market making transactions in the Offered Certificates. Lehman Brothers Inc. may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor by Brown & Wood LLP, New York, New York and for the Underwriter by Brown & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition to the issuance of the Offered Certificates that they receive at least the following ratings:

                CLASS      MOODY'S       FITCH
                -----      -------       ------
                A-1            Aaa          AAA
                A-2            Aaa          AAA
                M-1            Aa2           AA
                M-2             A2            A
                B-1           Baa3          BBB


     A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Offered Certificateholders might realize a lower than anticipated yield. The ratings do not address the likelihood of the payment of any Basis Risk Shortfall.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

TERMS                                                                                          PAGE
-----                                                                                          ----
1994 Flood Act................................................................                                S-58
Aames.........................................................................                                S-20
Aames Guidelines..............................................................                                S-21
Accrual Period................................................................                           S-7, S-43
Act...........................................................................                                S-69
Adjustable Rate Mortgage Loans................................................                           S-5, S-22
Adjustment Date...............................................................                                S-29
Advance.......................................................................                                S-20
AFC...........................................................................                                S-20
Affiliated Originators........................................................                                 S-4
Agreement.....................................................................                                 S-4
Aggregate Class Certificate Principal Amount..................................                                 S-5
Aggregate Cut-Off Date Principal Balance......................................                           S-5, S-22
Aggregate Expense Rate........................................................                                S-43
Aggregate Loan Balance........................................................                                S-49
Applied Loss Amount...........................................................                           S-9, S-50
Aurora........................................................................                           S-6, S-18
Available Funds...............................................................                                S-43
Basic Fee.....................................................................                          S-10, S-56
Basic Fee Rate................................................................                          S-10, S-56
Basis Risk Reserve Fund.......................................................                                S-44
Basis Risk Shortfall..........................................................                                S-44
Basis Risk Trigger............................................................                                S-49
BCD Mortgage Loan.............................................................                                S-19
BIF...........................................................................                                S-54
Book-Entry Certificates.......................................................                                S-39
Cap Contract..................................................................                                S-63
Carryforward Interest.........................................................                                S-44
Cede..........................................................................                                 S-6
Cedel.........................................................................                                 S-6
Cedel Participants............................................................                                S-41
Certificate Interest Rate.....................................................                                S-43
Certificate Principal Amount..................................................                                S-43
Certificate Owners............................................................                           S-6, S-39
Certificateholder.............................................................                                S-40
Certificates..................................................................                          Cover, S-4
Chase.........................................................................                                 S-6
Citibank......................................................................                                 S-6
Class.........................................................................                               Cover
Class A-1 Spread..............................................................                    Cover, S-7, S-43
Class A-2 Spread..............................................................                    Cover, S-7, S-43
Class B-1 Principal Distribution Amount.......................................                                S-48
Class B-1 Spread..............................................................                           S-7, S-43
Class Certificate Principal Amount............................................                           S-4, S-39
Class M Certificates..........................................................                          Cover, S-4
Class M-1 Principal Distribution Amount.......................................                                S-48
Class M-1 Spread..............................................................                    Cover, S-4, S-43
Class M-2 Principal Distribution Amount.......................................                                S-48
Class M-2 Spread..............................................................                    Cover, S-7, S-43
Class X Certificate...........................................................                          Cover, S-4
Closing Date..................................................................                               Cover
Code..........................................................................                                S-63
Collection Account............................................................                                S-54
Collection Period.............................................................                           S-8, S-46
Compensating Interest.........................................................                                S-45
Cooperative...................................................................                                S-41

TERMS                                                                                          PAGE
-----                                                                                          ----
CPR...........................................................................                                S-35
Current Interest..............................................................                                S-44
Cut-Off Date..................................................................                                 S-4
Cut-Off Date Principal Balance................................................                                 S-4
Deferred Amount...............................................................                                S-51
Definitive Certificate........................................................                                S-39
Delayed Adjustment Mortgage Loans.............................................                           S-5, S-22
Delinquency Event.............................................................                                S-49
Depositor.....................................................................                     Cover, S-4, S-6
Directing Holder..............................................................                                S-55
Distribution Account..........................................................                          S-10, S-54
Distribution Date.............................................................                           S-2, S-39
DTC...........................................................................                           S-6, S-42
Eligible Account..............................................................                                S-54
ERISA.........................................................................                          S-12, S-67
Euroclear.....................................................................                                 S-6
Euroclear Operator............................................................                                S-41
Euroclear Participants........................................................                                S-41
European Depositaries.........................................................                           S-6, S-40
Events of Default.............................................................                                S-59
Exemption.....................................................................                                S-67
Extra Principal Distribution Amount...........................................                                S-48
Financial Intermediary........................................................                                S-40
Fitch.........................................................................                                S-13
Fixed Rate Mortgage Loans.....................................................                           S-5, S-22
Foreclosed Loans..............................................................                                S-20
Foreclosure Ratio.............................................................                                S-20
Foreign Investor..............................................................                                S-66
Global Securities.............................................................                               A-I-1
Gross Margin..................................................................                                S-29
Harbourton....................................................................                                S-18
HUD...........................................................................                                S-19
Index.........................................................................                     S-5, S-22, S-32
Initial Cap...................................................................                                S-29
Insolvency Event..............................................................                                S-59
Interest Remittance Amount....................................................                                S-44
IRS...........................................................................                                S-64
Lehman........................................................................                               Cover
Lehman Brothers...............................................................                                S-67
LIBOR.........................................................................                          S-14, S-45
LIBOR Determination Date......................................................                                S-45
Liquidated Mortgage Loan......................................................                                S-50
Loan Rates....................................................................                                S-22
Loan-to-Value Ratio...........................................................                                S-22
London Banking Day............................................................                                S-45
Loss Trigger Event............................................................                                S-49
Lower Tier REMICs.............................................................                                S-63
Master Servicer...............................................................               Cover, S-4, S-6, S-17
Master Servicer Events of Default.............................................                                S-60
Master Servicing Fee..........................................................                          S-10, S-56
Master Servicing Fee Rate.....................................................                          S-10, S-56
Maximum Certificate Interest Rate.............................................                                S-44
Maximum Rate..................................................................                                S-29
Minimum Rate..................................................................                                S-29
Modeling Assumptions..........................................................                                S-35
Monthly Excess Cashflow.......................................................                                S-51
Monthly Excess Interest.......................................................                                S-45
Moody's.......................................................................                                S-13

TERMS                                                                                          PAGE
-----                                                                                          ----
Mortgage Loans................................................................                          Cover, S-4
Mortgage Notes................................................................                                S-22
Mortgage Pool.................................................................                          Cover, S-4
Mortgaged Property............................................................                                 S-5
Mortgaged Properties..........................................................                                 S-4
Mortgage Rate.................................................................                                 S-5
Mortgage Rates................................................................                                S-22
Net Funds Cap.................................................................                    Cover, S-7, S-43
Net Gains/(Losses)............................................................                                S-20
Net Liquidation Proceeds......................................................                                S-49
Net Mortgage Rate.............................................................                                S-43
Net Prepayment Interest Shortfall.............................................                                S-45
New Regulations...............................................................                                S-67
Nonrecoverable Advance........................................................                                S-55
Norwest.......................................................................                                S-17
Ocwen.........................................................................                           S-2, S-19
Offered Certificates..........................................................                    Cover, S-4, S-39
Offered Certificateholder.....................................................                                S-66
Offered Subordinate Certificates..............................................                          Cover, S-4
OID...........................................................................                                S-63
OID Regulations...............................................................                                S-64
Originators...................................................................                                S-20
Overcollateralization Amount..................................................                           S-8, S-48
Overcollateralization Deficiency..............................................                           S-8, S-48
Overcollateralization Release Amount..........................................                           S-8, S-49
Overcollateralization Stepdown Trigger Event..................................                                S-49
Participant...................................................................                                S-40
Payahead......................................................................                                S-44
Periodic Cap..................................................................                                S-29
Plan..........................................................................                                S-12
Pool Delinquency Rate.........................................................                                S-47
Prepayment Assumption.........................................................                                S-35
Prepayment Interest Shortfall.................................................                                S-45
Prepayments...................................................................                                S-16
Principal Balance.............................................................                                 S-4
Principal Distribution Amount.................................................                      S-7, S-8, S-46
Principal Remittance Amount...................................................                                S-46
PTCE 95-60....................................................................                                S-68
Purchase Agreement............................................................                          S-54, S-62
Rating Agencies...............................................................                                S-13
Realized Loss.................................................................                                S-50
Record Date...................................................................                                S-39
Reference Banks...............................................................                                S-45
Relevant Depositary...........................................................                                S-40
REMIC.........................................................................                                 S-2
Remittance Rate...............................................................                                S-44
Repurchase Price..............................................................                                S-51
Reserve Interest Rate.........................................................                                S-49
Residual Certificate..........................................................                          Cover, S-4
Restricted Group..............................................................                                S-67
Rolling Three Month Delinquency Rate..........................................                                S-47
Rules.........................................................................                                S-40
SAIF..........................................................................                                S-54
Sale Agreement................................................................                                S-53
Sale Date.....................................................................                                S-53
Scheduled Payment.............................................................                           S-5, S-22
Scheduled Principal Balance...................................................                                S-49
Seller........................................................................                          Cover, S-6

TERMS                                                                                          PAGE
-----                                                                                          ----
Senior Certificates...........................................................                          Cover, S-4
Senior Enhancement Percentage.................................................                                S-48
Senior Principal Distribution Amount..........................................                                S-48
Servicer......................................................................               Cover, S-4, S-6, S-18
Servicers.....................................................................                                S-53
Servicing Advance.............................................................                                S-55
Servicing Fee.................................................................                          S-10, S-56
Servicing Fee Rate............................................................                          S-10, S-56
Six-Month LIBOR...............................................................                                S-14
Six Month LIBOR Index.........................................................                                S-32
SMMEA.........................................................................                          S-12, S-68
Special Servicer..............................................................          Cover, S-2, S-4, S-6, S-19
Special Servicer Fee..........................................................                                S-56
Special Servicer Incentive Fee................................................                                S-56
Spread........................................................................                                S-43
Stepdown Date.................................................................                                S-48
Subordinate Certificates......................................................                               Cover
Substitution Amount...........................................................                                S-44
Targeted Overcollateralization Amount.........................................                     S-8, S-49, S-53
Tax Counsel...................................................................                                S-63
Terms and Conditions..........................................................                                S-41
Total Portfolio...............................................................                                S-20
Transferor....................................................................                                S-20
Transferred Mortgage Loans....................................................                                S-55
Trigger Event.................................................................                                S-47
Trust.........................................................................                          Cover, S-4
Trust Fund....................................................................                          Cover, S-4
Trustee.......................................................................                          Cover, S-4
Trustee Fee...................................................................                          S-10, S-61
Trustee Fee Rate..............................................................                          S-10, S-61
Unaffiliated Originators......................................................                                S-20
Underwriter...................................................................                               Cover
Underwriting Agreement........................................................                                S-69
Unpaid Basis Risk Shortfall...................................................                                S-44
Upper Tier REMICs.............................................................                                S-63
U.S. Person...................................................................                               A-I-3

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Home Equity Loan Asset-Backed Certificates, Series 1998-2 (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset-backed certificates issues.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on

                                     A-I-1
the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

                                     A-I-2

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term 'U.S. Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                     A-I-3

                     [This page intentionally left blank]

PROSPECTUS

                             LEHMAN ABS CORPORATION
                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

    Lehman ABS Corporation (the 'Depositor') may offer from time to time under this Prospectus and related Prospectus Supplements the Asset-Backed Notes (the 'Notes') and the Asset-Backed Certificates (the 'Certificates' and, together with the Notes, the 'Securities') which may be sold from time to time in one or more series (each, a 'Series').

    As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a 'Trust Fund') by the Depositor pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include assets purchased from the seller or sellers specified in the related Prospectus Supplement (the 'Seller') composed of (a) Primary Assets, which may include one or more pools of (i) closed-end and/or revolving home equity loans or certain balances thereof and/or loans of which the proceeds have been applied to the purchase of the related Mortgaged Property (collectively, the 'Mortgage Loans'), secured by mortgages primarily on one- to four-family residential properties, unless otherwise specified in the related Prospectus Supplement, (ii) home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts') which are either unsecured or secured by mortgages primarily on one-to-four family residential properties, unless otherwise specified in the related Prospectus Supplement, or by purchase money security interests in the home improvements financed thereby (the 'Home Improvements') and (iii) Private Securities (as defined herein), (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Mortgage Loans and/or Home Improvement Contracts (collectively, the 'Loans'), which servicer may also be the Seller, specified in the related Prospectus Supplement (the 'Servicer'), and (c) certain funds, Enhancement (as defined herein) and other assets as described herein and in the related Prospectus Supplement.

    Purchases of Private Securities for a Series by the Seller or the Depositor will be made in secondary market transactions, not from the issuer of such Private Securities or any affiliate thereof. See 'The Trust Funds--Private Securities' herein.

    Each Series of Securities will be issued in one or more classes (each, a 'Class'). Interest on and principal of the Securities of a Series will be payable on each Distribution Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

    If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

    The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Loans or Underlying Loans relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

    If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS' herein.

FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN
                                          THE CERTIFICATES, SEE PAGE 11.

NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN THE RELATED TRUST FUND ONLY AND ARE NOT
   GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE SELLER,
     THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES
       OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS
        SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE DEPOSITOR'S
          ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES
            WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND
              WARRANTIES SET FORTH IN THE RELATED AGREEMENT AS
                DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS
                  SUPPLEMENT. SEE 'SPECIAL CONSIDERATIONS'
                     FOR CERTAIN FACTORS TO BE
                        CONSIDERED IN PURCHASING THE
                                  SECURITIES.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE
       PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

    The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Lehman Brothers and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.

                            ------------------------

                                LEHMAN BROTHERS

December 15, 1997

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Seller and any Servicer; (iii) the terms of any Enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) additional information with respect to the plan of distribution of such Securities; and (x) whether a REMIC election will be made with respect to some or all of the Trust Fund for such Series. To the extent that the terms of this Prospectus conflict or are otherwise inconsistent with the terms of any Prospectus Supplement, the terms of such Prospectus Supplement shall govern.

                             AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission (the 'Commission') maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electonically with the Commission.

                               REPORTS TO HOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See 'THE AGREEMENTS--Reports to Holders' herein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed with respect to each Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of any Prospectus Supplement and prior to the termination of any offering of Securities shall be deemed to be incorporated by reference into such Prospectus Supplement and this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in any Prospectus Supplement or in this Prospectus shall be deemed to be modified or superseded for purposes of such Prospectus Supplement and this Prospectus to the extent that a statement contained in any Prospectus Supplement or in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of any Prospectus Supplement.

     The Depositor on behalf of any Trust Fund will provide, without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to Corporate Secretary, Lehman ABS Corporation, Three World Financial Center, New York, New York 10285 (telephone: 212-526-7000).


                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the 'GLOSSARY OF TERMS' herein.

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SECURITIES OFFERED................. Asset-Backed Certificates (the 'Certificates') and Asset-Backed Notes
                                      (the 'Notes'). Certificates are issuable from time to time in Series pursuant to a Pooling and Servicing Agreement or Trust Agreement.
                                      Each Certificate of a Series will evidence an interest in the Trust
                                      Fund for such Series, or in an Asset Group specified in the related
                                      Prospectus Supplement. Notes are issuable from time to time in
                                      Series pursuant to an Indenture. Each Series of Securities will consist of one or more Classes, one or more of which may be Classes of Compound Interest Securities, Planned Amortization Class ('PAC')
                                      Securities, Variable Interest Securities, Zero Coupon Securities,
                                      Principal Only Securities, Interest Only Securities, Participating
                                      Securities, Senior Securities or Subordinate Securities. Each Class
                                      may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, Final Scheduled
                                      Distribution Dates, Distribution Dates and interest rates. The
                                      Securities of each Class will be issued in fully registered form in the denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Securities or certain Classes of such Securities offered thereby may be available in book-entry form only.

DEPOSITOR.......................... Lehman ABS Corporation (the 'Depositor') was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned, special purpose subsidiary of Lehman Commercial Paper Inc. ('LCPI'), which itself is a wholly-owned subsidiary of Lehman Brothers Inc. ('Lehman
                                      Brothers'), which is a wholly-owned subsidiary of Lehman Brothers
                                      Holdings Inc. ('Holdings'). None of Lehman Brothers, LCPI, Holdings
                                      nor any other affiliate of the Depositor, the Servicer, the Trustee or the Seller has guaranteed or is otherwise obligated with respect to the Securities of any Series. See 'THE DEPOSITOR.'

INTEREST PAYMENTS.................. Interest payments on the Securities of a Series entitled by their terms to receive interest will be made on each Distribution Date, to the extent set forth in, and at the applicable rate specified in (or determined in the manner set forth in), the related Prospectus
                                      Supplement. The interest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Loans or Underlying Loans relating to the Private
                                      Securities, as applicable and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Interest Only
                                      Securities may be assigned a 'Notional Amount' set forth in the related Prospectus Supplement which is used solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any
                                      distributions allocable to principal. Principal Only Securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the
                                      Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related
                                      Prospectus Supplement. See 'DESCRIPTION OF THE SECURITIES-- Payments
                                      of Interest.'
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                                       3

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PRINCIPAL PAYMENTS................. All payments of principal of a Series of Securities will be made in an aggregate amount determined as set forth in the related Prospectus
                                      Supplement and will be paid at the times and will be allocated among the Classes of such Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all
                                      Securities of any such Class, all as specified in the related
                                      Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE
  OF THE SECURITIES................ The Final Scheduled Distribution Date with respect to each Class of
                                      Notes is the date no later than which principal thereof will be fully paid and with respect to each Class of Certificates is the date after which no Certificates of such Class are expected to remain outstanding, in each case calculated on the basis of the assumptions applicable to such Series described in the related
                                      Prospectus Supplement. The Final Scheduled Distribution Date of a
                                      Class may equal the maturity date of the Primary Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus
                                      Supplement.

                                    The actual final Distribution Date of the Securities of a Series will depend primarily upon the rate of payment (including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases) of the Loans or Underlying Loans relating to the Private Securities, as applicable, in the related
                                      Trust Fund. Unless otherwise specified in the related Prospectus
                                      Supplement, the actual final Distribution Date of any Security is likely to occur earlier and may occur substantially earlier or may occur later than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the
                                      Primary Assets. The rate of payments on the Loans or Underlying
                                      Loans relating to the Private Securities, as applicable, in the
                                      Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Loans or Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See 'RISK
                                      FACTORS--Prepayment and Yield Considerations' and 'DESCRIPTION OF
                                      THE SECURITIES--Weighted Average Life of the Securities' herein.

OPTIONAL TERMINATION............... One or more Classes of Securities of any Series may be redeemed or repurchased in whole or in part, at the Depositor's or the
                                      Servicer's option, at such time and under the circumstances specified in the related Prospectus Supplement, at the price set forth therein. If so specified in the related Prospectus Supplement for a Series of Securities, the Depositor, the Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related Trust
                                      Fund by repurchasing all of the Primary Assets remaining in the
                                      Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Securities of the Series or the Primary Assets relating to such Series, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. See 'DESCRIPTION OF
                                      THE SECURITIES--Optional Purchase or Termination.'
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                                       4

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                                    In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related
                                      Primary Assets.

THE TRUST FUND..................... The Trust Fund for a Series of Securities will consist of one or more of the assets described below, as described in the related Prospectus
                                      Supplement.

     A. PRIMARY ASSETS............. The Primary Assets for a Series may consist of any combination of the following assets, to the extent and as specified in the related
                                      Prospectus Supplement. The Primary Assets will be purchased from the
                                      Seller or may be purchased by the Depositor in secondary market transactions, not from the issuer of such Private Securities or an affiliate thereof, or, in the case of Loans, in privately negotiated transactions, including transactions with entities affiliated with the Depositor.

          (1) LOANS................ Primary Assets for a Series will consist, in whole or in part, of
                                    Loans. Some Loans may be delinquent or non-performing as specified in the related Prospectus Supplement. Loans may be originated by or acquired from an affiliate of the Depositor and an affiliate of the
                                      Depositor may be an obligor with respect to any such Loan. To the extent provided in the related Prospectus Supplement, additional
                                      Loans may be periodically added to the Trust Fund, or may be removed from time to time if certain asset value tests are met, as described in the related Prospectus Supplement.

                                    The 'Loans' for a Series will consist of (i) closed-end and/or revolving home equity loans or certain balances thereof and/or loans of which the proceeds have been applied to the purchase of the related Mortgaged Property (collectively, 'Mortgage Loans') and (ii)
                                      home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts'). The Mortgage Loans
                                      and the Home Improvement Contracts are collectively referred to herein as the 'Loans.' Loans may, as specified in the related
                                      Prospectus Supplement, have various payment characteristics, including balloon or other irregular payment features, and may accrue interest at a fixed rate or an adjustable rate.

                                    As specified in the related Prospectus Supplement, the Loans will and the Home Improvement Contracts may be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a
                                      Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related
                                      Prospectus Supplement. As specified in the related Prospectus
                                      Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the 'Properties.'

                                    The related Prospectus Supplement will describe certain
                                      characteristics of the Loans for a Series, including, without limitation, and to the extent relevant: (a) the aggregate unpaid principal balance of the Loans (or the aggregate unpaid principal balance included in the Trust Fund for the related Series) and the average outstanding principal balance of the Loans; (b) the weighted average Loan Rate on the Loans as of the Cut-off Date; (c) the
                                      Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as
                                      applicable, of the Loans, computed in the manner described in the related Prospectus Supplement; (d) the percentage (by principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable
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                                       5
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                                      or fixed interest rates; (e) any enhancement relating to the Loans;
                                      (f) the percentage (by principal balance as of the Cut-off Date) of
                                      Loans that are secured by Mortgaged Properties, Home Improvement
                                      Loans or are unsecured; (g) the geographic distribution of any
                                      Mortgaged Properties securing the Loans; (h) the use and type of each Mortgaged Property securing a Loan; (i) the lien priority of the Loans; (j) the credit limit utilization rates of any Revolving
                                      Credit Line Loans; and (k) the delinquency status and year of origination of the Loans.

          (2) PRIVATE SECURITIES... Primary Assets for a Series may consist, in whole or in part, of
                                      Private Securities which include (a) pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the 'Underlying Loans') or (b)
                                      collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private
                                      Securities themselves will not be so insured or guaranteed. See 'THE
                                      TRUST FUNDS--Private Securities.' Unless otherwise specified in the
                                      Prospectus Supplement relating to a Series of Securities, payments on the Private Securities will be distributed directly to the
                                      Trustee as registered owner of such Private Securities.

                                    The related Prospectus Supplement for a Series will specify (such disclosure may be on an approximate basis, as described above and will be as of the date specified in the related Prospectus
                                      Supplement) to the extent relevant and to the extent such
                                      information is reasonably available to the Depositor and the
                                      Depositor reasonably believes such information to be reliable: (i)
                                      the aggregate approximate principal amount and type of any Private
                                      Securities to be included in the Trust Fund for such Series; (ii)
                                      certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization or other payment features),
                                      (B) the approximate aggregate principal amount of such Underlying
                                      Loans which are insured or guaranteed by a governmental entity, (C)
                                      the servicing fee or range of servicing fees with respect to such
                                      Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority and the credit utilization rates, if any, of such Underlying Loans, and (F)
                                      the delinquency status and year of origination of such Underlying
                                      Loans; (iii) the maximum original term-to-stated maturity of the
                                      Private Securities; (iv) the weighted average term-to-stated
                                      maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi)
                                      the sponsor or depositor of the Private Securities (the 'PS
                                      Sponsor'), the servicer of the Private Securities (the 'PS
                                      Servicer') and the trustee of the Private Securities (the 'PS
                                      Trustee'); (vii) certain characteristics of enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the
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                                       6
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                                      Loans underlying the Private Securities, or to such Private
                                      Securities themselves; (viii) the terms on which the Underlying
                                      Loans may, or are required to, be repurchased prior to stated
                                      maturity; and (ix) the terms on which substitute Underlying Loans may be delivered to replace those initially deposited with the PS
                                      Trustee. See 'THE TRUST FUNDS--Additional Information' herein.

     B. COLLECTION AND
          DISTRIBUTION ACCOUNTS.... Unless otherwise provided in the related Prospectus Supplement, all payments on or with respect to the Primary Assets for a Series will be remitted directly to an account (the 'Collection Account') to be established for such Series with the Trustee or the Servicer, in the name of the Trustee. Unless otherwise provided in the related
                                      Prospectus Supplement, the Trustee shall be required to apply a portion of the amount in the Collection Account, together with reinvestment earnings from eligible investments specified in the related Prospectus Supplement, to the payment of certain amounts payable to the Servicer under the related Agreement and any other person specified in the Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into a separate account (the 'Distribution Account') to be established for such
                                      Series, each in the manner and at the times established in the related Prospectus Supplement. All amounts deposited in such
                                      Distribution Account will be available, unless otherwise specified in the related Prospectus Supplement, for (i) application to the payment of principal of and interest on such Series of Securities on the next Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account as described above, any funds remaining in the Collection Account may be paid over to the
                                      Servicer, the Depositor, any provider of Enhancement with respect to such Series (an 'Enhancer') or any other person entitled thereto in the manner and at the times established in the related Prospectus
                                      Supplement.

ENHANCEMENT........................ If stated in the Prospectus Supplement relating to a Series, the
                                      Depositor will obtain an irrevocable letter of credit, surety bond, certificate insurance policy, insurance policy or other form of credit support (collectively, 'Enhancement') in favor of the Trustee on behalf of the Holders of such Series and any other person specified in such Prospectus Supplement from an institution acceptable to the rating agency or agencies identified in the related Prospectus Supplement as rating such Series of Securities
                                      (collectively, the 'Rating Agency') for the purposes specified in such Prospectus Supplement. The Enhancement will support the payments on the Securities and may be used for other purposes, to the extent and under the conditions specified in such Prospectus
                                      Supplement. See 'ENHANCEMENT.'

                                    Enhancement for a Series may include one or more of the following types of Enhancement, or such other type of Enhancement specified in the related Prospectus Supplement.

     A. SUBORDINATE SECURITIES..... If stated in the related Prospectus Supplement, Enhancement for a
                                      Series may consist of one or more Classes of Subordinate Securities.
                                      The rights of Holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of holders of Senior Securities of the
                                      Series, but only to the extent described in the related Prospectus
                                      Supplement.
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                                       7
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     B. INSURANCE.................. If stated in the related Prospectus Supplement, Enhancement for a
                                      Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance supporting payments on the
                                      Securities.

     C. RESERVE FUNDS.............. If stated in the Prospectus Supplement, the Depositor may deposit cash, a letter or letters of credit, short-term investments, or other instruments acceptable to the Rating Agency in one or more reserve funds to be established in the name of the Trustee (each, a 'Reserve
                                      Fund'), which will be used, as specified in such Prospectus
                                      Supplement, by the Trustee to make required payments of principal of or interest on the Securities of such Series, to make adequate provision for future payments on such Securities or for any other purpose specified in the Agreement, with respect to such Series, to the extent that funds are not otherwise available. In the
                                      alternative or in addition to such deposit, a Reserve Fund for a
                                      Series may be funded through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement.

     D. MINIMUM PRINCIPAL
          PAYMENT AGREEMENT........ If stated in the Prospectus Supplement relating to a Series of
                                      Securities, the Depositor will enter into a minimum principal payment agreement (the 'Minimum Principal Payment Agreement') with an entity meeting the criteria of the Rating Agency, pursuant to which such entity will provide funds in the event that aggregate principal payments on the Primary Assets for such Series are not sufficient to make certain payments, as provided in the related Prospectus
                                      Supplement. See 'ENHANCEMENT--Minimum Principal Payment Agreement.'

     E. DEPOSIT AGREEMENT.......... If stated in the Prospectus Supplement, the Depositor and the Trustee
                                      will enter into a guaranteed investment contract or an investment agreement (the 'Deposit Agreement') pursuant to which all or a portion of amounts held in the Collection Account, the Distribution
                                      Account or in any Reserve Fund will be invested with the entity specified in such Prospectus Supplement. The Trustee will be entitled to withdraw amounts so invested, plus interest at a rate equal to the Assumed Reinvestment Rate, in the manner specified in the Prospectus Supplement. See 'ENHANCEMENT--Deposit Agreement.'

SERVICING.......................... The Servicer will be responsible for servicing, managing and making collections on the Loans for a Series. In addition, the Servicer, if so specified in the related Prospectus Supplement, will act as custodian and will be responsible for maintaining custody of the
                                      Loans and related documentation on behalf of the Trustee. Advances with respect to delinquent payments of principal or interest on a
                                      Loan will be made by the Servicer only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and, unless otherwise specified in the related Prospectus Supplement, reimbursable to the Servicer from scheduled payments of principal and interest, late collections, or from the proceeds of liquidation of the related Loans or from other recoveries relating to such Loans (including any insurance proceeds or payments from other credit support). In performing these functions, the Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or Loans owned or serviced by it. Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor servicer. The Servicer will receive a periodic fee as servicing compensation (the 'Servicing Fee') and may, as specified herein and in the related Prospectus Supplement, receive
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                                       8
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                                      certain additional compensation. See 'SERVICING OF LOANS-- Servicing
                                      Compensation and Payment of Expenses' herein.

FEDERAL INCOME
  TAX CONSIDERATIONS
     A. DEBT SECURITIES
          AND REMIC
          RESIDUAL SECURITIES ..... If (i) an election is made to treat all or a portion of a Trust Fund for a Series as a 'real estate mortgage investment conduit' (a
                                      'REMIC') or (ii) so provided in the related Prospectus Supplement, a
                                      Series of Securities will include one or more Classes of taxable debt obligations under the Internal Revenue Code of 1986, as amended
                                      (the 'Code'). Stated interest with respect to such Classes of
                                      Securities will be reported by a Holder in accordance with the
                                      Holder's method of accounting except that, in the case of Securities constituting 'regular interests' in a REMIC ('Regular Interests'), such interest will be required to be reported on the accrual method regardless of a Holder's usual method of accounting. Securities that are Compound Interest Securities, Zero Coupon Securities or Interest
                                      Only Securities will, and certain other Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Holder will be required to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, the holder may be entitled to make an election to amortize such premium on a constant yield method.

                                    In the case of a REMIC election, a Class of Securities may be treated as REMIC 'residual interests' ('Residual Interests'). A holder of a
                                      Residual Interest will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain
                                      circumstances, the holder of a Residual Interest may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest (i)
                                      except in certain circumstances with respect to a Holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign holder, may not qualify for exemption from or reduction of withholding. In addition, (i) Residual Interests are subject to transfer restrictions and (ii) certain transfers of Residual
                                      Interests will not be recognized for federal income tax purposes.
                                      Further, individual holders are subject to limitations on the deductibility of expenses of the REMIC. See 'CERTAIN FEDERAL INCOME
                                      TAX CONSIDERATIONS.'

     B. NON-REMIC
          PASS-THROUGH
          SECURITIES............... If so specified in the related Prospectus Supplement, the Trust Fund for a Series will be treated as a grantor trust and will not be classified as an association taxable as a corporation for federal income tax purposes and Holders of Securities of such Series
                                      ('Pass-Through Securities') will be treated as owning directly rights to receive certain payments of interest or principal, or both, on the Primary Assets held in the Trust Fund for such Series.
                                      All income with respect to a Stripped Security (as defined herein)
                                      will be accounted for as original issue discount and,
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
                                      unless otherwise specified in the related Prospectus Supplement, will be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income. The holder of a Pass-Through Security must include in income its share of all income of the Trust Fund to the extent such income is allocable to it and may, subject to certain limitations for individual Holders, deduct its share of all expenses of the Trust Fund. See 'CERTAIN
                                      FEDERAL INCOME TAX CONSIDERATIONS.'

     C. OWNER TRUST
          SECURITIES............... If so specified in the Prospectus Supplement, the Trust Fund will be treated as a partnership for purposes of federal and state income tax.
                                      Each Noteholder, by the acceptance of a Note of a given series, will agree to treat such Note as indebtedness, and each
                                      Certificateholder, by the acceptance of a Certificate of a given series, will agree to treat the related Trust as a partnership in which such Certificateholder is a partner for federal income and state tax purposes. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See 'CERTAIN FEDERAL
                                      INCOME TAX CONSIDERATIONS.'

ERISA CONSIDERATIONS............... A fiduciary of any employee benefit plan subject to the Employee
                                      Retirement Income Security Act of 1974, as amended ('ERISA'), or the
                                      Code should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See
                                      'ERISA CONSIDERATIONS.'

LEGAL INVESTMENT................... Unless otherwise specified in the related Prospectus Supplement,
                                      Securities of each Series offered by this Prospectus and the related
                                      Prospectus Supplement will not constitute 'mortgage related securities' under the Secondary Mortgage Market Enhancement Act of
                                      1984 ('SMMEA'). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See 'LEGAL INVESTMENT.'

USE OF PROCEEDS.................... The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related
                                      Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and
                                      (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the
                                      Primary Assets for a Series may be effected by an exchange of
                                      Securities with the Seller of such Primary Assets. See 'USE OF
                                      PROCEEDS.'

RATINGS............................ It will be a requirement for issuance of any Series that the
                                      Securities offered by this Prospectus and the related Prospectus
                                      Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related
                                      Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on Loans or Underlying Loans relating to Private
                                      Securities, as applicable, for a Series may have on the yield to investors in the Securities of such Series. See 'RISK
                                      FACTORS--Rating of Securities.'

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

     Limited Liquidity. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. Lehman Brothers, through one or more of its affiliates, and the other underwriters, if any, specified in the related Prospectus Supplement, presently expect to make a secondary market in the Securities, but have no obligation to do so.

     Limited Assets. The Depositor does not have, nor is it expected to have, any significant assets. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. If payments with respect to the Primary Assets and such other assets securing a Series of Notes, including any Enhancement, were to become insufficient to make payments on such Notes, no other assets would be available for payment of the deficiency.

     The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See 'THE AGREEMENTS--Assignment of Primary Assets' herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Primary Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Primary Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Primary Assets, the Servicer or the Seller, as the case may be, or from a Reserve Fund established to provide funds for such repurchases.

     Enhancement. Although such Enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. See 'ENHANCEMENT.'

     Prepayment and Yield Considerations. The yield to maturity experienced by a holder of Securities may be affected by the rate of payment of principal of the Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans or Underlying Loans relating to the Private Securities, as applicable, which prepayments may be influenced by a variety of factors, (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement and (iii) the exercise by the party entitled thereto of any right of optional termination. See 'DESCRIPTION OF THE SECURITIES--Weighted Average Life of Securities.' Prepayments may also result from repurchases of Loans or Underlying Loans, as applicable, due to material breaches of the Seller's or the Depositor's warranties.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See 'DESCRIPTION OF THE SECURITIES--Payments of Interest.'

     Nature of Mortgages; Properties. Since the Mortgages are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

     There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loan, together with any senior financing on the Properties, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Loans could be higher than those currently experienced in the mortgage lending industry in general.

     Environmental Risks. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator,' for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

     Certain Other Legal Considerations Regarding the Loans. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

     The Loans are also subject to Federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of certain provisions of these Federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. The Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the 'Act') which amended the Truth in Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Loan. If the Trust Fund includes Loans subject to the Act, it will be subject to all of the claims and defenses which the borrower could assert against the Seller. Any violation of the Act which would result in such liability would be a breach of the Seller's representations and warranties, and the Seller would be obligated to cure, repurchase or, if permitted by the Agreement, substitute for the Loan in question. See 'CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS' herein.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the 'Holder in Due Course Rules'), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Rating of the Securities. It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

     Other Considerations. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

     Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. Because the average outstanding principal balances of the Loans are small relative to the size of the loans in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted Loans may also be smaller as a percentage of the principal amount of the Loans than would such net realizations in the case of a typical pool of first mortgage loans.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Each Series of Notes will be issued pursuant to an indenture (the 'Indenture') between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the 'Trustee') with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a 'Pooling and Servicing Agreement' or a 'Trust Agreement') among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

     The Seller may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

     The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

     Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

     Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

     Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account and, net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement, will thereafter be deposited into the Distribution Account and will be available to make payments on Securities of such Series on the next Distribution Date, as the case may be. See 'THE TRUST FUNDS--Collection and Distribution Accounts.'

VALUATION OF THE PRIMARY ASSETS

     If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial 'Asset Value.' Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then principal balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

     The 'Assumed Reinvestment Rate', if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, Deposit Agreement or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OF INTEREST

     The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans or Underlying Loans relating to the Private Securities, as applicable included in the related Trust Fund and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

     Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

     On each Distribution Date for a Series, principal payments will be made to the holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See 'Weighted Average Life of the Securities' below.

SPECIAL REDEMPTION

     If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a 'Special Redemption Date') if, as a consequence of prepayments on the Loans or Underlying Loans, as applicable, relating to such Securities or low yields then available for reinvestment, the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement, that the amount available for the payment of interest that will have accrued on such Securities (the 'Available Interest Amount') through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The Depositor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a 'qualified liquidation' under Section 860F of the Code.

     In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans or Underlying Loans relating to the Private

Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

     There is, however, no assurance that prepayment of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans or Underlying Loans relating to the Private Securities, as applicable. If any Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

     The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased from the Seller composed of (i) the Primary Assets,
(ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement, (iv) any Property that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited in the Collection Account or Distribution Account for a Series as specified in the related Prospectus Supplement.

     The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

     The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in secondary market transactions, not from the issuer of such Private Securities or an affiliate thereof, or, in the case of the Loans, in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a 'Servicing Agreement') between the Trust Fund and Servicer, with respect to a Series of Notes.

     As used herein, 'Agreement' means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a 'Trust Agreement') between the Depositor and the trustee of such Trust Fund specified in the related Prospectus Supplement.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

     Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, to the extent and as specified in the related Prospectus Supplement.

THE LOANS

     Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end and/or revolving home equity loans or certain balances thereof (the 'Closed-End Loans' and 'Revolving Credit Line Loans' and collectively, the 'Mortgage Loans') secured by mortgages primarily on Single Family Properties which may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on the Revolving Credit Line Loans may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Fund for a Series. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. Unless otherwise described in the related Prospectus Supplement, the full principal amount of a Closed-End Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. As more fully described in the related Prospectus Supplement, interest on each Closed-End Loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the Loan Rate thereon and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Unless otherwise described in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     The Mortgaged Properties will include primarily Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings). The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

     The aggregate principal balance of Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

     Unless otherwise specified in the related Prospectus Supplement, the initial Combined Loan-to-Value Ratio of a Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior mortgage loans.

     Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts') originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Mortgaged Property or by purchase money security interest in the Home Improvements financed thereby. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the home improvements (the 'Home Improvements') securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     Unless otherwise specified in the related Prospectus Supplement, the initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

     Additional Information. The selection criteria which shall apply with respect to the Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

     The Loans for a Series may include Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

     The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant (a) the aggregate unpaid principal balance of the Loans (or the aggregate unpaid principal balance included in the Trust Fund for the related Series); (b) the range and weighted average Loan Rate on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Loans;
(d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans; (h) the percentage (by principal balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties, Home Improvements or are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Loans; (j) the percentage of Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Loans; (l) the credit limit utilization rate of any Revolving Credit Line Loans; and (m) the delinquency status and year of origination of the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

     If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

PRIVATE SECURITIES

     General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the 'Underlying Loans') or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

     All purchases of Private Securities for a Series by the Seller or the Depositor will be made in secondary market transactions, not from the issuer of such Private Securities or any affiliate thereof. As a result, no such purchases of Private Securities offered and distributed to the public pursuant to an effective registration statement will be made by the Seller or Depositor for at least ninety days after the initial issuance of such Private Securities.

     Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a 'PS Agreement'). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the 'PS Trustee'). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the 'PS Servicer') directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The sponsor of the Private Securities (the 'PS Sponsor') will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

     The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

     Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

     Additional Information. The Prospectus Supplement for a Series for which the Primary Assets includes Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable, (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, and (D) the minimum and maximum stated maturities of such Underlying Loans at origination; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support, if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

     If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days the initial issuance of such Securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the Trustee will invest the funds in the Collection and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

                                  ENHANCEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of enhancement or combination thereof (collectively, 'Enhancement') in favor of the Trustee on behalf of the holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agency. The Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any of such Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

SUBORDINATE SECURITIES

     If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

INSURANCE

     If stated in the related Prospectus Supplement, Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

     Pool Insurance Policy. If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will obtain a pool insurance policy for the Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default, but will not cover the portion of the principal balance of any Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Property or (ii) upon transfer of such Property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Property. Any amount paid as the cost of repair of such Property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the Property with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such Property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See 'CERTAIN LEGAL ASPECTS OF LOANS.' If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the 'bankruptcy bond') covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

RESERVE FUNDS

     If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Enhancer with respect to such Series (the 'Reserve Funds') cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

     Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

     Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

DEPOSIT AGREEMENT

     If specified in a Prospectus Supplement, the Depositor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

                               SERVICING OF LOANS

GENERAL

     Customary servicing functions with respect to Loans comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement, arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

     If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ('Escrow Accounts') with respect to Loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the 'Collection Account') in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency.

     Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before such Cut-off
Date):

          (i) All payments on account of principal, including prepayments, on such Primary Assets;

          (ii) All payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

          (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ('Liquidation Proceeds'), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

          (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

          (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

          (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

          (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

          (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

          (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

          (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for such Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

          (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

          (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

          (vi) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

          (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

ADVANCES AND LIMITATIONS THEREON

     The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligations may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Property, to the extent available.

     The standard hazard insurance policies covering Properties securing Loans typically will contain a 'coinsurance' clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including the improvements on any Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of the Properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Property.

     Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(ii) the outstanding principal balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

REALIZATION UPON DEFAULTED LOANS

     The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that: (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer shall liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

     The Servicer may arrange with the obligor on a defaulted Loan, a modification of such Loan (a 'Modification') to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Loan under the applicable 'due-on-sale' clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the 'Servicing Fee') in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted Loans.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

     When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

     Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement, throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     In the event of an Event of Default under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under 'THE AGREEMENTS--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement' herein.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement, provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

     Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement, or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

     The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

     Assignment of Loans. Unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, a custodian on behalf of the Trustee (the 'Custodian'), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Holders.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee (or the Custodian) the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See 'CERTAIN LEGAL ASPECTS OF THE LOANS--The Home Improvement Contracts.'

     With respect to Loans secured by Mortgages, if so specified in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

     Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Loan Schedule'). Such Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Loan is an adjustable rate Loan, the Lifetime Rate Cap, if any, and the current index.

     Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See 'THE TRUST FUNDS--Private Securities' herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Certificate Schedule'), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depostior had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor or Seller will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, (a) the lesser of (i) the outstanding principal balance of such Primary Asset and (ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement (less any unreimbursed Advances respecting such Primary Asset), provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the 'Deleted Primary Asset') and substitute in its place one or more other Primary Assets (each, a 'Qualifying Substitute Primary Asset') provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and
(ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

     Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Holders),
(ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

     The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or Seller of such Primary Assets. See 'RISK FACTORS--Limited Assets.'

     No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

     The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (i) the amount of principal distributed to holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

          (ii) the amount of interest distributed to holders of the related Securities and the current interest on such Securities;

          (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to holders of such Securities;

          (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

          (v) the amount received under any related Enhancement, and the remaining amount available under such Enhancement;

          (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

          (vii) the book value of any REO Property acquired by the related Trust Fund; and

          (viii) such other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i), (ii), and
(iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See 'SERVICING OF LOANS--Evidence as to Compliance' herein.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Loans include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Holders for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Holders and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the Servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

     During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

     Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Holders to the Servicer under the Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity,
(ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities, or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are afffected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

     Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

     No Agreement will provide for the holding of any annual or other meeting of Holders.

REMIC ADMINISTRATOR

     For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset or (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement. The Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a

REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See 'DESCRIPTION OF THE SECURITIES--Optional Purchase or Termination' herein.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Last Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                         CERTAIN LEGAL ASPECTS OF LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

MORTGAGES

     The Loans for a Series will and certain Home Improvement Contracts for a Series may be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as 'mortgage loans'), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the 'Garn-St. Germain Act') preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the 'window period' under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven 'window period states,' five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fathomed include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an

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

instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

     General

     The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as 'contracts') generally are 'chattel paper' or constitute 'purchase money security interests' each as defined in the Uniform Commercial Code (the 'UCC'). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements

     The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Enforcement of Security Interest in Home Improvements

     So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws

     The so-called 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ('Title V'), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

     The Loans may also consist of installment contracts. Under an installment contract ('Installment Contract') the seller (hereinafter referred to in this section as the 'lender') retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the 'borrower') for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Certificates of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans or Underlying Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans or Underlying Loans had such interest shortfall not occurred.

                                 THE DEPOSITOR

GENERAL

     The Depositor was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned subsidiary of LCPI, which is a wholly-owned subsidiary of Lehman Brothers, a wholly-owned subsidiary of Holdings. The Depositor's principal executive offices are located at Three World Financial Center, New York, New York 10285. Its telephone number is (212) 298-2000.

     The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ('Depositor Securities') collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with
(i) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property, (ii) credit card purchases or cash advances, (iii) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles, (iv) trade financings,
(v) loans secured by certain first or junior mortgages on real estate, (vi) loans to employee stock ownership plans and (vii) any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the Depositor provides that any Depositor Securities, except for subordinated Depositor Securities, must be rated in one of the four highest categories by a nationally recognized rating agency.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advise of Brown & Wood LLP, special counsel to the Depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ('REMIC') under the Internal Revenue Code of 1986, as amended (the 'Code'); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

     As used herein, the term 'U.S. Person' means a citizen or resident of the United States, a corporation or partnership (including an entity treated as a partnership or corporation for federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia (other than a partnership that is not treated as a United States, person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. persons as well.

TAXATION OF DEBT SECURITIES

     Status as Real Property Loans. Except to the extent provided otherwise in a Supplement as to each Series of Securities Brown & Wood LLP will have advised the Depositor that: (i) Securities held by a domestic building and loan association will constitute 'loans . . . secured by an interest in real property' within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code section 856(c) and interest on Securities will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code section 856(c).

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ('Regular Interest Securities') are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with

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their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as 'Debt Securities.'

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with 'original issue discount' ('OID'). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the 'OID Regulations'). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities and specifically state that the calculation of OID accrual provided for does not apply to instruments subject to Code Section 1272(a)(6) such as REMIC regular interests.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest.'

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of

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the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a 'qualified floating rate,' an 'objective rate,' or a combination of 'qualified floating rates' that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the 'daily portions' of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a 'Pay-Through Security'), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the 'Prepayment Assumption'). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

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

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under '--Tax Status as a Grantor Trust; General' herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ('Interest Weighted Securities'). The Depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See '--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities.'

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of 'market discount' (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

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

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Regulations concerning the amortization of premium have been proposed, but those proposed regulations excluded Pay-Through Securities from their application and no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued or proposed. However, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Brown & Wood LLP, special counsel to the Depositor, if one or more REMIC elections are made with respect to a Series of Securities, then for each REMIC created under the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as 'Regular Interests' or 'Residual Interests' in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute 'a regular or a residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, 'loans secured by an interest in real property,' and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c), and income with respect to the Securities will be considered 'interest on obligations secured by mortgages on real

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

property or on interests in real property' within the meaning of Code Section 856(c) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets. If multiple REMIC elections are made, the REMICs, in general, will be treated as one REMIC for purposes of applying the foregoing tests.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a 'single class REMIC,' however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a 'pass-through interest holder' (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other 'miscellaneous itemized deductions' of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds an applicable amount (which amount is adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a 'pass-through interest holder' (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular

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Interest Securities in the same manner that the holders of the Regular Interest
Securities include such discount in income, but without regard to the de minimis rules. See 'Taxation of Debt Securities' above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a 'prohibited transaction.' For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a Certificate representing a residual interest (a 'Residual Interest Security') will take into account the 'daily portion' of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any

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

disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of 'excess inclusion' income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as 'portfolio interest' and is subject to certain additional limitations. See 'Tax Treatment of Foreign Investors.'

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ('thrift institutions') to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift savings associations, repealed the application of Code section 593 (d) to any taxable year beginning after December 31, 1995.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See '--Restrictions on Ownership and Transfer of Residual Interest Securities' and '--Tax Treatment of Foreign Investors' below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any 'Disqualified Organization.' Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a 'noneconomic residual interest,' as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a 'noneconomic residual interest' unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See '--Tax Treatment of Foreign Investors.'

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the Internal Revenue Service recently finalized regulations which provide that a Residual Interest acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related Prospectus Supplement if a REMIC or partnership election is not made, in the opinion of Brown & Wood LLP, special counsel to the Depositor, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, 'Pass-Through Securities'). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ('Stripped Securities'), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the 'Servicing Fee')), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent 'reasonable' compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds an applicable amount (which amount is adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimi exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See '--Taxation of Debt Securities; Market Discount' and '--Premium' above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ('Ratio Strip Securities') may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees ('excess servicing') will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e. 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the 'Cash Flow Bond Method'), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, it is unclear whether the Code specifically covers instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments 'secured by' those loans but the Taxpayer Relief Act of 1997 provides that for tax years beginning after August 5, 1997, a prepayment assumption should be used for a pool of debt instruments the yield on which may be effected by reason of prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Mortgage Loans as payments on a single installment obligation. The Internal Revenue Service could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income. The Taxpayer Relief Act of 1997 also extended the rule that payments received in retirement of a debt instrument are treated as amounts received in exchange therefor, to debt instruments issued by natural persons. It is unclear whether this rule would cause losses on Pay-Through Securities resulting from prepayments to be treated as capital losses.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities may be considered to represent 'real estate assets' within the meaning of Section 856(c) of the Code, and 'loans secured by an interest in real property' within the meaning of
Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent 'interest on obligations secured by mortgages on real property or on interests in real property' with the meaning of
Section 856(c) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and therafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisor concerning these tax law changes.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to 'backup withholding' at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ('TIN'); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other 'reportable payments' as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). On October 6, 1997, the Treasury Department issued new regulations (the 'New Withholding Regulations') which make certain modifications to the backup withholding and information reporting rules described above. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Holders should consult their tax advisers as to their current qualification for exemption from backup withholding and the procedure for obtaining the exemption, as well as any future changes as a result of the New Withholding Regulations.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be 'effectively connected' with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ('Nonresidents'), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as 'portfolio interest.' It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See '--Excess Inclusions.'

     In addition, prospective Foreign Investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See 'Miscellaneous Tax Aspects--Backup Withholding'.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for 'qualified stated interest' under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a 'Short-Term Note') may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a 'foreign person') generally will be considered 'portfolio interest', and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a '10 percent shareholder' of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a 'controlled foreign corporation' with respect to which the Trust or the Seller is a 'related person' within the meaning of the Code and
(ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In addition, prospective Foreign Holders are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See 'Miscellaneous Tax Aspects--Backup Withholding'.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     In addition, prospective investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See 'Miscellaneous Tax Aspects--Backup Withholding'.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Company, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the Depositor, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, certain tax-exempt entities (including pension funds) would earn 'unrelated business taxable income' if the instrument they purchased was subordinated to an instrument properly treated as debt, income to foreign holders generally would be subject to U.S. tax and U.S. tax

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return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

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     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute 'unrelated business taxable income' generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, a sale or exchange of 50 percent or more of the capital and profits in the Trust Fund within a 12-month period would cause a deemed contribution of assets of the Trust Fund (the 'old partnership') to a new partnership (the 'new partnership') in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last

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

day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged

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

in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered 'portfolio interest.' As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments. In addition, prospective investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See 'Miscellaneous Tax Aspects--Backup Withholding'.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a 'backup' withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. In addition, prospective investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See 'Miscellaneous Tax Aspects--Back Withholding'.

FASIT SECURITIES

  General

     The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series FASIT. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

  Qualification as a FASIT

     The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the 'regular interests' and the 'ownership interests,' respectively, if (i) a FASIT election is in

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effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in Section 851(a) of the Code.

  Asset Composition

     In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of 'permitted assets' as of the close of the third month beginning after the closing date and at all times thereafter (the 'FASIT Qualification Test'). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ('IO') type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

  Interests in a FASIT

     In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the Service plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). See 'Certain Federal Income Tax Consequences--Taxation of Debt Securities--Variable Rate Debt Securities.'

     If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a 'High-Yield Interest.' In addition, if a FASIT Security fails to meet the requirement of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ('Eligible Corporations'), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See 'Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests.'

  Consequences of Disqualification

     If a Series FASIT fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxation as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good

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

faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

  Tax Treatment of FASIT Regular Securities

     General. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See 'Federal Income Tax Consequences--Taxation of Debt Securities,' '--Market Discount,' and '--Premium' above. High-Yield Securities may be held only by fully taxable domestic C corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

     If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See 'Certain Federal Income Tax Consequences--Sale or Exchange.' In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies on the underlying Assets, the holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). However, the timing and character of such losses in income are uncertain. See 'Federal Income Tax Consequences--Taxation of Debt Instruments--Effects of Default and Delinquencies.'

     FASIT Regular Securities held by a REIT will qualify as 'real estate assets' within the meaning of section 856(c)(5) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a 'domestic building and loan association' will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See 'Certain Federal Income Tax Consequences--Taxation of Debt Securities--Status as Real Property Loans.' In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as 'Government securities' for either REIT or RIC qualification purposes.

  Treatment of High-Yield Interests

     High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

     The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a

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pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

  Tax Treatment of FASIT Ownership Securities

     A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See 'Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests.'

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool, that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

     The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any 'prohibited transactions.' Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT, and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

  Backup Withholding, Reporting and Tax Administration

     Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See 'Certain Federal Income Tax Consequences--Miscellaneous Tax Aspects--Backup Withholding.' For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

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                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in 'Certain Federal Income Tax Considerations,' potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA') and the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code ('Plans'), and on persons who are parties in interest or disqualified persons ('parties in interest') with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ('prohibited transactions') involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

     The United States Department of Labor ('DOL') has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an 'equity interest' will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Primary Assets and any other assets held by the Trust Fund. In such an event, persons providing services with respect to the assets of the Trust Fund, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

     One such exception applies if the interest described is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be 'equity interests' under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

     Another such exception applies if the class of equity interests in question is: (i) 'widely held' (held by 100 or more investors who are independent of the Depositor and each other); (ii) freely transferable; and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ('Publicly Offered Securities'). In

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

addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the Depositor or the Trust Fund are held by investors other than benefit plan investors (which is defined as including plans subject to ERISA, government plans and individual retirement accounts), the investing Plan's assets will not include any of the underlying assets of the Depositor or the Trust Fund.

     An additional exemption may also be available. On February 22, 1991, the DOL granted to Lehman Brothers an administrative exemption, Prohibited Transaction Exemption 91-14 (Application No. D-7958, 56 Fed. Reg. 75414) (the 'Exemption'), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. These securities should include the Certificates, and depending upon the particular characteristics of a Series, may include the Notes. The obligations covered by the Exemption include obligations such as the Primary Assets (other than Private Securities which are not insured or guaranteed by the United States or an agency or instrumentality thereof, or Home Improvement Contracts that are unsecured). The Exemption will apply to the acquisition, holding and resale of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (i) The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (ii) The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust;

          (iii) The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group ('Standard & Poor's'), Moody's Investors Service, Inc. ('Moody's'), Duff & Phelps Inc. ('D&P') or Fitch Investors Service, Inc. ('Fitch');

          (iv) The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

          (v) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

          (vi) The Plan investing in the Securities is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The trust also must meet the following requirements:

          (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

          (ii) securities in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of securities; and

          (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each Class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least

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

fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in Securities does not exceed twenty-five (25) percent of all of the Securities outstanding after the acquisition; and (iv) no more than twenty-five (25) percent of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the underwriters of the Securities, the Trustee, the Servicer, any obligor with respect to obligations included in a Trust Fund constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust Fund, or any affiliate of such parties (the 'Restricted Group').

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Exemption to the purchase and holding of the Securities and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute 'mortgage-related securities' within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The Depositor may offer each Series of Securities through Lehman Brothers Inc. ('Lehman Brothers') or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Lehman Brothers is an affiliate of the Depositor.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities will be passed upon for the Depositor by Brown & Wood LLP, New York, New York.

                             ADDITIONAL INFORMATION

     Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C. Copies may be obtained at rates prescribed by the Commission upon request to the Commission, and may be inspected, without charge, at the offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. See 'Available Information.'

                               GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a 'Supplemental Glossary' in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the

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related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more compete definition of such terms.

     'Accrual Termination Date' means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

     'Advance' means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Loan, and for any other purposes specified in the related Prospectus Supplement.

     'Agreement' means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     'Appraised Value' means, with respect to property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Loan or sales price of such mortgaged property at such time.

     'Asset Group' means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

     'Assumed Reinvestment Rate' means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the 'Assumed Reinvestment Rate' for funds held in any fund or account for the Series.

     'Available Distribution Amount' means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

     'Bankruptcy Code' means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     'Business Day' means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

     'Certificate' means the Asset-Backed Certificates.

     'Class' means a Class of Securities of a Series.

     'Closing Date' means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

     'Code' means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

     'Collection Account' means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Primary Assets.

     'Combined Loan-to-Value Ratio' means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

     'Commission' means the Securities and Exchange Commission.

     'Compound Interest Security' means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

     'Compound Value' means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance

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

thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

     'Condominium' means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     'Condominium Association' means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     'Condominium Building' means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     'Condominium Loan' means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

     'Condominium Unit' means an individual housing unit in a Condominium Building.

     'Cooperative' means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

     'Cooperative Dwelling' means an individual housing unit in a building owned by a Cooperative.

     'Cooperative Loan' means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

     'Cut-off Date' means the date designated as such in the related Prospectus Supplement for a Series.

     'Debt Securities' means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

     'Deferred Interest' means the excess of the interest accrued on the outstanding principal balance of a Loan during a specified period over the amount of interest required to be paid by an obligor on such Loan on the related Due Date.

     'Deposit Agreement' means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     'Depositor' means Lehman ABS Corporation.

     'Disqualified Organization' means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     'Distribution Account' means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

     'Distribution Date' means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     'Due Date' means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

     'Eligible Investments' means any one or more of the obligations or securities described as such in the related Agreement.

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     'Enhancement' means the enhancement for a Series, if any, specified in the related Prospectus Supplement.

     'Enhancer' means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

     'ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

     'Escrow Account' means an account, established and maintained by the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

     'FHLMC' means the Federal Home Loan Mortgage Corporation.

     'Final Scheduled Distribution Date' means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

     'FNMA' means the Federal National Mortgage Association.

     'Holder' means the person or entity in whose name a Security is registered.

     'Home Improvements' means the home improvements financed by a Home Improvement Contract.

     'Home Improvement Contract' means any home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby.

     'HUD' means the United States Department of Housing and Urban Development.

     'Indenture' means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

     'Index' means the index applicable to any adjustments in the Loan Rates of any adjustable rate Loans.

     'Insurance Policies' means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

     'Insurance Proceeds' means amounts paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

     'Interest Only Securities' means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

     'IRS' means the Internal Revenue Service.

     'LCPI' means Lehman Commercial Paper Inc.

     'Lehman Brothers' means Lehman Brothers Inc.

     'Lifetime Rate Cap' means the lifetime limit, if any, on the Loan Rate during the life of each adjustable rate Loan.

     'Liquidation Proceeds' means amounts received by the Servicer in connection with the liquidation of a Loan, net of liquidation expenses.

     'Loan Rate' means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

     'Loans' means Mortgage Loans and/or Home Improvement Contracts, collectively. A Loan refers to a specific Mortgage Loan or Home Improvement Contract, as the context requires.

     'Loan-to-Value Ratio' means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement.

     'Minimum Rate' means the lifetime minimum Loan Rate during the life of each adjustable rate Loan.

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     'Minimum Principal Payment Agreement' means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

     'Modification' means a change in any term of a Loan.

     'Mortgage' means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

     'Mortgage Loan' means a closed-end and/or revolving home equity loan or balance thereof and/or loans of which the proceeds have been applied to the purchase of the related Mortgaged Property, in each case secured by a Mortgaged Property.

     'Mortgage Note' means the note or other evidence of indebtedness of a Mortgagor under the Loan.

     'Mortgagor' means the obligor on a Mortgage Note.

     '1986 Act' means the Tax Reform Act of 1986.

     'Notes' means the Asset-Backed Notes.

     'Notional Amount' means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

     'PAC' ('Planned Amortization Class Securities') means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

     'Participating Securities' means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

     'Pass-Through Security' means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

     'Pay Through Security' means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayments on the underlying Primary Assets.

     'Person' means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     'Pooling and Servicing Agreement' means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer (if such Series relates to Loans) and the Trustee.

     'Primary Assets' means the Private Securities and/or Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Loan, as the case may be.

     'Principal Balance' means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

     'Principal Only Securities' means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

     'Private Security' means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

     'Property' means either a Home Improvement or a Mortgaged Property securing a Loan, as the context requires.

     'PS Agreement' means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

     'PS Servicer' means the servicer of the Underlying Loans.

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     'PS Sponsor' means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

     'PS Trustee' means the trustee designated under a PS Agreement.

     'Qualified Insurer' means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

     'Rating Agency' means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

     'Regular Interest' means a regular interest in a REMIC.

     'REMIC' means a real estate mortgage investment conduit.

     'REMIC Administrator' means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     'REMIC Provisions' means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     'REO Property' means real property which secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

     'Reserve Fund' means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

     'Residual Interest' means a residual interest in a REMIC.

     'Retained Interest' means, with respect to a Primary Asset, the amount or percentaged specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

     'Scheduled Payments' means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

     'Securities' means the Notes or the Certificates.

     'Seller' means the seller of the Primary Assets to the Depositor identified in the related Prospectus Supplement for a Series.

     'Senior Securityholder' means a holder of a Senior Security.

     'Senior Securities' means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

     'Series' means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

     'Servicer' means, with respect to a Series relating to Loans, the Person if any, designated in the related Prospectus Supplement to service Loans for that Series, or the successors or assigns of such Person.

     'Single Family Property' means property securing a Loan consisting of one-to four-family attached or detached residential housing, including Cooperative Dwellings.

     'Stripped Securities' means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

     'Subordinate Securityholder' means a Holder of a Subordinate Security.

     'Subordinated Securities' means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

     'Trustee' means the trustee under the applicable Agreement and its successors.

     'Trust Fund' means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement, or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account, Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Enhancement and all other property and interests held by or pledged to the Trustee pursuant to the related Agreement for such Series.

     'UCC' means the Uniform Commercial Code.

     'Underlying Loans' means home equity loans of the type eligible to be Loans underlying or securing Private Securities.

     'Variable Interest Security' means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

     'Zero Coupon Security' means a Security entitled to receive payments of principal only.

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===============================================================================
     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                             ---------------------

                               TABLE OF CONTENTS

                                                        PAGE
                                                        -----
PROSPECTUS SUPPLEMENT
Summary...............................................    S-4
Risk Factors..........................................   S-14
The Master Servicer...................................   S-17
The Servicer..........................................   S-18
The Special Servicer..................................   S-19
Aames Capital Corporation's Loan Program..............   S-20
Description of the Mortgage Loans.....................   S-22
Prepayment and Yield Considerations...................   S-33
Description of the Certificates.......................   S-39
Pooling and Servicing Agreement.......................   S-53
Description of the Mortgage Loan Purchase Agreement...   S-62
Use of Proceeds.......................................   S-63
Certain Federal Income Tax Considerations.............   S-63
State Taxes...........................................   S-67
ERISA Considerations..................................   S-67
Legal Investment Considerations.......................   S-68
Underwriting..........................................   S-69
Legal Matters.........................................   S-69
Ratings...............................................   S-70
Index of Defined Terms................................   S-71
Annex I...............................................  A-I-1

PROSPECTUS
Prospectus Supplement.................................      2
Available Information.................................      2
Reports to Holders....................................      2
Incorporation of Certain Documents by Reference.......      2
Summary of Terms......................................      3
Risk Factors..........................................     11
Description of the Securities.........................     14
The Trust Funds.......................................     17
Enhancement...........................................     22
Servicing of Loans....................................     24
The Agreements........................................     30
Certain Legal Aspects of Loans........................     38
The Depositor.........................................     46
Use of Proceeds.......................................     46
Certain Federal Income Tax Considerations.............     47
State Tax Considerations..............................     69
ERISA Considerations..................................     69
Legal Investment......................................     71
Plan of Distribution..................................     71
Legal Matters.........................................     71
Additional Information................................     71
Glossary of Terms.....................................     71

===============================================================================

===============================================================================

                               LEHMAN HOME EQUITY
                               LOAN TRUST 1998-2
                                  $209,850,000

 $101,344,000 CLASS A-1  VARIABLE RATE CERTIFICATES
  $64,437,000 CLASS A-2  VARIABLE RATE CERTIFICATES
  $15,739,000 CLASS M-1  VARIABLE RATE CERTIFICATES
  $13,640,000 CLASS M-2  VARIABLE RATE CERTIFICATES
  $14,690,000 CLASS B-1  VARIABLE RATE CERTIFICATES


                                HOME EQUITY LOAN
                           ASSET-BACKED CERTIFICATES
                                 SERIES 1998-2


                            Lehman ABS Corporation,
                                  as Depositor


                    ---------------------------------------
                             PROSPECTUS SUPPLEMENT
                                 June 16, 1998
                    ---------------------------------------

                                LEHMAN BROTHERS

==============================================================================